     As filed with the Securities and Exchange Commission on October 9, 2002

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------
                                AmeriCredit Corp.
             (Exact name of registrant as specified in its charter)

              Texas                                             75-2291093
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                      AmeriCredit Financial Services, Inc.

            Delaware                                            75-2439888
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                      Americredit Corporation of California

           California                                           33-0011256
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                              ACF Investment Corp.

            Delaware                                            75-2442194
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                         AmeriCredit Management Company

            Delaware                                            75-2788787
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                      AmeriCredit Consumer Discount Company

          Pennsylvania                                          75-2883750
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                         AmeriCredit Service Center Ltd.

         Ontario, Canada                                        866047046
  (State or Other Jurisdiction                                  (Canadian
of Incorporation or Organization)                            Business Number)

                       AmeriCredit Flight Operations, LLC

              Texas                                             75-2931810
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                              AmeriCredit NS I Co.

       Nova Scotia, Canada                                       859921132
  (State or Other Jurisdiction                                   (Canadian
of Incorporation or Organization)                             Business Number)

                              AmeriCredit NS II Co.

       Nova Scotia, Canada                                       859921330
  (State or Other Jurisdiction                                   (Canadian
of Incorporation or Organization)                             Business Number)

                  AmeriCredit Financial Services of Canada Ltd.

         Ontario, Canada                                         866121080
  (State or Other Jurisdiction                              (Canadian Business
of Incorporation or Organization)                                 Number)

                                      6199
                          (Primary Standard Industrial
                           Classification Code Number)

                          801 Cherry Street, Suite 3900
                             Fort Worth, Texas 76102
                                 (817) 302-7000

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ---------------------
                                 Daniel E. Berce
                             Chief Financial Officer
                                AmeriCredit Corp.
                          801 Cherry Street, Suite 3900
                             Fort Worth, Texas 76102
                                 (817) 302-7000

            (Name, address, including zip code, and telephone number,
                   including area code, of Agent for service)

                                   Copies to:
                                L. Steven Leshin
                              Jenkens & Gilchrist,
                           a Professional Corporation
                          1445 Ross Avenue, Suite 3200
                               Dallas, Texas 75202

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                              ---------------------

                                          CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                         Proposed maximum      Proposed maximum     Amount of
       Title of each class of             Amount to     offering price per        aggregate        Registration
     Securities to be registered        be registered        unit (1)         offering price (1)       fee
-----------------------------------------------------------------------------------------------------------------
9 1/4% Senior Notes due 2009             $175,000,000           100%             $175,000,000        $16,100
-----------------------------------------------------------------------------------------------------------------
AmeriCredit Financial Services, Inc.
Americredit Corporation of
     California
ACF Investment Corp.
AmeriCredit Management
     Company
AmeriCredit Consumer
     Discount Company
AmeriCredit Service Center Ltd.
AmeriCredit Flight Operations, LLC
AmeriCredit NS I Co.
AmeriCredit NS II Co.
AmeriCredit Financial Services of
     Canada Ltd.
     Guarantees (2)

                                         $175,000,000           100%             $175,000,000             (3)
=================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2) Each of these subsidiaries of AmeriCredit Corp. has guaranteed the Notes being registered pursuant hereto.
(3) Pursuant to Rule 457(n), no separate fee is payable with respect to guarantees of the Notes being registered.

     The Co-Registrants, hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED OCTOBER 9, 2002

                                AMERICREDIT CORP.
                              OFFER TO EXCHANGE ALL
                    OUTSTANDING 9 1/4% SENIOR NOTES DUE 2009
                   ($175,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                       FOR
                     REGISTERED 9 1/4% SENIOR NOTES DUE 2009

     We are offering to exchange all of our outstanding 9 1/4% Senior Notes due 2009 ("Old Notes") for our registered 9 1/4% Senior Notes due 2009 ("New Notes"). The Old Notes and New Notes are collectively referred to as the "Notes." The Old Notes were issued on June 19, 2002. The terms of the New Notes are identical to the terms of the Old Notes except that the New Notes are registered under the Securities Act of 1933, as amended, and therefore are freely transferable.

     Please consider the following:

     - You should carefully review the risk factors beginning on page 12 of this prospectus.

     - Our offer to exchange Old Notes for New Notes will be open until 5:00 p.m., New York City time, on _________, 2002, unless we extend the offer.

     - You should also carefully review the procedures for tendering the Old Notes beginning on page 28 of this prospectus.

     - If you fail to tender your Old Notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

     - No public market currently exists for the Notes. We do not intend to list the New Notes on any securities exchange and, therefore, no active public market is anticipated.

     Information about the Notes:

     -    The Notes will mature on May 1, 2009.

     - We will pay interest on the Notes semi-annually on May 1 and November 1 of each year, beginning November 1, 2002 at the rate of 9 1/4% per annum.

     - We may redeem the Notes on or after May 1, 2006 at certain rates set forth on page 74 of this prospectus.

     - We also have the option until May 1, 2005, to redeem up to 35% of the original aggregate principal amount of the Notes with the net proceeds of certain equity offerings.

     - The Notes are unsecured obligations and are subordinated to our existing and future senior debt.

     - The Notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis by certain of our subsidiaries.

     - If we undergo a change of control or sell certain of our assets, we may be required to offer to purchase Notes from you.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                 THE DATE OF THIS PROSPECTUS IS OCTOBER 9, 2002

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION ...............................................   ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ...................................   ii
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS .........................  iii
PROSPECTUS SUMMARY ................................................................    1
HISTORICAL CONSOLIDATED FINANCIAL DATA ............................................   10
RISK FACTORS ......................................................................   12
USE OF PROCEEDS ...................................................................   24
THE EXCHANGE OFFER ................................................................   25
CAPITALIZATION ....................................................................   33
SELECTED CONSOLIDATED FINANCIAL DATA ..............................................   34
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
   OPERATIONS .....................................................................   36
BUSINESS ..........................................................................   56
MANAGEMENT ........................................................................   63
PRINCIPAL SHAREHOLDERS ............................................................   70
DESCRIPTION OF THE NEW NOTES ......................................................   72
DESCRIPTION OF OTHER DEBT .........................................................  101
REGISTRATION RIGHTS ...............................................................  106
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ...........................  108
PLAN OF DISTRIBUTION ..............................................................  108
LEGAL MATTERS .....................................................................  109
EXPERTS ...........................................................................  109
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS ........................................  F-1

                                      (i)

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Our Commission filings are available to the public over the Internet at the Commission's website at http://www.sec.gov. You may also read and copy any document we file at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Commission's public reference room in Washington, D.C. by calling the Commission at 1-800-SEC-0330. We also file such information with the New York Stock Exchange, Inc., and such information may also be read and copied at the public reference room of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     We have filed with the Commission a registration statement on Form S-4 under the Securities Act with respect to our offering of New Notes. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement on Form S-4. You will find additional information about us and the New Notes in the registration statement on Form S-4. All statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed by us with the Commission.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THE MATTERS WE DISCUSS IN THIS PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS WE INCORPORATE HEREIN BY REFERENCE. IF YOU ARE GIVEN ANY INFORMATION OR REPRESENTATIONS ABOUT THESE MATTERS THAT IS NOT DISCUSSED OR INCORPORATED IN THIS PROSPECTUS, YOU MUST NOT RELY ON THAT INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES ANYWHERE OR TO ANYONE WHERE OR TO WHOM WE ARE NOT PERMITTED TO OFFER OR SELL SECURITIES UNDER APPLICABLE LAW. OUR AFFAIRS MAY HAVE CHANGED SINCE THE DATE OF THIS PROSPECTUS. WE CANNOT ASSURE YOU THAT THE INFORMATION IN THIS PROSPECTUS OR IN THE DOCUMENTS WE INCORPORATE HEREIN BY REFERENCE IS CORRECT AFTER THIS DATE.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We "incorporate by reference" into this prospectus the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the Commission will automatically update and supersede this prospectus. We have filed the following documents and incorporate them into and as a part of this prospectus:

     (1) our Annual Report on Form 10-K for the fiscal year ended June 30, 2002;

     (2)  our reports on Form 8-K, filed September 17, 2002 and September 30,
          2002;

     (3) the description of the common stock contained in our Form 8-A, dated October 4, 1989, including any amendment or report filed to update this description; and

     (4) the description of our preferred stock contained in our Form 8-A12B, dated August 29, 1997, including any amendment or report filed to update this description.

     Each document that we file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of this exchange offer will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document

                                      (ii)
which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the respective dates of those documents we incorporate herein by reference, regardless of the time of delivery of this prospectus. You should rely on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, on request, a copy of any or all of the foregoing documents incorporated in this prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written or telephone requests for such copies should be directed to AmeriCredit Corp., 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102, Attention: Daniel E. Berce, telephone: 817-302-7000.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain certain forward-looking statements about our financial condition, results of operations and business. These statements may be made expressly in this document, or may be "incorporated by reference" to other documents we have filed with the Commission. You can find many of these statements by looking for words such as "will," "believes," "expects," "anticipates," "estimates," "intends," "projects," "likely," "future" or similar expressions used in this prospectus or documents incorporated in this prospectus, although not all forward-looking statements contain such identifying words.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the risk factors contained in the section entitled "Risk Factors" and in our Annual Report on Form 10-K for the year ended June 30, 2002 and the following:

     - our continued reliance on our warehouse facilities, securitization program and credit enhancement arrangements;

     - our ability to make payments of principal and interest on, or refinance, our substantial indebtedness;

     - our exposure to the risk of increases in defaults and prepayments of contracts purchased and held by us prior to their securitization and the subsequent performance of receivables held in securitization trusts;

     - changes in the delinquency, default and loss rates on the receivables included in each securitization trust;

     -    failure to implement our business strategy;

     -    the high degree of risk associated with non-prime borrowers;

     - general economic conditions, including wholesale auction values, interest rates and labor market conditions;

     -    our ability to successfully compete in our industry; and

     - our ability to maintain the material licenses and permits required for our operations.

                                     (iii)

     Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such document.

     We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements.

                                      (iv)

                               PROSPECTUS SUMMARY

         IN THIS PROSPECTUS, THE WORDS "AMERICREDIT" AND "COMPANY" REFER TO AMERICREDIT CORP., THE ISSUER OF THE OLD NOTES AND THE NEW NOTES, AND ITS SUBSIDIARIES. THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT THE COMPANY AND THIS EXCHANGE OFFER. IT DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THIS EXCHANGE OFFER, WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO.

                               The Exchange Offer

         We completed on June 19, 2002, the private offering of $175.0 million of 9 1/4% Senior Notes due 2009. We entered into a registration rights agreement with the initial purchasers in the private offering of such Old Notes in which we agreed, among other things, to file a registration statement with the Commission within 90 days of June 19, 2002, to use our best efforts to cause the registration statement to be declared effective by the Commission within 150 days of June 19, 2002 and to use our best efforts to complete this exchange offer within 30 business days of when the registration statement is declared effective by the Commission. You are entitled to exchange in this exchange offer Old Notes that you hold for registered New Notes with substantially identical terms. If we fail to timely file the registration statement, the registration statement is not timely declared effective or we fail to timely complete this exchange offer, then the interest rates on such Old Notes will increase by up to 0.50%. You should read the discussion under the headings "-Summary of the Terms of the New Notes," "Description of the New Notes" and "Registration Rights" for further information regarding the New Notes.

         We believe that the New Notes to be issued in this exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the headings "-Summary of the Terms of the Exchange Offer" and "The Exchange Offer" for further information regarding this exchange offer and resale of the New Notes.

                                   The Company

Our Business

      We are a consumer finance company specializing in purchasing, retaining and subsequently securitizing and servicing retail automobile installment sales contracts originated by franchised and select independent dealers in connection with the sale of used and new automobiles. We also, to a lesser extent, make loans directly to consumers for the purchase of automobiles. Our automobile loan programs are designed to serve borrowers with limited credit histories, modest incomes or those who have experienced prior credit difficulties, otherwise known as non-prime borrowers. With the use of proprietary credit scoring models, we underwrite contracts on a decentralized basis through a branch office network. These credit scoring models, combined with experienced underwriting personnel, enable us to implement a risk-based pricing approach to structuring and underwriting individual contracts. Our centralized risk management department monitors these underwriting strategies and portfolio performance to balance credit quality and profitability objectives. We service our loan portfolio at centralized facilities located in Arlington, Texas, Tempe, Arizona, Charlotte, North Carolina, Jacksonville, Florida and Peterborough, Ontario using automated loan servicing and collection systems.

      We had 251 branch offices as of June 30, 2002. We have been able to increase our aggregate volume of automobile installment sales contracts purchased to $8.9 billion in fiscal 2002 from $18.3 million in fiscal 1993. For fiscal 2002, the average principal amount financed was $16,428 and the weighted average annual percentage rate of contracts we originated was 17.7%.

      We generate earnings and cash flow primarily through the purchase or origination, retention, subsequent securitization and servicing of automobile receivables. To fund the acquisition of receivables prior to securitization we use warehouse facilities. We earn finance charge income and pay warehouse interest expense while receivables are held on our balance sheet prior to securitization. In each securitization, we sell automobile receivables to a trust that, in turn, sells asset-backed securities to investors. Both our warehouse facilities and our securitizations require us to create and maintain credit enhancement in the form of cash or overcollateralization. Historically, except for two securitization transactions in fiscal 1995, we have recognized a gain on the sale of the receivables to our securitization trusts, while retaining the right to receive excess cash flow distributions from the trusts resulting from the difference between the interest received from the consumer obligors on the receivables and the interest on the asset-backed securities paid to investors, net of losses and expenses. Prior to the time when we begin to receive excess cash flow distributions from our securitization trusts, all excess cash flow is utilized to fund credit enhancement requirements to protect investors in the asset-backed securities from losses. Once predetermined credit enhancement requirements are reached and maintained, excess cash flow is distributed to us. In addition to excess cash flow, we earn servicing fees of 2.25% per annum of the outstanding principal balance of domestic receivables securitized. Since our first securitization transaction in December 1994, we have securitized approximately $26.0 billion of automobile receivables in private and public offerings of asset-backed securities.

      In September 2002, we announced our intention to change the structure of our future securitization transactions such that auto receivables securitized in the future will remain on our balance sheet and net earnings on our receivables will be recognized over the life of the receivables as finance charge and fee income, less related funding costs and a provision for loan losses. This structure, combined with our strategy to increase our initial credit enhancement deposits, will allow our reported earnings to be more closely aligned with cash flow distributions from securitization trusts than our previous structure.

Our Current Strategy

      Our business model requires us to access significant capital from external resources to fund our liquidity needs. We have historically relied upon securitization transactions, warehouse facilities and external debt and equity financings to fund our origination of auto receivables. As our operations have grown significantly, the requirements to fund our business have also grown significantly, increasing our reliance on external sources of capital.

      Through our follow-on offering of common stock described below, we have sought to meet our near-term capital needs and to increase our equity capital to a level more appropriately aligned with the needs of our business. Concurrently, we are continuing to moderate our future growth to a rate we believe can be sustained through our internal generation of cash flow with less reliance on external debt and equity financing. We believe that completion of our follow-on offering of common stock and continued moderation in our growth rate will provide us with the capital resources to carry out our business strategy and more flexibility to respond to further changes in the economy and to potential volatility in the external debt and equity capital markets.

Recent Developments

      Completion of Offering of Common Stock. On September 26, 2002, we announced the completion of a follow-on offering of 67,000,000 shares of our common stock at a price of $7.50 per share. We have also granted the underwriter of the follow-on offering an option to purchase up to an additional 10,000,000 shares to cover over-allotments, if any. The net proceeds of the follow-on offering was approximately $470.4 million (approximately $541.2 million if the underwriter's over-allotment option is exercised in full). We intend to use the proceeds received by us in the follow-on offering to increase significantly our initial credit enhancement deposits in our future securitization transactions and for other working capital needs and general corporate purposes.

      Agreement with Bond Insurer. Agreements with the insurer of our securitization transactions covered by a financial guaranty insurance policy provide for an increase in credit enhancement requirements when specified delinquency rates and other portfolio performance measures are exceeded. Exceeding these measures can place significant stress on our liquidity, since the agreements provide that excess cash flows we would otherwise receive may be retained by the insurer as further credit enhancement until the targeted measures are no longer exceeded.

      On September 14, 2002, in response to our concern that certain of our securitization trusts would likely exceed these measures due to the deteriorating economy and seasonality, we entered into an agreement with our insurer to raise the required delinquency levels through and including the March 2003 distribution date, when we expect to see a seasonal improvement in the delinquency levels. This new agreement reduces the likelihood of an increase in credit enhancement requirements due to increased delinquency levels in all our insured securitization transactions. In consideration for this agreement, we agreed to issue to the insurer five-year warrants to purchase 1,287,691 shares of our common stock, which will be exercisable at 120% of the price of the shares sold in our follow-on offering of common stock, and to pay the insurer additional premiums.

      Our new strategies call for diversification of the insurers which we rely on to issue financial guaranty insurance in our future securitization transactions.

      Accounting for Future Securitizations. Historically, except for two securitization transactions in fiscal 1995, we have structured our securitization transactions to meet the criteria for sales of auto receivables under U.S. generally accepted accounting principles. Thus, for all securitizations completed to date, except for the transactions in fiscal 1995, we recorded a gain on sale of receivables when we sold the auto receivables to a securitization trust.

The gain-on-sale that we recorded was based on the net present value of expected excess cash flows from the securitized receivables.

      We have made a decision to alter the structure of our future securitization transactions to no longer meet the criteria for sales of auto receivables. Accordingly, following a securitization, the receivables and the related securitization indebtedness will remain on our balance sheet. We will recognize finance charge and fee income on the receivables and interest expense on the securities issued in the securitization and will record a provision for loan losses over the life of the securitization. This structure, combined with our strategy to increase our initial credit enhancement deposits, will allow our reported earnings to be more closely aligned with cash flow distributions from securitization trusts than our previous structure. Additionally, this structure will decrease our reliance on origination growth in order to achieve earnings growth and will make us more comparable to other companies that do not use gain on sale structures, while at the same time providing greater visibility of future finance charge income and net margins related to our managed auto loan portfolio.

      This change will significantly impact our future results of operations compared to our historical results. Therefore, our historical results and management's discussion of such results may not be indicative of our future results.

      Increased Deposits for Securitizations. Historically, we have initially made credit enhancement deposits of cash in an amount equal to between 2.0% and 3.0% of the amount of the receivables being sold in our securitization transactions. The securitization trust retains the excess cash flows to build credit enhancement to predetermined levels before we begin to receive excess cash flows from the trust. In the past, we have typically begun to receive excess cash flow after the credit enhancement has built to 12.0%, which typically occurs when the transaction has seasoned between 15 and 18 months.

      We intend to use a portion of the net proceeds from the follow-on offering of our common stock to increase significantly our initial deposits, in the form of cash or over-collateralization, in our future securitization transactions. We believe that increased initial deposits will permit us to receive excess cash flows from our securitization trusts in as soon as the first month after the transactions are closed, depending upon the level of the initial deposit.

      Moderation of Growth. To implement a moderation of our growth rate, we have raised cut-off scores in our credit scoring models, employed new credit scoring models and changed the terms of our loan programs. For the three months ended June 30, 2002, we moderated our growth in originations to 25%. We have further moderated our growth in originations during the fiscal quarter ended September 30, 2002 and we are continuing to moderate our future growth to a rate we believe can be sustained through our internal generation of cash flow with less reliance on external debt and equity financings.

      Continued Securitizing of Auto Receivables. On August 21, 2002, we completed a $1.3 billion auto receivables backed securitization. On August 20, 2002, we announced a new $290 million credit enhancement facility. We will use the facility to offer credit enhancement for future senior subordinated securitization transactions and supplement our reinsurance commitments for credit enhancement in securitization transactions. On September 12, 2002, we completed a $600 million auto receivables backed securitization.

Our Business Model

      We have developed a business model and a technology platform that we believe allow us to compete effectively in the non-prime automobile finance business throughout the United States and Canada. The key aspects of our model are:

      . Decentralized Marketing Platform. We derive our automobile contract purchase volume through a decentralized branch office network. As of June 30, 2002, we had 251 branch offices located in 42 states and five Canadian provinces. We believe that the personal relationships our branch managers and other branch office personnel establish with the dealership personnel are an important factor in creating and maintaining productive relationships with our dealership customer base. A local presence enables us to more fully service dealers and be more responsive to dealer concerns and local market conditions.

      . Use of Proprietary Credit Scoring Models for Risk-based Pricing. We have developed and implemented a credit scoring system across our branch office network to support the branch level credit approval process. Our proprietary credit scoring models are designed to enable us to tailor each loan's pricing and structure to a statistical assessment of the underlying credit risk. The credit scoring system was developed with the assistance of Fair, Isaac and Co., Inc. from our consumer demographic and portfolio databases. The credit scorecards we use to differentiate credit applicants and to rank order credit risk are proprietary to us.

      . Sophisticated Risk Management Techniques. Our centralized risk management department is responsible for monitoring the origination process, supporting management's supervision of each branch office, tracking collateral values of our receivables portfolio and monitoring portfolio returns. The risk management department uses proprietary databases to identify concentrations of risks, to price for the risk associated with selected market segments and to endeavor to enhance the credit quality and profitability of the contracts purchased. Though originations and approvals are made on a decentralized, branch-level basis, all credit decisions are guided by our overall credit scoring strategies, credit and underwriting policies and procedures and daily monitoring process.

      . High Investment in Technology to Support Operating Efficiency and Growth. The use of sophisticated technology in both loan origination and servicing has enabled us to become a low-cost provider in the non-prime automobile finance market. Our annualized ratio of operating expenses to average managed receivables was 3.4% for fiscal year 2002 compared to 6.2% for fiscal year 1997. Because of our investment in technology, we have been able to increase our contract purchase volume allowing us to become more cost efficient than we were in the past by taking advantage of economies of scale.

                   Summary of the Terms of the Exchange Offer

Securities to be Exchanged ............   On June 19, 2002, we issued $175.0
                                          million aggregate principal amount of
                                          Old Notes to the initial purchasers
                                          (the "Original Offering") in a
                                          transaction exempt from the
                                          registration requirements of the
                                          Securities Act of 1933, as amended
                                          (the "Securities Act"). The terms of
                                          the New Notes and the Old Notes are
                                          substantially identical in all
                                          material respects, except that the New
                                          Notes will be freely transferable by
                                          the holders except as otherwise
                                          provided in this prospectus. See
                                          "Description of the New Notes."

The Exchange Offer ....................   $1,000 principal amount of New Notes
                                          in exchange for each $1,000 principal
                                          amount of Old Notes. As of the date
                                          hereof, Old Notes representing $175.0
                                          million aggregate principal amount are
                                          outstanding.

                                          Based on interpretations by the staff
                                          of the Commission, as set forth in
                                          no-action letters issued to certain
                                          third parties unrelated to us, we
                                          believe that New Notes issued pursuant
                                          to the exchange offer in exchange for
                                          Old Notes may be offered for resale,
                                          resold or otherwise transferred by
                                          holders thereof (other than any holder
                                          which is an "affiliate" of the Company
                                          or certain subsidiaries of the Company
                                          (the "Guarantors") within the meaning
                                          of Rule 405 under the Securities Act,
                                          or a broker-dealer who purchased Old
                                          Notes directly from us to resell
                                          pursuant to Rule 144A or any other
                                          available exemption under the
                                          Securities Act), without compliance
                                          with the registration and prospectus
                                          delivery requirements of the
                                          Securities Act, provided that such New
                                          Notes are acquired in the ordinary
                                          course of such holders' business and
                                          such holders have no arrangement with
                                          any person to engage in a distribution
                                          of New Notes.

                                          However, the Commission has not
                                          considered the exchange offer in the
                                          context of a no-action letter and we
                                          cannot be sure that the staff of the
                                          Commission would make a similar
                                          determination with respect to the
                                          exchange offer as in such other
                                          circumstances. Furthermore, each
                                          holder, other than a broker-dealer,
                                          must acknowledge that it is not
                                          engaged in, and does not intend to
                                          engage or participate in, a
                                          distribution of New Notes. Each
                                          broker-dealer that receives New Notes
                                          for his own account pursuant to the
                                          exchange offer must acknowledge that
                                          it will comply with the prospectus
                                          delivery requirements of the
                                          Securities Act in connection with any
                                          resale of such New Notes.
                                          Broker-dealers who acquired Old Notes
                                          directly from us and not as a result
                                          of market-making activities or other
                                          trading activities may not rely on the
                                          staff's interpretations discussed
                                          above or participate in the exchange
                                          offer and must comply with the
                                          prospectus delivery requirements of
                                          the Securities Act in order to resell
                                          the Old Notes.

Registration Rights Agreement .........   We sold the Old Notes on June 19,
                                          2002, in a private placement in
                                          reliance on Section 4(2) of the
                                          Securities Act. The Old Notes were
                                          immediately resold by the initial
                                          purchasers in reliance on Rule 144A
                                          under the Securities Act. In
                                          connection with the sale, we, together
                                          with the Guarantors, entered into a
                                          Registration Rights Agreement with the
                                          initial purchasers (the "Registration
                                          Rights Agreement") requiring us to
                                          make the exchange offer. The
                                          Registration Rights Agreement further
                                          provides that we
                                          must (1) file a registration with the
                                          Commission within 90 days of June 19,
                                          2002, (2) use our best efforts to
                                          cause the registration statement with
                                          respect to the exchange offer to be
                                          declared effective within 150 days of
                                          June 19, 2002, and (3) consummate the
                                          exchange offer on or before the 30th
                                          business day following the date that
                                          the registration statement is declared
                                          effective by the Commission. See "The
                                          Exchange Offer--Purpose and Effect."

Expiration Date .......................   The exchange offer will expire at 5:00
                                          p.m., New York City time, __________,
                                          2002 or a later date and time if we
                                          extend it (the "Expiration Date").

Withdrawal ............................   The tender of the Old Notes pursuant
                                          to the exchange offer may be withdrawn
                                          at any time prior to the Expiration
                                          Date. Any Old Notes not accepted for
                                          exchange for any reason will be
                                          returned without expense as soon as
                                          practicable after the expiration or
                                          termination of the exchange offer.

Interest on the New Notes and
  the Old Notes .......................   Interest on the New Notes will accrue
                                          from June 19, 2002 or from the date of
                                          the last payment of interest on the
                                          Old Notes, whichever is later. No
                                          additional interest will be paid on
                                          Old Notes tendered and accepted for
                                          exchange.

Conditions to the Exchange Offer ......   The exchange offer is subject to
                                          certain customary conditions, certain
                                          of which may be waived by us. See "The
                                          Exchange Offer--Conditions of the
                                          Exchange Offer."

Procedures for Tendering Old
  Notes ...............................   Each holder of the Old Notes wishing
                                          to accept the exchange offer must
                                          complete, sign and date the letter of
                                          transmittal, or a copy thereof, in
                                          accordance with the instructions
                                          contained herein and therein, and mail
                                          or otherwise deliver the letter of
                                          transmittal, or the copy, together
                                          with the Old Notes and any other
                                          required documentation, to the
                                          exchange agent at the address set
                                          forth herein. Persons holding the Old
                                          Notes through the Depository Trust
                                          Company ("DTC") and wishing to accept
                                          the exchange offer must do so pursuant
                                          to DTC's Automated Tender Offer
                                          Program, by which each tendering
                                          participant will agree to be bound by
                                          the letter of transmittal. By
                                          executing or agreeing to be bound by
                                          the letter of transmittal, each holder
                                          will represent to us that, among other
                                          things, (1) the New Notes acquired
                                          pursuant to the exchange offer are
                                          being obtained in the ordinary course
                                          of business of the person receiving
                                          such New Notes, (2) the holder is not
                                          engaging in and does not intend to
                                          engage in a distribution of such New
                                          Notes, (3) the holder does not have an
                                          arrangement or understanding with any
                                          person to participate in the
                                          distribution of such New Notes, and
                                          (4) the holder is not an "affiliate,"
                                          as defined under Rule 405 promulgated
                                          under the Securities Act, of the
                                          Company or the Guarantors.

                                          We will accept for exchange any and
                                          all Old Notes which are properly
                                          tendered (and not withdrawn) in the
                                          exchange offer prior to the Expiration
                                          Date. The New Notes will be delivered
                                          promptly following the Expiration
                                          Date. See "The Exchange Offer-Terms of
                                          the Exchange Offer."

Exchange Agent ........................   Bank One, NA is serving as Exchange
                                          Agent (the "Exchange Agent") in
                                          connection with the exchange offer.

Federal Income Tax
  Considerations ......................   We believe the exchange of Old Notes
                                          for New Notes pursuant to the exchange
                                          offer will not constitute a sale or an
                                          exchange for federal income tax
                                          purposes. See "Certain United States
                                          Federal Income Tax Considerations."

Effect of Not Tendering ...............   Old Notes that are not tendered or
                                          that are tendered but not accepted
                                          will, following the completion of the
                                          exchange offer, continue to be subject
                                          to the existing restrictions upon
                                          transfer. We will have no further
                                          obligation to provide for the
                                          registration under the Securities Act
                                          of such Old Notes.

                      Summary of the Terms of the New Notes

Issuer ................................   AmeriCredit Corp.

Securities Offered ....................   $175.0 million in aggregate principal
                                          amount of 9 1/4% senior notes due
                                          2009.

Maturity ..............................   May 1, 2009.

Interest Rate .........................   9 1/4% per year.

Interest Payment Dates ................   May 1 and November 1, beginning on
                                          November 1, 2002. The first payment
                                          will be made on November 1, 2002 or
                                          May 1, 2003, if this exchange offer is
                                          completed subsequent to November 1,
                                          2002.

Guarantees ............................   Each Guarantor is our subsidiary.
                                          However, not all of our subsidiaries
                                          are guarantors of the New Notes. If we
                                          cannot make payments on the New Notes
                                          when they are due, the Guarantors must
                                          make them instead.

                                          If we create or acquire a new
                                          subsidiary, it will guarantee the New
                                          Notes unless we designate the
                                          subsidiary as an "unrestricted
                                          subsidiary" under the indenture or the
                                          subsidiary qualifies as a
                                          Securitization Trust.

Ranking ...............................   The New Notes and the guarantees will
                                          rank:

                                          .  equally with all of our and the
                                             Guarantors existing and future
                                             unsecured senior debt;

                                          .  ahead of any of our and the
                                             Guarantors future debt that
                                             expressly provides for
                                             subordination to the New Notes or
                                             the guarantees;

                                          .  subordinated to any of our and the
                                             Guarantors secured indebtedness to
                                             the extent of the value of the
                                             security for that indebtedness; and

                                          .  subordinated to all indebtedness
                                             and other liabilities (including
                                             trade payables) of our
                                             non-guarantor subsidiaries.

                                          As of June 30, 2002, the Notes and the
                                          guarantees rank effectively junior to:

                                          .  $1.8 billion of senior secured
                                             indebtedness under our and our
                                             non-guarantor special purpose
                                             finance vehicles' warehouse credit
                                             facilities; and

                                          .  $2.0 million under our Canadian
                                             warehouse credit facility. See
                                             "Description of Other Debt."

Optional Redemption ...................   We cannot redeem the New Notes until
                                          May 1, 2006. Thereafter we may redeem
                                          some or all of the New Notes at the
                                          redemption prices listed in the
                                          "Description of the New Notes" section
                                          under the heading "Optional
                                          Redemption," plus accrued interest.

Optional Redemption after Public
  Equity Offerings ....................   At any time (which may be more than
                                          once) before May 1, 2005, we can
                                          choose to buy back up to 35% of the
                                          outstanding Notes (including New
                                          Notes) with money that we raise in
                                          certain equity offerings, as long as:

                                          .  we pay 109.250% of the face amount
                                             of the Notes, plus accrued
                                             interest;

                                          .  we buy the Notes back within 45
                                             days of completing such equity
                                             offering; and

                                          .  at least 65% of the aggregate
                                             principal amount of Notes issued
                                             remains outstanding afterwards.

Change of Control Offer ...............   If a change in control of the Company
                                          occurs, we may be required to give
                                          holders of the New Notes the
                                          opportunity to sell us their New Notes
                                          at 101% of their face amount, plus
                                          accrued interest.

                                          We might not be able to pay you the
                                          required price for New Notes you
                                          present to us at the time of a change
                                          of control, because:

                                          .  we might not have enough funds at
                                             that time; or

                                          .  the terms of our senior debt may
                                             prevent us from paying.

Asset Sale Proceeds ...................   If we engage in asset sales, we
                                          generally may apply the net proceeds
                                          either to repay our senior debt, make
                                          an investment, make a capital
                                          expenditure or acquire receivables or
                                          other tangible assets with respect to
                                          a permitted business. We must make an
                                          offer to purchase a principal amount
                                          of our Old Notes, with any excess net
                                          cash proceeds that are not applied as
                                          described in the preceding sentence.
                                          The purchase price of the Old Notes
                                          will be 100% of their principal
                                          amount, plus accrued interest and
                                          liquidated damages, if any, to the
                                          date of purchase.

Certain Indenture Provisions ..........   The indenture governing the New Notes
                                          contains covenants limiting our (and
                                          most or all of our subsidiaries')
                                          ability to:

                                          .  sell all or substantially all of
                                             our assets or merge or consolidate
                                             with or into other companies;

                                          .  borrow money;

                                          .  incur liens;

                                          .  pay dividends or make other
                                             distributions;

                                          .  make other restricted payments and
                                             investments; and

                                          .  enter into transactions with
                                             certain affiliates.

                                          Further, following the first date upon
                                          which, but only for so long as, the
                                          Notes are rated investment grade,
                                          certain of the covenants listed above
                                          will no longer be applicable to the
                                          Notes.

                                          These covenants are subject to a
                                          number of important limitations and
                                          exceptions.

Risk Factors ..........................   See "Risk Factors" beginning on page
                                          12 for a description of certain of the
                                          risks you should consider.

                              --------------------

     Our principal executive offices are located at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102 and our telephone number is (817) 302-7000. Our website is located at www.americredit.com. Information contained on our website is not a part of this prospectus.

                     HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table presents certain selected historical consolidated financial data. The historical consolidated financial information under the captions "Statement of Income Data" and "Cash Flow Data" for each of the years in the five-year period ended June 30, 2002 and under the caption "Balance Sheet Data" for each of the years in the two-year period ended June 30, 2002 have been derived from our consolidated financial statements. The consolidated financial statements as of June 30, 2002 and June 30, 2001 and for each of the years in the three-year period ended June 30, 2002, and the report of independent accountants thereon, are included elsewhere herein. The selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Other Debt" and our Consolidated Financial Statements (including related notes thereto) included elsewhere in this prospectus.

                                                                           Fiscal Years Ended June 30,
                                                       -------------------------------------------------------------------
                                                          2002          2001          2000          1999           1998
                                                       ----------    ----------    ----------    ----------     ----------
                                                                             (dollars in thousands)
     Statement of Income Data:
     Revenue:
       Finance charge income ....................      $  339,430    $  225,210    $  124,150    $   75,288     $   55,837
       Gain on sale of receivables ..............         448,544       301,768       209,070       169,892        103,194
       Servicing fee income .....................         389,371       281,239       170,251        85,966         47,910
       Other income .............................          12,887        10,007         6,209         4,310          2,395
                                                       ----------    ----------    ----------    ----------     ----------
          Total revenue .........................       1,190,232       818,224       509,680       335,456        209,336
       Costs and expenses .......................         625,220       455,864       319,388       213,766        129,174
                                                       ----------    ----------    ----------    ----------     ----------
       Income before taxes ......................         565,012       362,360       190,292       121,690         80,162
       Provision for taxes ......................         217,529       139,508        75,791        46,850         30,861
                                                       ----------    ----------    ----------    ----------     ----------

          Net income.............................      $  347,483    $  222,852    $  114,501    $   74,840     $   49,301
                                                       ==========    ==========    ==========    ==========     ==========

     Cash Flow Data:
     Cash revenue:
        Finance charge income....................      $  339,430    $  225,210    $  124,150    $   75,288     $   55,837
        Cash servicing fee(1)....................         227,491       187,790       126,168        73,441         37,043
        Other cash revenue(2)....................          38,678        67,784        29,103        16,445          9,184
        Securitization distributions.............         243,596       214,629       125,104        44,531         43,807
                                                       ----------    ----------    ----------    ----------     ----------
          Total cash revenue.....................         849,195       695,413       404,525       209,705        145,871
     Cash expenses:
        Operating expenses(3)....................         385,759       288,713       203,862       152,700         89,986
        Interest expense, excluding senior
          notes (4)..............................         101,082        80,086        33,537        18,490         13,620
                                                       ----------    ----------    ----------    ----------     ----------
          Total cash expenses....................         486,841       368,799       237,399       171,190        103,606
                                                       ----------    ----------    ----------    ----------     ----------
               Cash EBIT.........................      $  362,354    $  326,614    $  167,126    $   38,515     $   42,265
                                                       ==========    ==========    ==========    ==========     ==========
     Credit enhancement deposits.................      $  185,995    $  123,008    $  120,000    $   82,750     $   56,725

     Other Data:
     Auto loan originations......................      $8,929,352    $6,378,652    $4,427,945    $2,879,796     $1,737,813
     Auto loans securitized......................      $8,608,909    $5,300,004    $3,999,999    $2,770,000     $1,637,499
     Number of branches..........................             251           232           196           176            129

     Managed  Data:
     Net margin(5)...............................      $1,539,115    $  997,501    $  643,658    $  400,090     $  220,405
     Net charge-offs.............................         573,818       301,691       214,276       147,344         88,002
     Operating expenses..........................         424,131       308,453       223,219       165,345         94,484
     Managed auto receivables....................      14,762,461    10,203,746     6,649,981     4,105,468      2,302,516
     Average managed auto receivables ...........      12,464,346     8,291,636     5,334,580     3,129,463      1,649,416
     Average principal amount per managed
          auto receivable (in dollars)...........          13,129        12,384        11,706        11,209         10,782
     Managed auto receivables greater than 60
          days delinquent........................         485,018       250,091       150,624        73,512         59,175
     Delinquencies as a percentage of managed
          auto receivables.......................             3.3%          2.5%          2.3%          1.8%           2.6%
     Net charge-offs as a percentage of average
          managed auto receivables...............             4.6%          3.6%          4.0%          4.7%           5.3%

                                                              Fiscal Years Ended June 30,
                                                   ---------------------------------------------------
                                                      2002       2001        2000     1999      1998
                                                   ---------   --------    --------  ------    -------
                                                                 (dollars in thousands)
Ratios:
Ratio of earnings of fixed charges(6) ...........     4.9x         4.0x     3.6x       3.9x       4.0x
Percentage of total indebtedness to total
   capitalization ...............................    61.0%        64.6%    58.0%      55.9%      54.7%
Return on average common equity .................    27.5%        26.0%    21.6%(7)   22.0%      20.1%
Operating expenses as a percentage of
   average managed auto receivables .............     3.4%         3.7%     4.1%       5.0%       5.4%
Percentage of senior unsecured debt to total
   equity .......................................    29.2%        35.4%    54.5%      93.8%      60.8%

                                                                         June 30,
                                                                           2002
                                                                ----------------------------
                                                                                    As          June 30,
                                                                   Actual       Adjusted(8)       2001
                                                                   ------       --------      -----------
                                                                  (dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents ...................................    $   119,445    $   589,795    $   77,053
Credit enhancement assets (9) ...............................      1,549,132      1,549,132     1,151,275
Receivables held for sale, net ..............................      2,198,391      2,198,391     1,921,465
Total assets ................................................      4,224,931      4,695,281     3,384,907
Warehouse credit facilities .................................      1,751,974      1,751,974     1,502,879
Credit enhancement facility .................................             --             --         3,319
Senior notes ................................................        418,074        418,074       375,000
Other notes payable .........................................         66,811         66,811        23,077
Total debt ..................................................      2,236,859      2,236,859     1,937,275
Shareholders' equity ........................................      1,432,316      1,902,666     1,060,196

Credit Statistics:
Senior notes/Cash EBIT ......................................            1.2x           1.2x          1.1x
Cash EBIT/Senior notes interest expense .....................           10.4x          10.4x          9.1x

---------------------------
(1) Cash servicing fee consists of servicing fee income less accretion of present value discount.
(2) Other cash revenue consists of other income and cash gain on sale, loss on retirement and discount on issuance of senior notes.
(3)  Represents operating expenses, less depreciation and amortization.
(4)  Represents interest expense, excluding interest expense on senior notes.
(5) Net Margin is the difference between (a) finance charge, fee and other income earned on our receivables and (b) the cost to fund the receivables. Net margin is a calculation that assumes that securitized receivables have not been sold or are still on our consolidated balance sheet. Net margin is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to any other measures of performance derived in accordance with generally accepted accounting principles.
(6) Represents the ratio of the sum of income before taxes plus fixed charges for the period to fixed charges. Fixed charges, for the purpose of this computation, represents interest and a portion of rentals representative of an implicit interest factor for such rentals.
(7)  Excludes charge for the closing of our mortgage business in fiscal 2002.
(8) The as adjusted balance sheet data have been calculated giving effect to the follow-on offering of our common stock and the application of the net proceeds therefrom as if it had occurred on June 30, 2002.
(9) Credit enhancement assets consist of restricted cash, investments in trust receivables and interest-only receivables from trusts. See Note 3 of Notes to Consolidated Financial Statements.

                                  RISK FACTORS

         THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT INCLUDING, IN PARTICULAR, THE STATEMENTS ABOUT THE COMPANY'S PLANS, STRATEGIES, AND PROSPECTS UNDER THE HEADINGS "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," AND "BUSINESS." ALTHOUGH WE BELIEVE THAT OUR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN OR SUGGESTED BY SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CAN GIVE NO ASSURANCE THAT SUCH PLANS, INTENTIONS OR EXPECTATIONS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS WE MAKE IN THIS PROSPECTUS ARE SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON OUR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE FOLLOWING CAUTIONARY STATEMENTS.

                      Risks Relating to the Exchange Offer

If you do not properly tender your Old Notes, you will continue to hold unregistered Old Notes and your ability to transfer Old Notes will be adversely affected.

         We will only issue New Notes in exchange for Old Notes that are timely received by the Exchange Agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the Exchange Agent are required to tell you of any defects or irregularities with respect to your tender of the Old Notes. If you do not tender your Old Notes properly, then, after we consummate the exchange offer, you may continue to hold Old Notes that are subject to the existing transfer restrictions. In addition, if you tender your Old Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes. If you are a broker-dealer that receives New Notes for your own account in exchange for Old Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such New Notes. After the exchange offer is consummated, if you continue to hold any Old Notes, you may have difficulty selling them because there will be less Old Notes outstanding. In addition, if a large amount of Old Notes are not tendered or are tendered improperly, the limited amount of New Notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such New Notes.

                           Risks Relating to the Notes

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the Notes.

         We currently have, and will continue to have, a substantial amount of outstanding indebtedness. On June 30, 2002, we had total indebtedness of $2,236.9 million (of which $175.0 million would have consisted of the Notes). Our ability to make payments of principal or interest on, or to refinance, our indebtedness will depend on:

         .        our future operating performance; and

         . our ability to enter into additional securitizations and debt and equity financings, which, to a certain extent, is subject to economic, financial, competitive and other factors beyond our control.

         If we are unable to generate sufficient cash flow in the future to service our debt, we may be required to refinance all or a portion of our existing debt or to obtain additional financing. There can be no assurance that any refinancings will be possible or that any additional financing could be obtained on terms acceptable to us. The inability to obtain additional financing could have a material adverse effect on our financial position, liquidity and results of operations.

         Our substantial indebtedness creates risks to the holders of the Notes, including:

         . we may be unable to satisfy our obligations under the Notes and our outstanding senior notes;

         . we may be more vulnerable to adverse general economic and industry conditions;

         . we may find it more difficult to fund future working capital, capital expenditures, acquisitions, general corporate purposes or other purposes; and

         . we may have to dedicate a substantial portion of our cash resources to the payments on our outstanding indebtedness, thereby reducing the funds available for operations and future business opportunities.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt, and this could further exacerbate the risks described above.

         We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify. See "Capitalization," "Selected Consolidated Financial Data" and "Description of the New Notes--Repurchase at the Option of Holders--Change of Control" and "Description of Other Debt."

To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors.

         Our ability to make payments on and to refinance our indebtedness and to fund our operations and planned capital expenditures depends on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

         We require substantial amounts of cash to fund our contract purchase and securitization activities. Although we have historically recognized a gain on the sale of receivables upon the closing of a securitization, we typically receive the cash representing that gain over the actual life of the receivables securitized. We also incur significant transaction costs in connection with a securitization. Furthermore, we may be required to make substantial estimated federal income tax payments before we receive distributions of excess cash flow from securitization trusts. Accordingly, our strategy of securitizing substantially all of our newly purchased receivables and increasing the number of contracts purchased will require substantial amounts of cash.

         We expect to continue to require substantial amounts of cash even as we implement strategies to moderate our growth. Our primary cash requirements include the funding of:

         .    contract purchases pending their securitization and sale;

         . credit enhancement requirements in connection with the securitization and sale of the receivables;

         . interest and principal payments under our warehouse credit facilities, our senior notes and other indebtedness;

         . fees and expenses incurred in connection with the servicing of securitized receivables;

         .    capital expenditures for technology and facilities;

         .    ongoing operating expenses; and

         .    income tax payments.

         Our primary sources of liquidity in the future are expected to be:

         .    excess cash flow received from securitization trusts;

         .    sales of automobile receivables through securitizations;

         .    borrowings under our warehouse credit facilities;

         . cash flow from operating activities, excluding purchases and sales of receivables; and

         . further issuances of debt or equity securities, depending on capital market conditions.

         We believe that we will continue to require the execution of securitization transactions and the renewal of our existing warehouse facilities, in order to fund our future liquidity needs. There can be no assurance that funding will be available to us through these sources or, if available, that it will be on terms acceptable to us. If these sources of funding are unavailable to us on a regular basis, we will be required to significantly decrease loan origination activities and implement significant expense reductions, all of which may have a material adverse affect on our ability to achieve our business and financial objectives.

Our warehouse credit facilities and indentures restrict our operations.

         Our existing indentures restrict our ability to, among other things:

         .    sell or transfer assets;

         .    incur additional debt;

         .    repay other debt;

         .    pay dividends;

         .    make certain investments or acquisitions;

         .    repurchase or redeem capital stock;

         .    engage in mergers or consolidations; and

         .    engage in certain transactions with subsidiaries and affiliates.

         Our warehouse credit facilities and our indentures also require us to comply with certain financial ratios, covenants and asset quality maintenance requirements. These restrictions may interfere with our ability to obtain financing or to engage in other necessary or desirable business activities.

         If we cannot comply with the requirements in our warehouse credit facilities and/or our indentures, then the lenders may require us to repay immediately all of the outstanding debt under them. If our debt payments were accelerated, our assets might not be sufficient to fully repay our debt. These lenders may require us to use all of our available cash to repay our debt, foreclose upon their collateral or prevent us from making payments to other creditors on certain portions of our outstanding debt.

         We may not be able to obtain a waiver of these provisions or refinance our debt, if needed. In such a case, our financial condition, liquidity and results of operations would suffer.

Because of our holding company structure and the security interests our subsidiaries have granted in their assets, the repayment of the Notes will be effectively subordinated to substantially all of our other debt.

         We derive substantially all of our revenues from our subsidiaries and from our interests in securitization trusts. The Old Notes are, and the New Notes will be, unsecured obligations of AmeriCredit Corp. The Old Notes are, and the New Notes will be, effectively junior in right of payment to all of our secured indebtedness, including any existing and future credit enhancement agreements. Holders of any secured indebtedness of ours or our subsidiaries or the securitization trusts will have claims that are prior to the claims of the holders of any debt securities issued by us with respect to the assets securing most of our other indebtedness. Notably, we and most of our subsidiaries, including the subsidiaries which are guarantors of the Notes, are parties to the warehouse credit facilities which are secured by liens on all of the receivables financed under them and certain of ours and our subsidiaries' other assets. Any debt securities issued by us, including the Notes, will be effectively subordinated to that secured indebtedness. As of June 30, 2002, the aggregate amount of secured indebtedness of ours and our subsidiaries was approximately $1.8 billion and approximately $210.0 million would have been available for additional borrowing under our warehouse credit facilities.

         If we defaulted under our obligations under the warehouse credit facilities, the lenders could proceed against the collateral granted to them to secure that indebtedness. If any senior indebtedness were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including any debt securities issued by us. In addition, upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral securing our secured indebtedness before the holders of the Notes will be entitled to receive any payment with respect thereto. As a result, the holders of the Notes may recover proportionally less than holders of secured indebtedness.

Our company is a holding company. Our only source of cash is from distributions from our subsidiaries.

         We are a holding company with no operations of our own. We conduct all of our business through our subsidiaries. Our only significant asset is the outstanding capital stock of our subsidiaries. We are wholly dependent on the cash flow of our subsidiaries and dividends and distributions to us from our subsidiaries in order to service our current indebtedness, including payment of principal, premium, if any, and interest on any indebtedness of our company and any of our future obligations. Our non-guarantor subsidiaries and special purpose finance vehicles are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to any of our indebtedness or to make any funds available therefor. The ability of our subsidiaries to pay any dividends and distributions will be subject to, among other things, the terms of any debt instruments of our subsidiaries then in effect and applicable law. We cannot assure you that our subsidiaries will generate cash flow sufficient to pay dividends or distributions to us in order to pay interest or other payments on existing indebtedness or the Notes.

         Our rights, and the rights of our creditors, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary's liquidation or reorganization will be subject to the prior claims of that subsidiary's creditors, except to the extent that we are recognized as a creditor of that subsidiary in which case our claims would still be subject to the claims of any secured creditor of that subsidiary. As of June 30, 2002, the aggregate amount of debt and other obligations of our subsidiaries (including long-term debt, guarantees of our debt, current liabilities and other liabilities) was approximately $2.1 billion, of which approximately $1.8 billion was debt in connection with our warehouse credit facilities.

Your right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries and other special purpose finance vehicles declares bankruptcy, liquidates or reorganizes.

         Some but not all of our subsidiaries guarantee the Notes. In a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

         In addition, a substantial portion of our business is conducted through certain wholly-owned subsidiaries which are limited purpose entities and are subject to substantial contractual restrictions. The non-guarantor special purpose finance vehicles will not be guarantors with respect to any debt securities issued by us, including the Notes. All financings by us under our three domestic warehouse credit facilities are secured by a first priority lien on the receivables and related assets held by our non-guarantor special purpose finance vehicles. The auto receivables owned by the non-guarantor special purpose finance vehicles will not be available to satisfy claims by our creditors, including any claims made under the Notes. Because the non-guarantor special purpose finance vehicles are not guarantors of the Notes, any debt securities issued by us will be structurally subordinated to all indebtedness and other obligations of the non-guarantor special purpose finance vehicles.

         AFS Funding Corp. is also subject to certain contingent claims by Financial Security Assurance relating to the financial guaranty insurance policies issued by Financial Security Assurance in connection with our securitizations. We have agreed to reimburse Financial Security Assurance, on a limited recourse basis, for amounts paid by Financial Security Assurance under these financial guaranty insurance policies. In order to secure those reimbursement obligations, we have granted to Financial Security Assurance a lien on the capital stock and some assets of AFS Funding Corp. Financial Security Assurance will have claims that are prior to the claims of the holders of debt securities issued by us, including the Notes, with respect to these assets and the debt securities issued by us, including the Notes, will be effectively subordinated to all of these reimbursement rights. Substantially all of AFS Funding Corp.'s other assets are credit enhancement assets consisting of subordinated interests in our securitizations that are effectively subordinated to the asset-backed securities issued in our securitizations. As of June 30, 2002, credit enhancement assets were approximately $1.5 billion. We can give you no assurance that our operations, independent of AFS Funding Corp., will generate sufficient cash flow to support payment of interest or principal on any debt securities issued by us, including the Notes, or that dividend distributions will be available from AFS Funding Corp. to fund these payments.

Federal and state statutes allow courts, under specific circumstances, to void the Notes and the guarantees and require noteholders to return payments received from us or the guarantors.

         Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the Notes and the guarantees could be voided, or claims in respect of the Notes or the guarantees could be subordinated to all other debts of ours or any Guarantor if, among other things, we or the Guarantor, at the time the indebtedness evidenced by the Notes or its guarantee was incurred:

         . received less than reasonably equivalent value or fair consideration for the incurrence of the indebtedness; or

         . were insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

         . were engaged in a business or transaction for which our or the Guarantor's remaining assets constituted unreasonably small capital; or

         . intended to incur, or believed that we would incur, debts beyond our ability to pay those debts as they mature.

         In addition, any payment by us or a Guarantor pursuant to the Notes or a guarantee could be voided and required to be returned to us or that Guarantor, or to a fund for the benefit of our creditors or the creditors of the Guarantor.

         The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we or a Guarantor would be considered insolvent if:

         . the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all of our assets;

         . the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on our existing debts, including contingent liabilities, as they become absolute and mature; or

         .    we could not pay our debts as they become due.

         Based upon information currently available to us, we believe that the Old Notes and the guarantees were, and that the New Notes and the guarantees are, being incurred for proper purposes and in good faith and that we and each of the Guarantors:

         . are solvent and will continue to be solvent after giving effect to the issuance of the Notes and the guarantees, as the case may be;

         . will have enough capital for carrying on our business and the business of each of the Guarantors after the issuance of the Notes and the guarantees, as the case may be; and

         .    will be able to pay our debts.

We may not be able to repurchase our senior notes or repay debt under our warehouse credit facilities in the event of a change of control.

         Upon the occurrence of certain change of control events, holders of the Notes may require AmeriCredit Corp. to offer to repurchase all of their Notes. AmeriCredit Corp. may not have sufficient funds at the time of the change of control to make the required repurchases or restrictions in our warehouse credit facilities may not allow the repurchases. Additionally, a change of control (as defined in our indentures) is an event of default under our warehouse credit facilities, which would permit the lenders to accelerate the debt, which also would cause an event of default under the indentures.

         The source of funds for any repurchase required as a result of any change of control will be our available cash or cash generated from other sources, including borrowing, sales of assets, sales of equity or funds provided by a new controlling entity. We cannot assure you, however, that sufficient funds will be available at the time of any change of control to make any required repurchases of our senior notes and to repay debt under our warehouse credit facilities. Furthermore, the use of available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future. Any future credit agreements or other agreements relating to indebtedness to which we may become a party may contain similar restrictions and provisions.

No prior market for the New Notes exists, therefore you cannot be sure that an active trading market will develop for the New Notes.

         The New Notes are a new issue of securities with no establishing trading market and will not be listed on any securities exchange. The liquidity of the trading market in the New Notes, and the market price quoted for the New Notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the New Notes.

                         Risks Relating to Our Business

Our ability to continue to purchase contracts and to fund our business is dependent on a number of financing sources.

      Dependence on Warehouse Financing. We depend on warehouse facilities with financial institutions to finance our purchase of contracts pending securitization. We have three domestic warehouse credit facilities with various financial institutions providing for available borrowings of up to a total of approximately $3,295.0 million, subject to defined borrowing bases. We have a $250 million commercial paper facility, which matures in September 2003, a $500 million commercial paper facility which matures in November 2003, and a $2,545 million commercial paper facility of which $380 million matures in March 2003 and the remaining $2,165 million matures in March 2005.

     To fund Canadian auto receivables, we have a $150 million Cdn. revolving credit agreement that matures in August 2003. We also have a $100 million Cdn. warehouse credit facility that matures in May 2003.

     We also have three medium term note facilities with administrative agents on behalf of institutionally managed medium term note conduits that in the aggregate provide $1,750 million of receivables financing. We have a $500 million facility that matures in December 2003, a $750 million facility which matures in June 2004 and a $500 million facility which matures in February 2005.

     We cannot guarantee that any of these financing resources will continue to be available beyond the current maturity dates at reasonable terms or at all. The availability of these financing sources depends on factors outside of our control, including regulatory capital treatment for unfunded bank lines of credit and the availability of bank liquidity in general. If we are unable to extend or replace these facilities and arrange new warehouse credit facilities or medium term note facilities, we will have to curtail contract purchasing and originating activities, which would have a material adverse effect on our financial position and results of operations.

     Our warehouse credit and medium term note facilities contain restrictions and covenants that require us to maintain specified financial ratios and satisfy specified financial tests, including maintenance of asset quality and portfolio performance tests. Failure to meet any of these covenants, financial ratios or financial tests could result in an event of default under these agreements. If an event of default occurs under these agreements, the lenders could elect to declare all amounts outstanding under these agreements to be immediately due and payable, enforce their interests against collateral pledged under these agreements and restrict our ability to obtain additional borrowings under these agreements. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot guarantee that we will meet those financial ratios and tests.

     Dependence on Securitization Program. Since December 1994, we have relied upon our ability to aggregate and sell receivables in the asset-backed securities market to generate cash proceeds for repayment of warehouse facilities and to purchase additional contracts from automobile dealers. Accordingly, adverse changes in our asset-backed securities program or in the asset-backed securities market for automobile receivables generally could materially adversely affect our ability to purchase and resell loans on a timely basis and upon terms reasonably favorable to us. Any adverse change or delay would have a material adverse effect on our liquidity and our financial position.

     Dependence on Credit Enhancement. To date, all but three of our securitizations in the United States have utilized credit enhancement in the form of financial guaranty insurance policies issued by Financial Security Assurance Inc., or FSA, in order to achieve AAA/Aaa ratings. These ratings may reduce the costs of securitizations relative to alternative forms of financing available to us and enhance the marketability of these transactions to investors in asset-backed securities. FSA is not required to insure our securitizations, and there can be no assurance that they will continue to do so or that our future securitizations will be similarly rated. FSA's willingness to insure our future securitizations is subject to many factors beyond our control, including concentrations of risk with FSA, FSA's own rating considerations, FSA's ability to cede this risk to reinsurers and the performance of our portfolio for which FSA has provided insurance. Likewise, we are not required to utilize financial guaranty insurance policies issued by FSA or any other form of credit enhancement in connection with our securitizations. We utilize reinsurance and other credit enhancement alternatives to reduce the initial cash deposit related to our securitizations. Alternatively, in lieu of relying on a financial guaranty insurance policy, we have sold subordinate asset-backed securities in order to provide credit enhancement for the senior asset-backed securities and reduce the initial credit enhancement deposit required for the securitization program. A downgrading of FSA's credit rating, FSA's withdrawal of credit enhancement, an increase in required credit enhancement levels or the lack of availability of alternative credit enhancements, such as reinsurance or senior subordinated structures, for our securitization program could result in higher interest costs for our future securitizations and larger initial cash deposit requirements. The absence of a financial guaranty insurance policy may also impair the marketability of our securitizations. These events could have a material adverse effect on our financial position, liquidity and results of operations.

     Liquidity and Capital Needs. Our ability to fund our operations and planned capital expenditures depends on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     We require substantial amounts of cash to fund our contract purchase and securitization activities. Although we have historically recognized a gain on the sale of receivables upon the closing of a securitization, we typically receive the cash representing that gain over the actual life of the receivables securitized. We also incur significant transaction costs in connection with a securitization. Furthermore, we may be required to make substantial estimated federal income tax payments before we receive distributions of excess cash flow from securitization trusts. Accordingly, our strategy of securitizing substantially all of our newly purchased receivables requires substantial amounts of cash.

     We expect to continue to require substantial amounts of cash even as we implement strategies to moderate our growth. Our primary cash requirements include the funding of: (1) contract purchases pending their securitization; (2) credit enhancement requirements in connection with the securitization of the receivables; (3) interest and principal payments under warehouse facilities, our senior notes and other indebtedness; (4) fees and expenses incurred in connection with the securitization and servicing of receivables; (5) capital expenditures for technology and facilities; (6) ongoing operating expenses; and
(7) income tax payments.

     For our primary sources of liquidity, we depend upon operating items, such as finance charges on loans held prior to securitization, servicing fees and distributions from securitization trusts, borrowings under our warehouse credit facilities, sales of automobile receivables through securitizations and issuances of debt or equity securities.

     On September 12, 2002, Moody's Investors Service announced its intention to review us for a potential credit rating downgrade. On September 17, 2002, Fitch Ratings announced that it had placed our senior debt rating on Rating Watch Negative. In the event of a downgrade, certain of our derivative collateral lines will be reduced. We anticipate that the reductions in these derivative collateral lines would require us to pledge an additional $25 million to $40 million in cash to maintain our open derivative positions.

     We believe that we will continue to require the execution of securitization transactions and the renewal of our existing warehouse facilities, in order to fund our future liquidity needs. There can be no assurance that funding will be available to us through these sources or, if available, that it will be on terms acceptable to us. If these sources of funding are unavailable to us on a regular basis, we will be required to significantly decrease loan origination activities and implement significant expense reductions, all of which may have a material adverse affect on our ability to achieve our business and financial objectives.

Our substantial indebtedness could adversely affect our financial health.

     We currently have substantial outstanding indebtedness. Our ability to make payments of principal or interest on, or to refinance, our indebtedness will depend on our future operating performance and our ability to enter into additional securitizations and debt and equity financings, which is subject to economic, financial, competitive and other factors beyond our control.

     If we are unable to generate sufficient cash flow in the future to service our debt, we may be required to refinance all or a portion of our existing debt or to obtain additional financing. There can be no assurance that any refinancing would be possible or that any additional financing could be obtained on acceptable terms. The inability to obtain additional financing could have a material adverse effect on our financial position, liquidity and results of operations.

     The warehouse credit facilities and the senior note indentures also require us to comply with certain financial ratios, covenants and asset quality maintenance requirements. These restrictions may interfere with our ability to obtain financing, may reduce our access to cash or interfere in our ability to engage in other necessary or desirable business activities. In addition, certain of our warehouse credit facilities contain provisions resulting in higher borrowing costs or acceleration of outstanding indebtedness in the event of a downgrade of our senior unsecured debt.

     If we cannot comply with the requirements in our warehouse credit facilities and our senior note indentures, or if our senior debt ratings are downgraded, then the lenders may require us to immediately repay all of the outstanding debt under our facilities or may increase our borrowing costs. If our debt payments were accelerated, our assets might not be sufficient to fully repay the debt. These lenders may also require us to use all of our available cash to repay our debt, foreclose upon their collateral or prevent us from making payments to other creditors on certain portions of our outstanding debt.

     We may not be able to obtain a waiver of these provisions or refinance our debt, if needed. In such a case, our business, results of operations, liquidity and financial condition would suffer.

Defaults and prepayments on contracts purchased or originated by us could adversely affect our operations.

     Our results of operations, financial condition and liquidity depend, to a material extent, on the performance of contracts purchased and held by us prior to their sale in a securitization transaction as well as the subsequent performance of receivables sold to securitization trusts. Obligors under contracts acquired or originated by us may default or prepay during the period prior to their sale in a securitization transaction or if they remain owned by us. We bear the full risk of losses resulting from defaults during such period. The longer we hold contracts prior to their sale in a securitization, the longer we are exposed to this risk. In the event of a default, the collateral value of the financed vehicle usually does not cover the outstanding loan balance and costs of recovery. We maintain an allowance for loan losses on loans held for sale by us, which reflects management's estimates of inherent losses for these loans. If the allowance is inadequate, then we would recognize as an expense the losses in excess of that allowance, and results of operations could be adversely affected. In addition, under the terms of the securitizations and our warehouse facilities, we are not able to borrow against or sell defaulted loans and loans greater than 30 days delinquent held by us.

     We also retain a substantial portion of the default and prepayment risk associated with the receivables that we sell pursuant to our securitizations. A large component of the gain historically recognized on these sales and the corresponding assets recorded on our balance sheet are credit enhancement assets which consist of investments in trust receivables, or overcollateralization, restricted cash and interest-only receivables from trusts. Interest-only receivables from trusts are based on the present value of estimated future excess cash flows from the securitized receivables expected to be received by us. Credit enhancement assets are calculated on the basis of management's assumptions concerning, among other things, defaults. Actual defaults may vary from management's assumptions, possibly to a material degree. As of June 30, 2002, credit enhancement assets totaled $1,549 million.

     In connection with our recent decision to alter the structure of our future securitizations to be accounted for as financings rather than sales, we will bear the full risk of losses from defaults during the term of the contracts, even though these contracts may be securitized.

     We are required to deposit substantial amounts of the cash flows generated by our interests in our securitizations into additional credit enhancement. Credit enhancement assets related to our securitizations that have involved the issuance of financial guaranty insurance policies are currently pledged to FSA as security for our obligation to reimburse FSA for any amounts that may be paid out on financial guaranty insurance policies. Credit enhancement assets related to our securitizations that have involved the sale of subordinate securities rather than the issuance of financial guaranty insurance policies also cannot be accessed by us since these assets are available only as security to protect investors in such securitizations against losses.

     We regularly measure our default and other assumptions against the actual performance of securitized receivables. If we were to determine, as a result of such regular review or otherwise, that we underestimated defaults, or that any other material assumptions were inaccurate, we would be required to reduce the carrying value of our credit enhancement assets. If the change in assumptions and the impact of the change on the value of the credit enhancement assets were deemed other than temporary, we would record a charge to income. Future cash flows from securitization trusts may also be less than expected, and our results of operations and liquidity would be adversely affected, possibly to a material degree. In addition, an increase in defaults would reduce the size of our servicing portfolio, which would reduce our servicing fee income, further adversely affecting results of operations and cash flow. A material write-down of credit enhancement assets and the corresponding decreases in earnings and cash flow could limit our ability to service debt and to enter into future securitizations and other financings. Although we believe that we have made reasonable assumptions as to the future cash flows of the various pools of receivables that have been sold in securitization transactions, actual rates of default may differ from those assumed, and other assumptions may be required to be revised upon future events.

The negative performance of auto contracts in our portfolio could adversely affect our cash flow and servicing rights.

     Generally, the form of credit enhancement agreement we enter into with FSA in connection with securitization transactions contains specified limits on the delinquency, default and loss rates on the receivables included in each securitization trust. If, at any measurement date, the delinquency, default or loss rate with respect to any trust were to exceed the specified limits, provisions of the credit enhancement agreement would automatically increase the level of credit enhancement requirements for that trust, if a waiver was not obtained. During the period in which the specified delinquency, default and loss rates were exceeded, excess cash flow, if any, from the trust would be used to fund the increased credit enhancement levels instead of being distributed to us, which would have an adverse effect on our cash flow. Further, the credit enhancement requirements for each securitization trust in which FSA issues a financial guaranty insurance policy are cross-collateralized to the credit enhancement requirements established in connection with each of our other insured securitization trusts, so that excess cash flow from a performing securitization trust insured by FSA may be used to support increased credit enhancement requirements for a non-performing securitization trust insured by FSA, which would further restrict excess cash flow available to us.

     As of August 31, 2002, none of our insured securitizations had delinquency, default or net loss ratios in excess of the targeted levels. However, as a result of expected seasonal increases in delinquency levels through February 2003 and the prospects for continued economic weakness, we believe that it is likely that the initially targeted delinquency ratios will be exceeded in certain of our insured securitizations during that period. In September 2002, the insurer agreed to revise the targeted delinquency trigger levels through and including the March 2003 distribution date. As a result, we do not expect to exceed the revised targets with respect to any trusts that are insured by our bond insurer. The amount of excess cash flow expected to be received by us during this period is approximately $100 million. We anticipate that expected seasonal improvements in delinquency levels after February 2003 will result in the ratios being reduced below applicable target levels. However, further deterioration in the economy subsequent to March 2003 could cause targeted ratios to be exceeded, resulting in greater stress on our liquidity position in the event additional waivers are not granted. We may be required to significantly decrease loan origination activities and implement other significant expense reductions if securitization distributions to us are materially decreased for a prolonged period of time.

     The credit enhancement agreements that we enter into with FSA in connection with securitization transactions contain additional specified limits on the delinquency, default and loss rates on the receivables included in each trust which are higher than the limits referred to in the preceding paragraph. If, at any measurement date, the delinquency, default or loss rate with respect to any trust insured by FSA were to exceed these additional specified limits applicable to that trust, provisions of the credit enhancement agreements permit FSA to terminate our servicing rights to the receivables sold to that trust. In addition, the servicing agreements on FSA insured securitization trusts are cross-defaulted so that a default under one servicing agreement would allow FSA to terminate our servicing rights under all servicing agreements concerning securitization trusts in which FSA issues a financial guaranty insurance policy. Although we have never exceeded these delinquency, default or loss rates, and believe that we can manage the portfolio to avoid exceeding the revised FSA limits, there can be no assurance that our servicing rights with respect to the automobile receivables in these trusts or any other trust which exceeds the specified limits in future periods will not be terminated. FSA has other rights to terminate us as servicer for FSA insured securitization trusts if:

     .    we were to breach our obligations under the servicing agreements;

     .    FSA was required to make payments under its policies; or

     .    certain bankruptcy or insolvency events were to occur.

     As of August 31, 2002, no such termination events have occurred with respect to any of the trusts formed by us.

Failure to implement our business strategy could adversely affect our operations.

     Our financial position and results of operations depend on our management's ability to execute our business strategy. Key factors involved in the execution of the business strategy include:

     .    achieving the desired contract purchase volume;

     . continued and successful use of proprietary scoring models for risk assessment and risk-based pricing;

     .    the use of sophisticated risk management techniques;

     . continued investment in technology to support operating efficiency and growth; and

     .    continued access to significant funding and liquidity sources.

     Our failure or inability to execute any element of our business strategy could materially adversely affect our financial position, liquidity and results of operations.

     Continued expansion of our loan production capacity depends on our ability to increase dealer penetration in our existing markets and on establishing and developing new channels to provide auto financing directly to the consumer. The success of this strategy is dependent upon, among other factors, our ability to hire and retain qualified personnel, to develop relationships with more dealers and to expand our current relationships with existing dealer customers. We are faced with intense competition in attracting key personnel and establishing relationships with new dealers. Dealers often already have favorable non-prime financing sources, which may restrict our ability to develop dealer relationships and delay our growth. In addition, the competitive conditions in our market may result in a reduction in the profitability of the contracts that we purchase or a decrease in contract acquisition volume, which would adversely affect our results of operations.

     The growth of our managed portfolio has resulted in increased need for additional personnel and expansion of systems capacity. Our ability to support, manage and control growth is dependent upon, among other things, our ability to hire, train, supervise and manage our growing workforce. There can be no assurance that we will have trained personnel and systems adequate to support our business strategy.

There is a high degree of risk associated with non-prime borrowers.

     We specialize in purchasing and servicing non-prime automobile receivables. Non-prime borrowers are associated with higher-than-average delinquency and default rates. While we believe that we effectively manage these risks with our proprietary credit scoring system, risk-based loan pricing and other underwriting policies and collection methods, no assurance can be given that these criteria or methods will be effective in the future. In the event that we underestimate the default risk or under-price contracts that we purchase, our financial position, liquidity and results of operations would be adversely affected, possibly to a material degree.

We are subject to general economic conditions which are beyond our control.

     General. During periods of economic slowdown or recession, such as the United States economy is experiencing, delinquencies, defaults, repossessions and losses generally increase. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because we focus on non-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these loans are higher than those experienced in the general automobile finance industry and could be more dramatically affected by a general economic downturn. In addition, during an economic slow down or recession, our servicing costs may increase without a corresponding increase in our servicing fee income. While we seek to manage the higher risk inherent in loans made to non-prime borrowers through the underwriting criteria and collection methods we employ, no assurance can be given that these criteria or methods will afford adequate protection against these risks. Any sustained period of increased delinquencies, defaults, repossessions or losses or increased servicing costs could also adversely affect our financial position, liquidity and results of operations and our ability to enter into future securitizations.

     Wholesale Auction Values. We sell repossessed automobiles at wholesale auction markets located throughout the United States and Canada. Auction proceeds from the sale of repossessed vehicles and other recoveries are usually not sufficient to cover the outstanding balance of the contract, and the resulting deficiency is charged-off. Decreased auction proceeds resulting from the depressed prices at which used automobiles may be sold during periods of economic slowdown or recession, such as the United States economy is experiencing, will result in higher credit losses for us. Furthermore, depressed wholesale prices for used automobiles may result from significant liquidations of rental or fleet inventories, and from increased volume of trade-ins due to promotional financing programs offered by new vehicle manufacturers. Our recoveries as a percentage of repossession charge-offs declined to 48% in fiscal 2002 from 51% in fiscal 2001 and 53% in fiscal 2000, and there can be no assurance that our recovery rates will stabilize or improve in the future.

     Interest Rates. Our profitability may be directly affected by the level of and fluctuations in interest rates, which affects the gross interest rate spread we earn on our receivables. As the level of interest rates increase, our gross interest rate spread on new originations will generally decline since the rates charged on the contracts originated or purchased from dealers are limited by statutory maximums, restricting our opportunity to pass on increased interest costs. We believe that our profitability and liquidity could be adversely affected during any period of higher interest rates, possibly to a material degree. We monitor the interest rate environment and employ pre-funding and other hedging strategies designed to mitigate the impact of changes in interest rates. We can provide no assurance, however, that pre-funding or other hedging strategies will mitigate the impact of changes in interest rates.

     Labor Market Conditions. Competition to hire personnel possessing the skills and experience we require could contribute to an increase in our employee turnover rate. High turnover or an inability to attract and retain qualified replacement personnel could have an adverse effect on our delinquency, default and net loss rates and, ultimately, our financial condition, results of operations and liquidity.

We may be unable to successfully compete in our industry.

     Competition in the field of non-prime automobile finance is intense. The automobile finance market is highly fragmented and is served by a variety of financial entities including:

     .    the captive finance affiliates of major automotive manufacturers;

     .    banks;

     .    thrifts;

     .    credit unions; and

     .    independent finance companies.

     Many of these competitors have substantially greater financial resources and lower costs of funds than we do. In addition, our competitors often provide financing on terms more favorable to automobile purchasers or dealers than we offer. Many of these competitors also have long standing relationships with automobile dealerships and may offer dealerships or their customers other forms of financing, including dealer floor plan financing and leasing, which we do not provide. Providers of automobile financing have traditionally competed on the basis of interest rates charged, the quality of credit accepted, the flexibility of loan terms offered and the quality of service provided to dealers and customers. In seeking to establish ourselves as one of the principal financing sources at the dealers we serve, we compete predominately on the basis of our high level of dealer service and strong dealer relationships and by offering flexible loan terms. There can be no assurance that we will be able to compete successfully in this market or against these competitors.

Our business would be adversely affected if we lost our licenses or if in the future more burdensome government regulations were enacted.

     Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations.

     In most states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders and sales finance agencies such as us. These rules and regulations generally provide for licensing of sales finance agencies, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors' rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate do not require special licensing or provide extensive regulation of our business.

     We are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and protect against discriminatory lending practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status. Pursuant to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system we use must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain privacy with respect to certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Soldiers' and Sailors' Civil Relief Act, which requires us to reduce the interest rate charged on each loan to customers who have subsequently joined the military.

     The dealers who originate automobile finance contracts we purchase also must comply with both state and federal credit and trade practice statutes and regulations. Failure of the dealers to comply with these statutes and regulations could result in consumers having rights of rescission and other remedies that could have an adverse effect on us.

     We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable local, state and federal regulations. There can be no assurance, however, that we will be able to maintain all requisite licenses and permits, and the failure to satisfy those and other regulatory requirements could have a material adverse effect on our operations. Further, the adoption of additional, or the revision of existing, rules and regulations could have a material adverse effect on our business.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer.

                               THE EXCHANGE OFFER

Purpose and Effect

         We sold the Old Notes on June 19, 2002 to Bear, Stearns & Co. Inc., Deutsche Bank Securities, JP Morgan and RBC Capital Markets, as the initial purchasers, pursuant to a purchase agreement. The initial purchasers subsequently resold the Old Notes under Rule 144A under the Securities Act. As part of the offering of the initial notes, we entered into the Registration Rights Agreement. The Registration Rights Agreement requires, unless the exchange offer is not permitted by applicable law or Commission policy, that we

         . file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the Closing Date;

         . use our best efforts to cause the Exchange Offer Registration Statement to be declared effective by the Commission within 150 days of June 19, 2002; and

         . consummate the exchange offer within 30 business days after the registration statement is declared effective by the Commission.

         Except as provided below, upon the completion of the exchange offer, the Company's obligations with respect to the registration of the Old Notes and the New Notes will terminate. A copy of the Registration Rights Agreement is incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part, and this summary of the material provisions of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Registration Rights Agreement. Because the registration statement was not filed on or before September 17, 2002, we are required to pay an amount equal to $0.05 per week per $1,000 of Old Notes as liquidated damages for the first 90-day period that we have not complied with our registration and exchange obligations under the Registration Rights Agreement. This amount will increase by $0.05 per week per $1,000 of Old Notes for each successive 90-day period, up to a maximum of $0.50 per week per $1,000 of Old Notes, until the exchange offer has been completed pursuant to the terms of the Registration Rights Agreement. Following the completion of the exchange offer (except as set forth in the paragraph immediately below), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected upon consummation of the exchange offer.

         In order to participate in the exchange offer, a holder must represent to the Company, among other things, that (a) the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the holder, (b) the holder is not engaging in and does not intend to engage in a distribution of the New Notes, (c) the holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes and (d) the holder is not an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company or the Guarantors. Under certain circumstances specified in the Registration Rights Agreement, the Company may be required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes. See "Registration Rights." For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (a) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the exchange offer, (b) following the exchange by a broker-dealer in the exchange offer of an Old Note for a New Note, the date on which such New
Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this prospectus, (c) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with such "shelf" registration statement or (d) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act or may be distributed to the public pursuant to Rule 144(k) under the Securities Act. See "-Procedures for Tendering Old Notes."

         Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that, with the exceptions set forth below, New Notes issued pursuant to the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Company within the meaning of

Rule 405 promulgated under the Securities Act, or a broker-dealer who purchased Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of business of the holder and the holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the New Notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." Broker-dealers who acquired Old Notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the Old Notes.

Consequences of Failure to Exchange Old Notes

         Following the completion of the exchange offer, holders of Old Notes who did not tender their Old Notes, or who did not properly tender their Old Notes, will not have any further registration rights and such Old Notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon expiration of the exchange offer if such holder elects to not participate in the exchange offer.

Terms of the Exchange Offer

         Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m. New York City time, on the Expiration Date. We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of the outstanding Old Notes accepted in the exchange offer. Holders who have tendered their Old Notes may withdraw their tender of Old Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The exchange offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the exchange offer is subject to the terms and provisions of the Registration Rights Agreement. See "--Conditions of the Exchange Offer."

         Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, holders of Old Notes may tender less than the aggregate principal amount represented by the Old Notes they hold, provided that they appropriately indicate this fact on the letter of transmittal accompanying the tendered Old Notes.

         The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture pursuant to which the Old Notes were issued.

         As of the date of this prospectus, $175.0 million in aggregate principal amount of the Old Notes is outstanding. As of June 19, 2002, Cede & Co., was the only registered holder of the Old Notes. Cede & Co. held the Old Notes for ______ of its participants. We have fixed the close of business on _______ __, 2002 as the record date for purposes of determining the persons to whom we will mail this prospectus and the letter of transmittal initially. Only a holder of the Old Notes, or such holder's legal representative or attorney-in-fact, may participate in the exchange offer. We will not fix a record date for determining holders of the Old Notes entitled to participate in the exchange offer. We believe that, as of the date of this prospectus, no such holder is our affiliate, as defined in Rule 405 under the Securities Act.

         We will be deemed to have accepted validly tendered Old Notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of Old Notes and for the purpose of receiving the New Notes from us.

         If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

         Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-Fees and Expenses."

Expiration Date; Extensions; Amendments

         The expiration date shall be _____ __, 2002, at 5:00 p.m., New York City time, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended, but shall not be later than _____ __, 2002.

         In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

         We reserve the right, in our sole discretion,

         .    to delay accepting any Old Notes,

         .    to extend the exchange offer,

         . if any of the conditions set forth below under "--Conditions of the Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension, or termination to the exchange agent, and

         .    to amend the terms of the exchange offer in any manner.

         If we amend the exchange offer in a manner we determine to constitute a material change, we will promptly disclose such amendments by means of a prospectus supplement that we will distribute to the registered holders of the Old Notes. Modification of the exchange offer, including, but not limited to,

         . extension of the period during which the exchange offer is open, and

         . satisfaction of the conditions set forth below under "--Conditions of the Exchange Offer"

may require that at least five business days remain in the exchange offer.

Conditions of the Exchange Offer

         Notwithstanding any other provision of the exchange offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for the Old Notes, the Company determines that the exchange offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

         The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time from time to time.

         In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Accrued Interest

         The New Notes will bear interest at a rate equal to 9 1/4% per annum, which interest shall accrue from June 19, 2002 or from the most recent interest payment date with respect to the Old Notes to which interest was paid or duly provided for. See "Description of the New Notes--Principal, Maturity and Interest."

Procedures for Tendering Old Notes

         Only a holder of Old Notes may tender the Old Notes in the exchange offer. Except as set forth under "-Book Entry Transfer," to tender in the exchange offer a holder must complete, sign, and date the letter of transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the Exchange Agent prior to the expiration date. In addition, (1) certificates for the Old Notes must be received by the Exchange Agent along with the letter of transmittal prior to the expiration date, (2) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if that procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the expiration date or (3) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the letter of transmittal and other required documents must be received by the Exchange Agent at the address set forth under "The Exchange Agent; Assistance" prior to the Expiration Date.

         The tender by a holder that is not withdrawn before the Expiration Date will constitute an agreement between that holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

         THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUSTS COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

         Any beneficial owner whose Old Notes are registered in the name of a broker-dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined) unless Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (ii) for the account of an Eligible Institution. If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York

Stock Exchange Medallion Signature Program or an "eligible guarantor institution" with the meaning on Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

         If the letter of transmittal is signed by a person other than the registered holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Old Notes.

         If the letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the letter of transmittal unless waived by the Company.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent, nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following ______, 2002, unless the exchange offer is extended.

         In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the expiration date or, as set forth under "-Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

         By tendering, each holder will represent to the Company that, among other things, (1) the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered holder, (2) the holder is not engaging in and does not intend to engage in a distribution of such New Notes, (3) the holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes and (4) the holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company.

         In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of an agreement to be bound by the letter of transmittal), and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered, by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the exchange offer.

         Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

Book-Entry Transfer

         The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes being tendered by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the letter of transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at the address set forth under "--Exchange Agent; Assistance" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

         DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in lieu of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

Guaranteed Delivery Procedures

         Holders who wish to tender their Old Notes and whose Old Notes are not immediately available, or who cannot deliver their Old Notes or any other documents required by the letter of transmittal to the Exchange Agent prior to the expiration date, may tender their Old Notes according to the guaranteed delivery procedures set forth in the letter of transmittal. Pursuant to such procedures:

         (1) the holder tenders through an eligible institution and signs a notice of guaranteed delivery,

         (2) on or prior to the Expiration Date, the Exchange Agent receives from the holder and the eligible institution a written or facsimile copy of a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by the Company, setting forth the name and address of the holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within five business days after the date of delivery of the notice of guaranteed delivery, the tendered Old Notes, a duly executed letter of transmittal and any other required documents will be deposited by the eligible institution with the Exchange Agent, and

         (3) such properly completed and executed documents required by the letter of transmittal and the tendered Old Notes in proper form for transfer are received by the Exchange Agent within five business days after the Expiration Date.

         Any holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the notice of guaranteed delivery and letter of transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes for Exchange; Delivery of New Notes

         Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept any and all Old Notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the exchange offer will be delivered promptly after acceptance of the Old

Notes. For purposes of the exchange offer, we shall be deemed to have accepted validly tendered Old Notes, when, as, and if we have given oral or written notice thereof to the Exchange Agent.

         In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after the Exchange Agent timely receives such Old Notes, a properly completed and duly executed letter of transmittal and all other required documents; provided, however, we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer. If we do not accept any tendered Old Notes for any reason, we will return such unaccepted Old Notes without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the exchange offer.

Withdrawal Rights

         Holders may withdraw tenders of Old Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For the withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at its address set forth on the back cover page of this prospectus. The notice of withdrawal must:

         . specify the name of the person who tendered the Old Notes to be withdrawn (the "Depositor");

         . identify the Old Notes to be withdrawn, including the certificate number or numbers and principal amount of withdrawn Old Notes;

         . be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered, including any required signature guarantees, or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an eligible institution together with the other documents required upon transfer by the indenture; and

         . specify the name in which such Old Notes are to be registered, if different from the person who deposited the Old Notes, pursuant to such documents of transfer.

         We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices in our sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to their holder without cost to such holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer--Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

The Exchange Agent; Assistance

         Bank One, NA is the Exchange Agent. All tendered Old Notes, executed letters of transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

                        BY REGISTERED OR CERTIFIED MAIL:

                                  Bank One, NA
                              1111 Polaris Parkway
                               Mail Code OH1-0184
                              Columbus, Ohio 43240
                              Attention: Exchanges

                          BY HAND OR OVERNIGHT COURIER:

                                  Bank One, NA
                          55 Water Street, 1/st/ Floor
                             Geannette Park Entrance
                            New York, New York 10041

                                  BY FACSIMILE:

                               (614) 248-9987 (OH)

                    Confirm by Telephone: (614) 248-4856 (OH)


Fees and Expenses

         We will bear all expenses incident to the consummation of the exchange offer and compliance with the Registration Rights Agreement, including, without limitation: (1) all registration and filing fees, including fees and expenses of compliance with state securities or Blue Sky laws; (2) printing expenses, including expenses of printing certificates for the New Notes in a form eligible for deposit with DTC and of printing prospectuses; (3) messenger, telephone and delivery expenses; (4) fees and disbursements of our counsel; (5) fees and disbursements of independent certified public accountants; (6) rating agency fees; (7) our internal expenses, including all salaries and expenses of our officers and employees performing legal or accounting duties; and (8) fees and expenses, if any, incurred in connection with the listing of the New Notes on a securities exchange.

         We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

         We will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

         We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize expenses of the exchange offer over the term of the New Notes.

                                 CAPITALIZATION

     The following table sets forth certain information regarding our debt and capitalization as of June 30, 2002, and as adjusted to reflect the receipt by us of the net proceeds of the follow-on offering of our common stock. You should read this information in conjunction with our consolidated financial statements and the notes to those financial statements which are incorporated by reference into this prospectus.

                                                                      As of June 30, 2002
                                                                  ---------------------------
                                                                  Actual          As Adjusted
                                                                  ------          -----------
                                                                     (dollars in thousands)
Cash and cash equivalents ..................................   $  119,445              $  589,795
                                                               ==========              ==========

Debt:
     Warehouse credit facilities ...........................   $1,751,974              $1,751,974
     9 1/4% Senior Notes due 2004 ..........................       39,631                  39,631
     9 7/8% Senior Notes due 2006 ..........................      205,548                 205,548
     9 1/4% Senior Notes due 2009 ..........................      172,895                 172,895
     Other notes payable (1) ...............................       66,811                  66,811
                                                               ----------              ----------
                 Total debt ................................    2,236,859               2,236,859


Shareholders' equity:
     Preferred stock, $0.01 par value per share;
       20,000,000 shares authorized, none issued ...........           --                      --
     Common stock, $0.01 par value per share;
       230,000,000 shares authorized
       91,716,416 and 158,716,416 shares issued (2) ........          917                   1,587
     Additional paid-in capital ............................      573,956               1,043,636
     Accumulated other comprehensive income ................       42,797                  42,797
     Retained earnings .....................................      832,446                 832,446

     Treasury stock, at cost (5,899,241 shares) ............      (17,800)                (17,800)
                                                               ----------              ----------
         Total shareholders' equity ........................    1,432,316               1,902,666
                                                               ----------              ----------
              Total capitalization .........................   $3,669,175              $4,139,525
                                                               ==========              ==========

(1) Consists of certain capitalized equipment leases and construction financing.
(2) Does not include shares of common stock reserved for issuance under our stock option plans and 1,287,691 shares of common stock issuable under warrants to be issued to our bond insurer.

                      SELECTED CONSOLIDATED FINANCIAL DATA

      The following table presents certain selected historical consolidated financial data. The historical consolidated financial information under the captions, "Statement of Income Data" and "Cash Flow Data" for each of the years in the five-year period ended June 30, 2002 and under the caption "Balance Sheet Data" for each of the years in the two-year period ended June 30, 2002 have been derived from our consolidated financial statements. The consolidated financial statements as of June 30, 2002 and June 30, 2001 and for each of the years in the three-year period ended June 30, 2002, and the report of independent accountants thereon, are included elsewhere herein. The selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Consolidated Financial Statements (including related notes thereto) contained in this prospectus.

      Historically, except for two securitization transactions in fiscal 1995, we have structured our securitization transactions to meet the criteria for sales of auto receivables under U.S. generally accepted accounting principles. Thus, for all securitizations completed to date, except for the transactions in fiscal 1995, we recorded a gain on sale of receivables when we sold the auto receivables to a securitization trust. We have made a decision to alter the structure of our future securitization transactions to no longer meet the criteria for sales of auto receivables. Accordingly, following a securitization, the receivables and the related securitization indebtedness will remain on our balance sheet. This change will significantly impact our future results of operations compared to our historical results. Therefore, our historical results and management's discussion of such results may not be indicative of our future results.

                                                            Fiscal Years Ended June 30,
                                            --------------------------------------------------------------
                                               2002         2001           2000         1999       1998
                                               ----         ----           ----         ----       ----
                                                                (dollars in thousands)
Statement of Income Data:
Revenue:
   Finance charge income ................   $  339,430   $  225,210     $  124,150  $   75,288  $   55,837
   Gain on sale of receivables ..........      448,544      301,768        209,070     169,892     103,194
   Servicing fee income .................      389,371      281,239        170,251      85,966      47,910
   Other income .........................       12,887       10,007          6,209       4,310       2,395
                                            ----------   ----------     ----------  ----------  ----------
    Total revenue .......................    1,190,232      818,224        509,680     335,456     209,336
   Costs and expenses ...................      625,220      455,864        319,388     213,766     129,174
                                            ----------   ----------     ----------  ----------  ----------
   Income before taxes ..................      565,012      362,360        190,292     121,690      80,162
   Provision for taxes ..................      217,529      139,508         75,791      46,850      30,861
                                            ----------   ----------     ----------  ----------  ----------
    Net income ..........................   $  347,483   $  222,852     $  114,501  $   74,840  $   49,301
                                            ==========   ==========     ==========  ==========  ==========

Cash Flow Data:
Cash revenue:
   Finance charge income ................   $  339,430   $  225,210     $  124,150  $   75,288  $   55,837
   Cash servicing fee(1) ................      227,491      187,790        126,168      73,441      37,043
   Other cash revenue(2) ................       38,678       67,784         29,103      16,445       9,184
   Securitization distributions .........      243,596      214,629        125,104      44,531      43,807
                                            ----------   ----------     ----------  ----------  ----------

   Total cash revenue ...................      849,195      695,413        404,525     209,705     145,871

Cash expenses:
   Operating expenses(3) ................      385,759      288,713        203,862     152,700      89,986
   Interest expense, excluding senior
    notes(4) ............................      101,082       80,086         33,537      18,490      13,620
                                            ----------   ----------     ----------  ----------  ----------
    Total cash expenses .................      486,841      368,799        237,399     171,190     103,606
                                            ----------   ----------     ----------  ----------  ----------
      Cash EBIT .........................   $  362,354   $  326,614     $  167,126  $   38,515  $   42,265
                                            ==========   ==========     ==========  ==========  ==========
   Credit enhancement deposits ..........   $  185,995   $  123,008     $  120,000  $   82,750  $   56,725

Other Data:
   Auto loan originations ...............   $8,929,352   $6,378,652     $4,427,945  $2,879,796  $1,737,813

   Auto loans securitized ...............   $8,608,909   $5,300,004     $3,999,999  $2,770,000  $1,637,499

   Number of branches ...................          251          232            196         176         129

                                                                         Fiscal Years Ended,
                                                 --------------------------------------------------------------------
                                                   June 30,      June 30,       June 30,        June 30,     June 30,
                                                     2002          2001           2000            1999         1998
                                                   --------      --------       --------        --------     --------
                                                                        (dollars in thousands)
Managed  Data:
Net margin(5) .................................  $ 1,539,115    $   997,501     $  643,658      $  400,090   $  220,405
Net charge-offs ...............................      573,818        301,691        214,276         147,344       88,002
Operating expenses ............................      424,131        308,453        223,219         165,345       94,484
Managed auto receivables ......................   14,762,461     10,203,746      6,649,981       4,105,468    2,302,516
Average managed auto receivables ..............   12,464,346      8,291,636      5,334,580       3,129,463    1,649,416
Average principal amount per
    managed auto receivable (in dollars) ......       13,129         12,384         11,706          11,209       10,782
Managed auto receivables greater
    than 60 days delinquent ...................      485,018        250,091        150,624          73,512       59,175
Delinquencies greater than 60 days as a
    percentage of  managed auto receivables ...          3.3%           2.5%           2.3%            1.8%         2.6%
Net charge-offs as a percentage of
    average managed auto receivables ..........          4.6%           3.6%           4.0%            4.7%         5.3%


Ratios:
Ratio of earnings to fixed charges(6) .........          4.9x           4.0x           3.6x            3.9x         4.0x
Percentage of total indebtedness to
  total capitalization ........................         61.0%          64.6%          58.0%           55.9%        54.7%
Return on average common equity ...............         27.5%          26.0%          21.6%(7)        22.0%        20.1%
Operating expenses as a percentage of
  average managed auto receivables ............          3.4%           3.7%           4.1%            5.0%         5.4%
Percentage of senior unsecured debt to
  total equity ................................         29.2%          35.4%          54.5%           93.8%        60.8%

                                                               June 30,
                                                                 2002
                                                       --------------------------
                                                                         As          June 30,
                                                          Actual      Adjusted(8)      2001
                                                       -----------  -------------  -----------
Balance Sheet Data:
Cash and cash equivalents .........................      $  119,445   $   589,795    $   77,053
Credit enhancement assets (9) ....................        1,549,132     1,549,132     1,151,275
Receivables held for sale, net ....................       2,198,391     2,198,391     1,921,465
Total assets ......................................       4,224,931     4,695,281     3,384,907
Warehouse credit facilities .......................       1,751,974     1,751,974     1,502,879
Credit enhancement facility .......................              --            --         3,319
Senior notes ......................................         418,074       418,074       375,000
Other notes payable ...............................          66,811        66,811        23,077
Total debt ........................................       2,236,859     2,236,859     1,937,275
Shareholders' equity ..............................       1,432,316     1,902,666     1,060,196

Credit Statistics:
Senior notes/Cash EBIT ............................             1.2x       1.2x          1.1x
Cash EBIT/Senior notes interest expense ...........            10.4x      10.4x          9.1x

---------------------------
(1) Cash servicing fee consists of servicing fee income less accretion of present value discount.
(2) Other cash revenue consists of other income and cash gain on sale, loss on retirement and discount on issuance of senior notes.
(3)  Represents operating expenses, less depreciation and amortization.
(4)  Represents interest expense, excluding interest expense on senior notes.
(5) Net margin is the difference between (a) finance charge, fee and other income earned on our receivables and (b) the cost to fund the receivables. Net margin is a calculation that assumes that securitized receivables have not been sold or are still on our consolidated balance sheet. Net margin is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to any other measures of performance derived in accordance with generally accepted accounting principles.
(6) Represents the ratio of the sum of income before taxes plus fixed charges for the period to fixed charges. Fixed charges, for the purpose of this computation, represents interest and a portion of rentals representative of an implicit interest factor for such rentals.
(7)  Excludes charge for the closing of our mortgage business in fiscal 2000.
(8) The as adjusted balance sheet data have been calculated giving effect to the follow-on offering of our common stock and the application of the net proceeds therefrom as if it had occurred on June 30, 2002.
(9) Credit enhancement assets consist of restricted cash, investments in trust receivables and interest-only receivables from trusts. See Note 3 of Notes to Consolidated Financial Statements.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

General

     Historically, we have generated earnings and cash flow primarily from the purchase, securitization and servicing of auto receivables. We purchase auto finance contracts from franchised and select independent automobile dealerships and, to a lesser extent, make auto loans directly to consumers. As used in this prospectus, "loans" include auto finance contracts originated by dealers and purchased by us and extensions of credit made directly by us to consumer borrowers. To fund the acquisition of receivables prior to securitization, we utilize borrowings under our warehouse credit facilities. We earn finance charge income on our receivables pending securitization ("receivables held for sale") and pay interest expense on borrowings under our warehouse credit facilities.

     We periodically sell receivables to securitization trusts ("Trusts") that, in turn, sell asset-backed securities to investors. We recognize a gain on the sale of receivables to the Trusts, which represents the difference between the sale proceeds to us, net of transaction costs, and our net carrying value of the receivables, plus the present value of the estimated future excess cash flows to be received by us over the life of the securitization. Excess cash flows result from the difference between the interest received from the obligors on the receivables and the interest paid to investors in the asset-backed securities, net of credit losses and expenses.

     Excess cash flows from the Trusts are initially utilized to fund credit enhancement requirements in order to attain specific credit ratings for the asset-backed securities issued by the Trusts. Once predetermined credit enhancement requirements are reached and maintained, excess cash flows are distributed to us. In addition to excess cash flows, we earn monthly base servicing fee income of 2.25% per annum on the outstanding principal balance of domestic receivables securitized ("serviced receivables") and collect other fees such as late charges as servicer for those Trusts.

     Historically, except for two securitization transactions in fiscal 1995, we have structured our securitization transactions to meet the criteria for sales of auto receivables under generally accepted accounting principles in the United States of America ("GAAP"). Thus, for all securitizations completed to date, except for the transactions in fiscal 1995, we recorded a gain on sale of receivables when we sold the auto receivables to a Trust. The gain-on-sale that we recorded was based on the net present value of expected excess cash flows from the securitized receivables.

     We have made a decision to alter the structure of our future securitization transactions to no longer meet the criteria for sales of auto receivables. Accordingly, following a securitization, the receivables and the related securitization indebtedness will remain on our balance sheet. We will recognize finance charge and fee income on the receivables and interest expense on the securities issued in the securitization and will record a provision for loan losses over the life of the securitization. This change will significantly impact our future results of operations compared to our historical results. Therefore, our historical results and management's discussion of such results may not be indicative of our future results. This structure, combined with our strategy to increase our initial credit enhancement deposits, will allow our reported earnings to be more closely aligned with cash flow distributions from securitization trusts than our previous structure. Additionally, this structure will decrease our reliance on origination growth in order to achieve earnings growth and will provide greater visibility of future finance charge income and net margins related to our managed auto loan portfolio.

Critical Accounting Policies

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements and the amount of revenue and costs and expenses during the reporting periods. Actual results could differ from those estimates and those differences may be material. The accounting policies that we believe are the most critical to understanding and evaluating our reported financial results include the following:

   Gain on Sale of Receivables

     We periodically sell receivables to Trusts that, in turn, sell asset-backed securities to investors. Historically, we have recognized a gain on the sale of receivables to the Trusts, which represents the difference between the sale proceeds to us, net of transaction costs, and our net carrying value of the receivables, plus the present value of the estimated future excess cash flows to be received by us over the life of the securitization. We have made assumptions in order to determine the present value of the estimated future excess cash flows to be generated by the pool of receivables sold. The most significant assumptions made are the cumulative credit losses to be incurred on the pool of receivables sold and the rate at which the estimated future excess cash flows are discounted. The assumptions used represent our best estimates and are described under the caption "Revenue" below. The use of different assumptions could produce different financial results.

     We have made a decision to alter the structure of our future securitization transactions to no longer meet the criteria for sales of auto receivables. Accordingly, following a securitization, the receivables and the related securitization indebtedness will remain on our balance sheet. We will recognize finance charge and fee income on the receivables and interest expense on the securities issued in the securitization and will record a provision for loan losses over the life of the securitization. Therefore, our historical results and management's discussion of such results may not be indicative of our future results.

   Fair Value Measurements

     Certain of our assets, including the our derivative financial instruments and credit enhancement assets, are recorded at fair value. Fair values for derivative financial instruments are based on third-party quoted market prices, where possible. However, market prices are not readily available for our credit enhancement assets and, accordingly, fair value is determined using discounted cash flow models. The most significant assumptions made are the cumulative credit losses to be incurred on the pool of receivables sold and the rate at which estimated future excess cash flows are discounted. The assumptions used represent our best estimates, and are described under the caption "Revenue" below. The use of different assumptions could produce different financial results.

   Allowance for Loan Losses

     We review historical origination and charge-off relationships, charge-off experience factors, collection data, delinquency reports, estimates of the value of the underlying collateral, economic conditions and trends and other information in order to make the necessary judgments as to the appropriateness of the provision for loan losses and the allowance for loan losses. Receivables are charged-off to the allowance for loan losses when we repossess and dispose of the collateral or the account is otherwise deemed uncollectable. We believe that the allowance for loan losses is adequate to cover probable losses inherent in our receivables; however, because the allowance for loan losses is based on estimates, there can be no assurance that the ultimate charge-off amount will not exceed such estimates.

Results of Operations

Year Ended June 30, 2002 as compared to Year Ended June 30, 2001

   Revenue

     Our average managed receivables outstanding consisted of the following (in thousands):

                                                    Years Ended June 30,
                                                 ------------------------------
                                                    2002             2001
                                                 -------------  ---------------
                Auto:
                 Held for sale ................   $ 1,753,182      $1,046,306
                 Serviced .....................    10,711,164       7,245,330
                                                 -------------  ---------------
                                                   12,464,346       8,291,636
                 Other ........................                         2,969
                                                 -------------  ---------------
                                                  $12,464,346      $8,294,605
                                                 =============  ===============

     Average managed receivables outstanding increased by 50% as a result of higher loan purchase volume. We purchased $8,929.4 million of auto loans during fiscal 2002, compared to purchases of $6,378.7 million during fiscal 2001. This growth resulted from increased loan production at branches open during both periods as well as expansion of our branch network. Loan purchases at branch offices opened prior to June 30, 2000, were 10% higher in fiscal 2002 versus fiscal 2001. We operated 251 auto lending branch offices as of June 30, 2002, compared to 232 as of June 30, 2001.

     The average new loan size was $16,428 for fiscal 2002, compared to $15,430 for fiscal 2001. The average annual percentage rate on loans purchased during fiscal 2002 was 17.7%, compared to 19.0% during fiscal 2001. Decreasing short-term market interest rates have lowered our cost of funds, allowing us to pass along some of this benefit in the form of lower loan pricing.

     Finance charge income increased by 51% to $339.4 million for fiscal 2002 from $225.2 million for fiscal 2001. Finance charge income was higher due primarily to an increase of 68% in average auto receivables held for sale in fiscal 2002 versus fiscal 2001. Our effective yield on our auto receivables held for sale decreased to 19.4% for fiscal 2002 from 21.5% for fiscal 2001. The effective yield is higher than the contractual rates of our auto finance contracts as a result of finance charge income earned between the date the auto finance contract is originated by the automobile dealership and the date the auto finance contract is funded by us. The effective yield decreased for fiscal 2002 due to lower loan pricing.

     The gain on sale of receivables increased by 49% to $448.5 million for fiscal 2002 from $301.8 million for fiscal 2001. The increase in gain on sale of auto receivables resulted from the sale of $8,608.9 million of receivables in fiscal 2002 as compared to $5,300.0 million of receivables sold in fiscal 2001. The gain as a percentage of auto receivables sold decreased to 5.2% for fiscal 2002 from 5.7% for fiscal 2001 primarily due to the use of higher cumulative credit loss assumptions.

     Significant assumptions used in determining the gain on sale of auto receivables were as follows:

                                                                                       Years Ended June 30,
                                                                                     --------------------------
                                                                                       2002            2001
                                                                                     ----------     -----------
     Cumulative credit losses (including unrealized gains at time of sale) .........   12.5%          11.3%
     Discount rate used to estimate present value:
         Interest-only receivables from Trusts .....................................   14.0%          14.0%
         Investments in Trust receivables ..........................................    9.8%           9.8%
         Restricted cash ...........................................................    9.8%           9.8%

     The cumulative credit loss assumptions utilized at the time of sale of receivables were determined using a range of possible outcomes based on historical experience, credit attributes for the specific pool of receivables and general economic factors. We increased the assumption for cumulative credit losses used in determining the gain on sale of receivables during fiscal 2002 to incorporate an expected increase in credit losses resulting from the general decline in the economy, including higher unemployment rates.

     The unrealized gains at time of sale represent the excess of the fair value of credit enhancement assets over our carrying value related to such interests when receivables are sold. The cumulative credit loss assumption, including unrealized gains at time of sale, reflects the approximate level that cumulative credit losses could reach (notwithstanding other assumptions) in a securitization pool before the credit enhancement assets could suffer an other than temporary impairment.

     The discount rates used to estimate the present value of credit enhancement assets are based on the relative risks of each asset type. Interest-only receivables from Trusts represent estimated future excess cash flows in the Trusts and have a first loss position to absorb any shortfall in Trust cash flows due to adverse credit loss development or adverse changes in Trust performance relative to other assumptions. While we earn a higher yield on our securitized receivables, we utilize a 14% discount rate for interest-only receivables from Trusts since net undiscounted estimated future excess cash flows already incorporate a default assumption and the receivables underlying the securitization represent a diverse pool of assets. Restricted cash and investments in Trust receivables are backed by cash and receivables and are senior to interest-only receivables from Trusts for credit enhancement purposes. Accordingly, restricted cash and investments in Trust receivables are assigned a lower discount rate than the interest-only receivables from Trusts.

     Servicing fee income increased to $389.4 million, or 3.6% of average serviced auto receivables, for fiscal 2002, compared to $281.2 million, or 3.9% of average serviced auto receivables, for fiscal 2001. Servicing fee income represents accretion of the present value discount on estimated future excess cash flows from the Trusts, base servicing fees and other fees earned by us as servicer of the receivables sold to the Trusts. The growth in servicing fee income is primarily attributable to the increase in average serviced auto receivables outstanding for fiscal 2002 compared to fiscal 2001.

   Costs and Expenses

     Operating expenses as a percentage of average managed receivables outstanding decreased to 3.4% for fiscal 2002, compared to 3.7% for fiscal 2001. The ratio improved as a result of economies of scale realized from a growing receivables portfolio and automation of loan origination, processing and servicing functions. The dollar amount of operating expenses increased by $115.7 million, or 38%, primarily due to the addition of branch offices and loan processing and servicing staff.

     The provision for loan losses increased to $65.2 million for fiscal 2002 from $31.4 million for fiscal 2001 primarily due to higher average amounts of receivables held for sale and the use of a higher provision for loan loss rate. As a percentage of average receivables held for sale, the provision for loan losses was 3.7% and 3.0% for fiscal 2002 and 2001, respectively. The increase in the rate of provision for loan losses reflects the general expectation that continuing weakness in the economy, including an increase in unemployment rates, will cause a higher number of delinquent accounts. Since accounts delinquent for greater than 30 days are ineligible for securitization, receivables held indefinitely by us may increase, resulting in higher losses on receivables prior to securitization.

     Interest expense increased to $135.9 million for fiscal 2002 from $116.0 million for fiscal 2001 due to higher debt levels. Average debt outstanding was $2,366.3 million and $1,255.0 million for fiscal 2002 and 2001, respectively. Our effective rate of interest paid on our debt decreased to 5.7% from 9.2% as a result of lower short-term market interest rates.

     Our effective income tax rate was 38.5% for fiscal 2002 and 2001.

   Other Comprehensive Income

     The unrealized (losses) gains on credit enhancement assets consisted of the following (in thousands):

                                                                                                 Years Ended June 30,
                                                                                                ------------------------
                                                                                                   2002         2001
                                                                                                -----------  -----------
     Unrealized gains at time of sale .........................................................  $ 47,634      $ 27,424
     Unrealized holding (losses) gains related to changes in credit loss assumptions ..........   (68,224)       36,056
     Unrealized holding (losses) gains related to changes in interest rates ...................   (22,276)       55,191
     Net reclassification into earnings .......................................................    (7,939)       (7,564)
                                                                                                -----------  -----------
                                                                                                 $(50,805)     $111,125
                                                                                                ===========  ===========

     The unrealized gains at time of sale represent the excess of the fair value of credit enhancement assets over our carrying value related to such interests when receivables are sold. Unrealized gains at time of sale were higher for fiscal 2002 as compared to fiscal 2001 due to a greater amount of receivables sold in fiscal 2002.

     The cumulative credit loss assumptions used to estimate the fair value of credit enhancement assets are periodically reviewed by us and modified to reflect the actual credit performance for each securitization pool through the reporting date as well as estimates of future losses considering several factors including changes in the general economy. Changes in the fair value of credit enhancement assets as a result of modifications to the credit loss assumptions are reported as unrealized holding gains or losses in other comprehensive income until realized, or, in the case of unrealized holding losses considered to be other than temporary, as a charge to operations.

     We increased the cumulative credit loss assumptions (including remaining unrealized gains at time of sale) used in measuring the fair value of credit enhancement assets to a range of 10.4% to 12.7% as of June 30, 2002, from a range of 8.7% to 11.7% as of June 30, 2001, resulting in an unrealized holding loss of $68.2 million for fiscal 2002. The range of cumulative credit loss assumptions was increased to reflect adverse actual credit performance compared to previous assumptions as well as expectations for higher future losses due to deterioration in the general economy during fiscal 2002.

     We decreased the cumulative credit loss assumptions (including remaining unrealized gain at time of sale) used in measuring the fair value of credit enhancement assets to a range of 8.7% to 11.7% as of June 30, 2001, from a range of 9.4% to 12.6% as of June 30, 2000, resulting in an unrealized holding gain of $36.1 million for fiscal 2001. The range of cumulative credit loss assumptions was decreased to reflect favorable actual credit performance compared to previous assumptions.

     Differences between cumulative credit loss assumptions used in individual securitization pools can be attributed to the original credit attributes of a pool, actual credit performance through the reporting date and pool seasoning to the extent that changes in economic trends will have more of an impact on the expected future performance of less seasoned pools.

     Unrealized holding losses related to changes in interest rates of $22.3 million for fiscal 2002 resulted primarily from a decline in estimated future cash flows to be generated from investment income earned on restricted cash and Trust cash collection accounts due to lower short-term market interest rates. Unrealized holding gains related to changes in interest rates of $55.2 million for fiscal 2001 resulted primarily from an increase in estimated future cash flows from the Trusts due to lower interest rates payable to investors on the floating rate tranches of securitization transactions. This unrealized gain was offset by the unrealized losses on cash flow hedges for fiscal 2001 described below.

     Net unrealized gains of $7.9 million and $7.5 million were reclassified into earnings during fiscal 2002 and 2001, respectively, and relate primarily to recognition of excess estimated cash flows over our initial investment and cash collected to date as well as recognition of unrealized gains at time of sale.

     Another component of other comprehensive income is unrealized losses on cash flow hedges. Unrealized losses on cash flow hedges were $11.8 million for fiscal 2002, compared to $64.2 million for fiscal 2001. Short-term market interest rates decreased during fiscal 2002 and 2001, resulting in an increase in the liability related to our interest rate swap agreements. The unrealized losses were less in fiscal 2002, since, commencing in January 2001, interest rate swap agreements have been executed within the Trusts, thus neutralizing the impact of changes in interest rates (except relative to investment income) on the fair value of credit enhancement assets for Trusts established thereafter. Unrealized gains or losses on cash flow hedges are reclassified into earnings as our unrealized gain or loss related to interest rate fluctuations on our credit enhancement assets are reclassified. Net unrealized losses reclassified into earnings were $9.1 million for fiscal 2002.

   Net Margin

     A key measure of our performance is net margin. Net margin is the difference between finance charge, fee and other income earned on our receivables and the cost to fund the receivables as well as the cost of debt incurred for general corporate purposes.


     Our net margin as reflected in the consolidated income statements is as follows (in thousands):

                                                                                        Years Ended June 30,
                                                                                   -------------------------------
                                                                                       2002              2001
                                                                                   --------------   --------------
         Finance charge, fee and other income ...................................    $ 352,317         $ 235,217
         Funding costs ..........................................................     (135,928)         (116,024)
                                                                                   -------------    --------------

         Net margin .............................................................    $ 216,389         $ 119,193
                                                                                   =============    ==============

     We evaluate the profitability of our lending activities based partly upon the net margin related to our managed auto loan portfolio, including receivables held for sale and serviced receivables. We have historically securitized our receivables held for sale and recorded a gain on the sale of such receivables. The net margin on a managed basis presented below assumes that securitized receivables have not been sold and are still on our consolidated balance sheet. Accordingly, no gain on sale or servicing fee income would have been recognized. Instead, finance charges and fees would be recognized over the life of the securitized receivables as accrued, and interest and other costs related to the asset-backed securities would be recognized as incurred.

     Net margin for our managed auto loan portfolio is as follows (in thousands):

                                                                                             Years Ended June 30,
                                                                                       --------------------------------
                                                                                          2002                 2001
                                                                                       -----------          -----------
        Finance charge, fee and other income ...................................       $ 2,298,439          $ 1,628,483
        Funding costs ..........................................................          (759,324)            (630,982)
                                                                                       -----------          -----------
        Net margin .............................................................       $ 1,539,115          $   997,501
                                                                                       ===========          ===========

     Net margin as a percentage of average managed auto receivables outstanding is as follows (dollars in thousands):

                                                                                             Years Ended June 30,
                                                                                       --------------------------------
                                                                                           2002                2001
                                                                                       ------------         -----------
        Finance charge, fee and other income ...................................               18.4%               19.6%
        Funding costs ..........................................................               (6.1)               (7.6)
                                                                                       ------------         -----------
        Net margin as a percentage of average managed auto receivables .........               12.3%               12.0%
                                                                                       ============         ===========
        Average managed auto receivables .......................................       $ 12,464,346         $ 8,291,636
                                                                                       ============         ===========

     Net margin as a percentage of average managed auto receivables increased for fiscal 2002 compared to fiscal 2001 as we were able to retain some of the benefit of declining interest rates in our loan pricing strategies.

Year Ended June 30, 2001 as compared to Year Ended June 30, 2000

   Revenue

     Our average managed receivables outstanding consisted of the following (in thousands):

                                                                                             Years Ended June 30,
                                                                                       -------------------------------
                                                                                          2001                2000
                                                                                       -----------         -----------
     Auto:
      Held for sale ............................................................       $ 1,046,306         $   543,518
      Serviced .................................................................         7,245,330           4,791,062
                                                                                       -----------         -----------
                                                                                         8,291,636           5,334,580
      Other ....................................................................             2,969              22,011
                                                                                       -----------         -----------
                                                                                       $ 8,294,605         $ 5,356,591
                                                                                       ===========         ===========

     Average managed receivables outstanding increased by 55% as a result of higher loan purchase volume. We purchased $6,378.7 million of auto loans during fiscal 2001, compared to purchases of $4,427.9 million during fiscal 2000. This growth resulted from increased loan production at branches open during both periods as well as expansion of our branch network. Loan purchases at branch offices opened prior to June 30, 1999, were 19.0% higher in fiscal 2001 versus fiscal 2000. We operated 232 auto lending branch offices as of June 30, 2001, compared to 196 as of June 30, 2000.

     The average new loan size was $15,430 for fiscal 2001, compared to $14,257 for fiscal 2000. The average annual percentage rate on loans purchased during fiscal 2001 was 19.0%, compared to 18.9% during fiscal 2000.

     Finance charge income consisted of the following (in thousands):

                                                        Years Ended June 30,
                                                    ----------------------------
                                                       2001              2000
                                                    ---------          ---------

       Auto ...................................     $ 225,210          $ 123,093
       Other ..................................                            1,057
                                                    ---------          ---------
                                                    $ 225,210          $ 124,150
                                                    =========          =========

     The increase in finance charge income was primarily due to an increase of 93% in average auto receivables held for sale in fiscal 2001 versus fiscal 2000. Our effective yield on our auto receivables held for sale decreased to 21.5% for fiscal 2001 from 22.7% for fiscal 2000. The effective yield is higher than the contractual rates of our auto finance contracts primarily as a result of finance charge income earned between the date the auto finance contract is originated by the automobile dealership and the date the auto finance contract is funded by us. The effective yield decreased for fiscal 2001 due to lower levels of finance charges earned between the origination date and funding date.

     The gain on sale of receivables consisted of the following (in thousands):

                                                       Years Ended June 30,
                                                    ---------------------------
                                                       2001             2000
                                                    ---------         ---------

       Auto ...................................     $ 301,768         $ 207,559
       Other ..................................                           1,511
                                                    ---------         ---------
                                                    $ 301,768         $ 209,070
                                                    =========         =========

     The increase in gain on sale of auto receivables of 45% resulted from the sale of $5,300.0 million of receivables in fiscal 2001 as compared to $4,000.0 million of receivables sold in fiscal 2000. The gain as a percentage of auto receivables sold increased to 5.7% for fiscal 2001 from 5.2% for fiscal 2000 primarily due to increased interest margins as a result of a decrease in short-term market interest rates.

     Significant assumptions used in determining the gain on sale of auto receivables were as follows (the weighted average discount rate was used in fiscal 2000 due to the discount rate change during that year):

                                                                                                    Years Ended June 30,
                                                                                                ---------------------------
                                                                                                   2001             2000
                                                                                                ----------        ---------
       Cumulative credit losses (including unrealized gains at time of sale) .............         11.3%            10.9%
       Discount rate used to estimate present value:
          Interest-only receivables from Trusts ..........................................         14.0%           12.30%
          Investments in Trust receivables ...............................................          9.8%             8.1%
          Restricted cash ................................................................          9.8%             8.1%

     The cumulative credit loss assumptions utilized at the time of sale of receivables were determined using a range of possible outcomes based on historical experience, credit attributes for the specific pool of receivables and general economic factors. We increased the assumption for cumulative credit losses used in determining the gain on sale of receivables during fiscal 2001 to incorporate an expected increase in credit losses resulting from the general decline in the economy, including higher unemployment rates.

     The unrealized gains at time of sale represent the excess of the fair value of credit enhancement assets over our carrying value related to such interests when receivables are sold. The cumulative credit loss assumption, including unrealized gains at time of sale, reflects the approximate level that cumulative credit losses could reach (notwithstanding other assumptions) in a securitization pool before the credit enhancement assets could suffer an other than temporary impairment.

     The discount rates used to estimate the present value of credit enhancement assets are based on the relative risks of each asset type. Interest-only receivables from Trusts represent estimated future excess cash flows in the Trusts and have a first loss position to absorb any shortfall in Trust cash flows due to adverse credit loss development or adverse changes in Trust performance relative to other assumptions. While we earn a higher yield on our securitized receivables, we utilize a 14.0% discount rate for interest-only receivables from Trusts since undiscounted estimated future excess cash flows already incorporate a default assumption and the receivables underlying the securitization represent a diverse pool of assets. Restricted cash and investments in Trust receivables are backed by cash and receivables and are senior to interest-only receivables from Trusts for credit enhancement purposes. Accordingly, restricted cash and investments in Trust receivables are assigned a lower discount rate than the interest-only receivables from Trusts.

     We increased the discount rate used in determining the gain on sale of auto receivables effective for auto receivables sold subsequent to June 1, 2000. The discount rate used to estimate the present value of interest-only receivables from Trusts increased to 14.0% from 12.0% and the discount rate used to estimate the present value of investments in Trust receivables and restricted cash increased to 9.8% from 7.8%. The increased discount rate results only in a difference in the timing of revenue recognition from securitizations and has no effect on our estimate of expected excess cash flows from such transactions. While the total amount of revenue recognized over the term of a securitization transaction is the same, a higher discount rate results in (1) lower initial gains on the sale of receivables and (2) higher subsequent servicing fee income from accretion of the additional discount.

     Servicing fee income increased to $281.2 million, or 3.9% of average serviced auto receivables, for fiscal 2001, compared to $170.3 million, or 3.6% of average serviced auto receivables, for fiscal 2000. Servicing fee income represents accretion of the present value discount on estimated future excess cash flows from the Trusts, base servicing fees and other fees earned by us as servicer of the auto receivables sold to the Trusts. The growth in servicing fee income is attributable to the increase in average serviced auto receivables outstanding for fiscal 2001 compared to fiscal 2000.

  Costs and Expenses

     Operating expenses as a percentage of average managed receivables outstanding decreased to 3.7% for fiscal 2001, compared to 4.2% for fiscal 2000. The ratio improved as a result of economies of scale realized from a growing receivables portfolio and automation of loan origination, processing and servicing functions. The dollar amount of operating expenses increased by $85.2 million, or 38%, primarily due to the addition of branch offices and loan processing and servicing staff.

     The provision for loan losses increased to $31.4 million for fiscal 2001 from $16.4 million for fiscal 2000 due to higher average amounts of receivables held for sale. As a percentage of average receivables held for sale, the provision for loan losses was 3.0% for fiscal 2001 and 2000.

     Interest expense increased to $116.0 million for fiscal 2001 from $69.3 million for fiscal 2000 due to higher debt levels. Average debt outstanding was $1,255.0 million and $697.3 million for fiscal 2001 and 2000, respectively. Our effective rate of interest paid on our debt decreased to 9.2% from 9.9% as a result of lower short-term market interest rates.

     Our effective income tax rate was 38.5% for fiscal 2001 and 39.8% for fiscal 2000. The effective tax rate was higher for fiscal 2000 due to the non-deductible write-off of goodwill related to the closing of the mortgage operations.

  Other Comprehensive Income

     The unrealized gains on credit enhancement assets consisted of the following (in thousands):

                                                                                                Years Ended
                                                                                                  June 30,
                                                                                           ----------------------
                                                                                             2001         2000
                                                                                           ---------    ---------
       Unrealized gains at time of sale ...........................................        $  27,424    $  21,283
       Unrealized holding gains related to changes in credit loss assumptions .....           36,056       19,073
       Unrealized holding gains related to changes in interest rates ..............           55,191
       Net reclassification into earnings .........................................           (7,546)      (2,361)
                                                                                           ---------    ---------
                                                                                           $ 111,125    $  37,995
                                                                                           =========    =========

     The unrealized gains at time of sale represent the excess of the fair value of credit enhancement assets over our carrying value related to such interests when receivables are sold. Unrealized gains at time of sale were higher for fiscal 2001 as compared to fiscal 2000 due to a greater amount of receivables sold in fiscal 2001.

     The cumulative credit loss assumptions used to estimate the fair value of credit enhancement assets are periodically reviewed by us and modified to reflect the actual credit performance for each securitization pool through the reporting date as well as estimates of future losses considering several factors including changes in the general economy. Changes in the fair value of credit enhancement assets as a result of modifications to the credit loss assumptions are reported as unrealized holding gains or losses in other comprehensive income until realized, or, in the case of unrealized holding losses considered to be other than temporary, as a charge to operations.

     We decreased the cumulative credit loss assumptions (including remaining unrealized gains at time of sale) used in measuring the fair value of credit enhancement assets to a range of 8.7% to 11.7% as of June 30, 2001, from a range of 9.4% to 12.6% as of June 30, 2000, resulting in an unrealized holding gain of $36.1 million for fiscal 2001. The range of cumulative credit loss assumptions was decreased to reflect favorable actual credit performance compared to previous assumptions.

     We decreased the cumulative credit loss assumptions (including remaining unrealized gains at time of sale) used in measuring the fair value of credit enhancement assets on certain of our securitization pools as of June 30, 2000, resulting in an unrealized holding gain of $19.1 million for fiscal 2000. The cumulative credit loss assumptions were decreased in those securitization pools to reflect favorable actual credit performance compared to previous assumptions.

     Differences between cumulative credit loss assumptions used in individual securitization pools can be attributed to the original credit attributes of a pool, actual credit performance through the reporting date and pool seasoning to the extent that changes in economic trends will have more of an impact on the expected future performance of less seasoned pools.

     Unrealized holding gains related to changes in interest rates of $55.2 million for fiscal 2001 resulted primarily from an increase in estimated future cash flows from the Trusts due to lower interest rates payable to investors on the floating rate tranches of securitization transactions. This gain was offset by the unrealized losses on cash flow hedges for fiscal 2001 described below. There were no unrealized holding gains related to changes in interest rates for fiscal 2000.

     Net unrealized gains of $7.5 million and $2.4 million were reclassified into earnings during fiscal 2001 and 2000, respectively, and relate primarily to recognition of excess estimated cash flows over our initial investment and cash collected to date as well as recognition of unrealized gains at time of sale.

     Another component of other comprehensive income is unrealized losses on cash flow hedges. Unrealized losses on cash flow hedges were $64.2 million for fiscal 2001. Short-term market interest rates decreased during fiscal 2001, resulting in an increase in the liability related to our interest rate swap agreements. Prior to our adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133, an amendment of FASB Statement No. 133," and Statement of Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133" ("SFAS 133"), on July 1, 2000, we recognized our derivative financial instruments as a part of our credit enhancement assets rather than as a separate liability on our consolidated balance sheets. Accordingly, no unrealized gains or losses on cash flow hedges were recognized in fiscal 2000. Unrealized gains or losses on cash flow hedges are reclassified into earnings as our unrealized gain or loss related to interest rate fluctuations on our credit enhancement assets are reclassified.

  Net Margin

     A key measure of our performance is net margin. Net margin is the difference between finance charge, fee and other income earned on our receivables and the cost to fund the receivables as well as the cost of debt incurred for general corporate purposes.

     Our net margin as reflected in the consolidated income statements is as follows (in thousands):

                                                         Years Ended June 30,
                                                        ----------------------
                                                          2001         2000
                                                        ---------    ---------
       Finance charge, fee and other income ........    $ 235,217    $ 130,359
       Funding costs ...............................     (116,024)     (69,310)
                                                        ---------    ---------
       Net margin ..................................    $ 119,193    $  61,049
                                                        =========    =========

     We evaluate the profitability of our lending activities based partly upon the net margin related to our managed auto loan portfolio, including receivables held for sale and serviced receivables. We have historically securitized our receivables held for sale and recorded a gain on the sale of such receivables. The net margin on a managed basis presented below assumes that securitized receivables have not been sold and are still on our consolidated balance sheet. Accordingly, no gain on sale or servicing fee income would have been recognized. Instead, finance charges and fees would be recognized over the life of the securitized receivables as accrued, and interest and other costs related to the asset-backed securities would be recognized as incurred.

     Net margin for the our managed auto loan portfolio is as follows (in thousands):

                                                         Years Ended June 30,
                                                      -------------------------
                                                         2001           2000
                                                      ----------     ----------
       Finance charge, fee and other income .......   $1,628,483     $1,048,382
       Funding costs ..............................     (630,982)      (404,724)
                                                      ----------     ----------
       Net margin .................................   $  997,501     $  643,658
                                                      ==========     ==========

     Net margin as a percentage of average managed auto receivables outstanding is as follows (dollars in thousands):

                                                                                      Years Ended June 30,
                                                                                  ---------------------------
                                                                                      2001            2000
                                                                                  -----------     -----------
       Finance charge, fee and other income ................................             19.6%           19.6%
       Funding costs .......................................................             (7.6)           (7.6)
                                                                                  -----------     -----------
       Net margin as a percentage of average managed auto receivables ......             12.0%           12.0%
                                                                                  ===========     ===========
       Average managed auto receivables ....................................      $ 8,291,636     $ 5,334,580
                                                                                  ===========     ===========

Credit Quality

     We provide financing in relatively high-risk markets, and, therefore, anticipate a corresponding high level of delinquencies and charge-offs.

     Historically, receivables purchased by us have been held on our balance sheet until such loans are sold in a securitization transaction. However, receivables may be ineligible for sale if they do not meet certain criteria established in connection with securitization transactions, the most significant of which is that receivables must be less than 31 days delinquent at the time of sale. Provisions for loan losses are charged to operations in amounts sufficient to maintain the allowance for loan losses on the balance sheet at a level considered adequate to cover probable credit losses on receivables that are either currently ineligible for sale or may in the future become ineligible for sale and thus may be held indefinitely by us. Receivables held for sale are charged-off to the allowance for loan losses when we repossess and dispose of the collateral or the account is otherwise deemed uncollectable.

      We have periodically sold receivables in securitization transactions to Trusts and retained an interest in the receivables sold in the form of credit enhancement assets. Credit enhancement assets are reflected on our balance sheet at fair value, calculated based upon the present value of estimated excess future cash flows from the Trusts using, among other assumptions, estimates of future cumulative credit losses on the receivables sold. Charge-offs of receivables that have been sold to Trusts decrease the amount of excess future cash flows from the Trusts. If such charge-offs are expected to exceed our original estimates of cumulative credit losses, the fair value of credit enhancement assets could be written down through an impairment charge to earnings.

      The following tables present certain data related to our managed receivables portfolio (dollars in thousands):

                                                                                         June 30, 2002
                                                                     -----------------------------------------------------
                                                                                                                Total
                                                                      Held for Sale        Serviced            Managed
                                                                     ---------------     -------------     ---------------
Principal amount of receivables ................................          $2,261,718       $12,500,743         $14,762,461
                                                                     ===============     =============     ===============
Nonaccretable acquisition fees .................................             (40,618)                              (40,618)
Allowance for loan losses ......................................             (22,709)      $(1,380,213)(a)     $(1,402,922)
                                                                     ---------------     =============     ===============
Receivables, net ...............................................          $2,198,391
                                                                     ===============
Number of outstanding contracts ................................             148,826           975,562           1,124,388
                                                                     ===============     =============     ===============
Average principal amount of outstanding contract
    (in dollars) ...............................................          $   15,197       $    12,814         $    13,129
                                                                     ===============     =============     ===============
Allowance for loan losses and nonaccretable acquisition fees
    as a percentage of receivables .............................                 2.8%             11.0%                9.8%
                                                                     ===============     =============     ===============

         (a) The allowance for loan losses related to serviced auto receivables is factored into the valuation of interest-only receivables from Trusts in our consolidated balance sheets. Assumptions for cumulative credit losses are added and charge-offs of receivables that have been sold to Trusts reduce the allowance for loan losses.

                                                                                         June 30, 2001
                                                                     -----------------------------------------------------
                                                                                                                Total
                                                                      Held for Sale        Serviced            Managed
                                                                     ---------------     -------------     ---------------
Principal amount of receivables ................................          $1,973,828       $ 8,229,918         $10,203,746
                                                                     ===============     =============     ===============
Nonaccretable acquisition fees .................................             (42,280)                              (42,280)
Allowance for loan losses ......................................             (10,083)      $  (868,184)(a)     $  (878,267)
                                                                     ---------------     =============     ===============
Receivables, net ...............................................          $1,921,465
                                                                     ===============
Number of outstanding contracts ................................             133,214           690,705             823,919
                                                                     ===============     =============     ===============
Average principal amount of outstanding contract
    (in dollars) ...............................................          $   14,817       $    11,915         $    12,384
                                                                     ===============     =============     ===============
Allowance for loan losses and nonaccretable acquisition fees
    as a percentage of receivables .............................                 2.7%             10.6%                9.0%
                                                                     ===============     =============     ===============


         (a) The allowance for loan losses related to serviced auto receivables is factored into the valuation of interest-only receivables from Trusts in our consolidated balance sheets. Assumptions for cumulative credit losses are added and charge-offs of receivables that have been sold to Trusts reduce the allowance for loan losses.

      The following is a summary of auto receivables that are (1) more than 30 days delinquent, but not yet in repossession, and (2) in repossession (dollars in thousands):

                                                                  June 30, 2002
                                  ----------------------------------------------------------------------------
                                      Held for Sale                Serviced                 Total Managed
                                  ---------------------     ----------------------      ----------------------
                                   Amount       Percent       Amount       Percent        Amount       Percent
                                  -------      --------     ----------     -------      ----------     -------
Delinquent contracts:
  31 to 60 days ..............    $41,512           1.8%    $1,000,753         8.0%     $1,042,265         7.0%
  Greater than 60 days .......     34,084           1.5        450,934         3.6         485,018         3.3
                                  -------      --------     ----------     -------      ----------     -------
                                   75,596           3.3      1,451,687        11.6       1,527,283        10.3
  In repossession ............     14,257           0.7        147,272         1.2         161,529         1.1
                                  -------      --------     ----------     -------      ----------     -------
                                  $89,853           4.0%    $1,598,959        12.8%     $1,688,812        11.4%
                                  =======      ========     ==========     =======      ==========     =======


                                                                  June 30, 2001
                                  ----------------------------------------------------------------------------
                                      Held for Sale                Serviced                 Total Managed
                                  ---------------------     ----------------------      ----------------------
                                   Amount       Percent       Amount       Percent        Amount       Percent
                                  -------      --------     ----------     -------      ----------     -------
Delinquent contracts:
  31 to 60 days ..............    $36,791           1.9%    $  639,634         7.7%     $  676,425         6.6%
  Greater than 60 days .......     14,778           0.8        235,313         2.9         250,091         2.5
                                  -------      --------     ----------     -------      ----------     -------
                                   51,569           2.7        874,947        10.6         926,516         9.1
  In repossession ............      8,737           0.4         96,766         1.2         105,503         1.0
                                  -------      --------     ----------     -------      ----------     -------
                                  $60,306           3.1%    $  971,713        11.8%     $1,032,019        10.1%
                                  =======      ========     ==========     =======      ==========     =======

      Delinquencies in our managed receivables portfolio may vary from period to period based upon the average age or seasoning of the portfolio, seasonality within the calendar year and economic factors. Due to our target customer base, a relatively high percentage of accounts become delinquent at some point in the life of a loan and there is a fairly high rate of account movement between current and delinquent status in the portfolio. Delinquencies were higher as of June 30, 2002, compared to June 30, 2001, due to continued weakness in the economy, including higher unemployment rates, and, to a lesser extent, an increase in the average age of our managed receivables portfolio.

      In accordance with our policies and guidelines, we at times offer payment deferrals to consumers, whereby the consumer is allowed to move a delinquent payment to the end of the loan typically by paying a fee (approximately the interest portion of the payment deferred). Our policies and guidelines, as well as certain contractual restrictions in our securitization transactions, limit the number and frequency of deferments that may be granted. An account for which all delinquent payments are deferred is classified as current at the time the deferment is granted. Thereafter, such account is aged based on the timely payment of future installments in the same manner as any other account. Contracts receiving a payment deferral as an average quarterly percentage of average managed auto receivables outstanding were 4.9%, 4.7% and 4.4% for fiscal 2002, 2001 and 2000, respectively. Receivables held for sale receiving a payment deferral were less than 2.0% of the total amount deferred in fiscal 2002, 2001 and 2000.

      We evaluate the results of our deferment strategies based upon the amount of cash installments that are collected on accounts that have been deferred versus the extent to which the collateral underlying deferred accounts has depreciated over the same period of time. We believe that payment deferrals granted according to our policies and guidelines are an effective portfolio management technique and result in higher ultimate cash collections from the portfolio.

     The following table presents charge-off data with respect to our auto receivables portfolio (dollars in thousands):

                                                                                        Years Ended June 30,
                                                                              ----------------------------------------
                                                                                 2002          2001          2000
                                                                              ------------  -----------  -------------
Held for sale:
  Repossession charge-offs .............................................       $  76,799     $  26,554    $  16,080
  Less: Recoveries .....................................................         (39,520)      (13,850)      (8,490)
  Mandatory charge-offs (1) ............................................          17,141         4,630        2,033
                                                                              ------------  -----------  -------------
  Net charge-offs ......................................................       $  54,420     $  17,334    $   9,623
                                                                              ============  ===========  =============
Serviced:
  Repossession charge-offs .............................................       $ 740,016     $ 432,590    $ 325,115
  Less: Recoveries .....................................................        (355,252)     (220,565)    (173,591)
  Mandatory charge-offs (1) ............................................         134,634        72,332       53,129
                                                                              ------------  -----------  -------------

  Net charge-offs ......................................................       $ 519,398     $ 284,357    $ 204,653
                                                                              ============  ===========  =============

Total managed:
  Repossession charge-offs .............................................       $ 816,815     $ 459,144    $ 341,195
  Less: Recoveries .....................................................        (394,772)     (234,415)    (182,081)
  Mandatory charge-offs (1) ............................................         151,775        76,962       55,162
                                                                              ------------  -----------  -------------

  Net charge-offs ......................................................       $ 573,818     $ 301,691    $ 214,276
                                                                              ============  ===========  =============

Net charge-offs as a percentage of average managed receivables
   outstanding .........................................................             4.6%          3.6%         4.0%
                                                                              ============  ===========  =============
Recoveries as a percentage of repossession charge-offs .................            48.3%         51.1%        53.4%
                                                                              ============  ===========  =============

(1) Mandatory charge-offs represent accounts charged off in full with no recovery amounts realized at time of charge off.

     Net charge-offs as an annualized percentage of average managed receivables outstanding may vary from period to period based upon the average age or seasoning of the portfolio and economic factors. Net charge-offs increased for fiscal 2002 compared to fiscal 2001 due to continued weakness in the economy, including higher unemployment rates, and due to lower net recoveries on repossessed vehicles. Net charge-offs decreased for fiscal 2001 compared to fiscal 2000 due to changes in our credit strategies and favorable economic conditions. Recoveries as a percentage of repossession charge-offs decreased due to general declines in used car auction values.

Liquidity and Capital Resources

     Our primary sources of cash have been borrowings under our warehouse facilities and sales of auto receivables to Trusts in securitization transactions. Our primary uses of cash have been purchases of receivables and funding credit enhancement requirements for securitization transactions.

     We required cash of $9,055.0 million, $6,367.8 million and $4,425.8 million for the purchase of auto finance contracts during fiscal 2002, 2001 and 2000, respectively. These purchases were funded initially utilizing warehouse facilities and subsequently through the sale of auto receivables in securitization transactions.

     As of October 9, 2002, we have three separate funding agreements with administrative agents on behalf of institutionally managed commercial paper conduits and bank groups with aggregate structured warehouse financing availability of approximately $3,295.0 million. One of the commercial paper facilities is renewable annually and provides for available structured warehouse financing of $250.0 million through September 2003. Another facility provides for multi-year structured warehouse financing with availability of $500.0 million through November 2003. A third facility provides for available structured warehouse financing of $2,545.0 million, of which $380.0 million matures in March 2003 and the remaining $2,165.0 million matures in March 2005. No amounts were outstanding under these facilities as of June 30, 2002.

     We also have three funding agreements with administrative agents on behalf of institutionally managed medium term note conduits under which $500.0 million, $750.0 million and $500.0 million, respectively, of proceeds are available through the terms of the agreements. The funding agreements allow for the substitution of auto receivables (subject to an overcollateralization formula) for cash, and vice versa, thus allowing us to use the medium term note proceeds to finance auto receivables on a revolving basis. The agreements mature in December 2003, June 2004 and February 2005, respectively. A total of $1,750.0 million was outstanding under these facilities as of June 30, 2002.

     Our Canadian subsidiary has a revolving credit agreement, under which the subsidiary may borrow up to $150 million Cdn., subject to a defined borrowing base. This facility matures in August 2003. A total of $2.0 million was outstanding under the Canadian revolving credit agreement as of June 30, 2002. Additionally, our Canadian subsidiary has a warehouse credit facility with availability of $100.0 million Cdn., subject to a defined borrowing base. The warehouse credit facility expires in May 2003. No amounts were outstanding under the warehouse credit facility as of June 30, 2002.

     As is customary in our industry, certain of our warehouse facilities need to be renewed on an annual basis. We have historically been successful in renewing and expanding these facilities on an annual basis. If we were unable to renew these facilities on acceptable terms, there could be a material adverse effect on our financial position, results of operations and liquidity.

     In June 2002, we issued $175.0 million of 9.25% senior notes that are due in May 2009. Interest on the notes is payable semiannually in May and November. The proceeds from the senior notes issuance were used to redeem $135.4 million of our $175.0 million 9.25% senior notes due in 2004. Subsequent to June 2002, we redeemed the remaining $39.6 million of senior notes due in 2004.

     The following table summarizes the scheduled payments under our contractual long-term debt obligations (in thousands):

                                                                      Years Ending June 30,
                                              ---------------------------------------------------------------------
                                                    2003     2004 - 2005   2006 - 2007    After 2007        Total
                                              ------------- ------------- -------------  ------------   -----------
 Operating leases .........................      $  80,605   $    28,572     $  21,280     $  33,002    $   163,459
 Other notes payable ......................         37,291        17,976         7,674         3,870         66,811
 Medium term notes ........................                    1,750,000                                  1,750,000
 Senior notes .............................         39,631                     200,000       175,000        414,631
                                                 ---------   -----------     ---------     ---------    -----------
      Total ...............................      $ 157,527   $ 1,796,548     $ 228,954     $ 211,872    $ 2,394,901
                                                 =========   ===========     =========     =========    ===========

     We completed thirty-three auto receivables securitization transactions through June 30, 2002. The proceeds from the transactions were primarily used to repay borrowings outstanding under our warehouse facilities.

     A summary of the active transactions through June 30, 2002 is as follows (in millions):

                                                       Original       Balance at
     Transaction (a)               Date                  Amount     June 30, 2002
     ----------------------  -----------------  ---------------    ---------------
     1998-D ...............  November 1998            $   625.0       $    74.5
     1999-A ...............  February 1999                700.0           104.1
     1999-B ...............  May 1999                   1,000.0           196.9
     1999-C ...............  August 1999                1,000.0           257.9
     1999-D ...............  October 1999                 900.0           260.5
     2000-A ...............  February 2000              1,300.0           437.8
     2000-B ...............  May 2000                   1,200.0           488.0
     2000-C ...............  August 2000                1,100.0           506.2
     2000-1 ...............  November 2000                495.0           235.3
     2000-D ...............  November 2000                600.0           319.4
     2001-A ...............  February 2001              1,400.0           794.2
     2001-1 ...............  April 2001                 1,089.0           663.9
     2001-B ...............  July 2001                  1,850.0         1,342.8
     2001-C ...............  September 2001             1,600.0         1,269.0
     2001-D ...............  October 2001               1,800.0         1,469.2
     2002-A ...............  February 2002              1,600.0         1,466.3
     2002-1 ...............  April 2002                   990.0           922.7
     2002-A Canada (b) ....  May 2002                     158.9           147.5
     2002-B ...............  June 2002                  1,200.0         1,191.5
                                                ---------------    ---------------
                                                      $20,607.9       $12,147.7
                                                ===============    ===============

       (a) Transactions 1994-A, 1995-A and B, 1996-A, B, C and D, 1997-A, B, C and D, and 1998-A, B and C originally totaling $3,520.5 million have been paid off as of June 30, 2002.

       (b) The balance at June 30, 2002 reflects fluctuations in foreign currency translation rates as well as principal pay downs.

     In connection with securitization transactions, we are required to provide credit enhancement in order to attain specific credit ratings for the asset-backed securities issued by the Trusts. We typically make an initial deposit to a restricted cash account and subsequently use excess cash flows generated by the Trusts to either increase the restricted cash account or repay the outstanding asset-backed securities on an accelerated basis, thus creating additional credit enhancement through overcollateralization in the Trusts. When the credit enhancement levels reach specified percentages of the Trust's pool of receivables, excess cash flows are distributed to us. We generally expect to begin to receive excess cash flow distributions from our insured securitization transactions approximately 15 to 18 months after receivables are securitized, although the timing of cash flow distributions is dependent upon the structure of the securitization transaction.

     We employ two types of securitization structures. The structure we utilize most frequently involves the purchase of a financial guaranty policy issued by an insurer to cover the asset-backed securities and the use of reinsurance and other alternative credit enhancements to reduce the required initial deposit to the restricted cash account. The reinsurance used to reduce our initial cash deposit has typically been arranged by the insurer of the asset-backed securities. As of June 30, 2002, we had commitments from the insurer for an additional $125.5 million of reinsurance that expires in December 2002. In August 2002, we obtained an additional $200.0 million of reinsurance commitments that will expire in December 2003. The new reinsurance commitments increase our initial cash deposit requirement to a level of 3%, compared to 2% under the previous commitments, which will require an additional $50.0 million of cash deposits over the term of the new commitments. Also, in August 2002, we entered into a revolving credit enhancement facility that provides for borrowing up to $290 million for the financing of bonds rated BBB- and BB- by Standard and Poor's in connection with securitization transactions. This credit facility provides additional liquidity for credit enhancement in future. We rely on these reinsurance arrangements and the credit facility to supplement the amount of cash we would otherwise require to support our securitization program. If we were unable to access reinsurance or alternative credit enhancements on acceptable terms, there could be a material adverse effect on our liquidity.

     We had a credit enhancement facility with a financial institution which we used to fund a portion of the initial cash deposit in securitization transactions through October 2001, similar to the amount covered by the reinsurance described above. Borrowings under the credit enhancement facility were collateralized by our credit enhancement assets. In June 2002, this credit enhancement facility was terminated by mutual agreement and borrowings under this facility have been repaid with a corresponding release of restricted cash. We replaced the credit enhancement provided by this facility with a $130.0 million letter of credit from another financial institution. This letter of credit does not represent funded debt and, therefore, is not recorded as debt on our consolidated balance sheet.

     Our second securitization structure involves the sale of subordinate asset-backed securities in order to provide credit enhancement for the senior asset-backed securities. The subordinate asset-backed securities replace a portion of our initial credit enhancement deposit otherwise required in a securitization transaction in a manner similar to the utilization of reinsurance or other alternative credit enhancements described in the preceding paragraphs.

     Initial deposits for credit enhancement purposes were $368.5 million, $180.0 million and $192.0 million for fiscal 2002, 2001 and 2000, respectively. Borrowings under the credit enhancement facility of $182.5 million, $57.0 million and $72.0 million for fiscal 2002, 2001 and 2000, respectively, were used to fund initial deposits for credit enhancement purposes. Excess cash flows distributed to us were $243.6 million, $214.6 million and $125.1 million for fiscal 2002, 2001 and 2000, respectively.

     With respect to our securitization transactions covered by a financial guaranty insurance policy, agreements with the insurer provide that if delinquency, default or net loss ratios in a Trust's pool of receivables exceed certain targets, the specified credit enhancement levels would be increased. If a targeted ratio were exceeded in any insured securitization and a waiver were not granted by the insurer, excess cash flows from all of our insured securitizations could be used by the insurer to increase credit enhancement for the securitization in which a ratio was exceeded to higher specified levels rather than being distributed to us. If a targeted ratio were exceeded for an extended period of time in larger securitizations requiring a greater amount of additional credit enhancement, there could be a material adverse effect on our liquidity.

     As of August 31, 2002, none of our securitizations had delinquency, default or net loss ratios in excess of the targeted levels. However, as a result of expected seasonal increases in delinquency levels through February 2003 and the prospects for continued economic weakness, we believe that it is likely that the initially targeted delinquency ratios will be exceeded in certain of our securitizations during that time period. In September 2002, the insurer agreed to revise the targeted delinquency trigger levels through and including the March 2003 distribution date. As a result, we do not expect to exceed the revised targets with respect to any Trusts. We anticipate that expected seasonal improvements in delinquency levels after February 2003 will result in the ratios being reduced below applicable target levels. However, further deterioration in the economy subsequent to March 2003 could cause targeted ratios to be exceeded, resulting in greater stress on our liquidity position in the event additional waivers are not granted. We may be required to significantly decrease loan origination activities, and implement other significant expense reductions, if securitization distributions to us are materially decreased for a prolonged period of time.

     On September 12, 2002, Moody's Investors Service announced its intention to review us for a potential credit rating downgrade. On September 17, 2002, Fitch Ratings announced that it had placed our senior debt rating on Rating Watch Negative. In the event of a downgrade, certain of our derivative collateral lines will be reduced. We anticipate that the reductions in these derivative collateral lines would require us to pledge an additional $25 million to $40 million in cash to maintain our open derivative positions.

     We believe that we will continue to require the execution of securitization transactions and the renewal of our existing warehouse facilities, in order to fund our future liquidity needs. There can be no assurance that funding will be available to us through these sources or, if available, that it will be on terms acceptable to us. If these sources of funding are unavailable to us on a regular basis, we may be required to significantly decrease loan origination activities and implement significant expense reductions, all of which may have a material adverse affect on our ability to achieve our business and financial objectives.

Interest Rate Risk

     Our earnings are affected by changes in interest rates as a result of our dependence upon the issuance of interest-bearing securities and the incurrence of debt to fund our lending activities. Several factors can influence our ability to manage interest rate risk. First, auto finance contracts are purchased at fixed interest rates, while the amounts borrowed under warehouse credit facilities bear interest at variable rates that are subject to frequent adjustment to reflect prevailing market interest rates. Second, the interest rate demanded by investors in securitizations is a function of prevailing market rates for comparable transactions and the general interest rate environment. Because the auto finance contracts purchased by us have fixed interest rates, we bear the risk of smaller gross interest rate spreads in the event interest rates increase during the period between the date receivables are purchased and the completion and pricing of securitization transactions. In addition, the securities issued by the Trusts in our securitization transactions may bear interest at floating rates that are subject to monthly adjustment to reflect prevailing market interest rates.

     We utilize several strategies to minimize the risk of interest rate fluctuations, including the use of derivative financial instruments, the regular sale of auto receivables to the Trusts and pre-funding of securitization transactions. Pre-funding securitizations is the practice of issuing more asset-backed securities than the amount of receivables initially sold to the Trust. The proceeds from the pre-funded portion are held in an escrow account until additional receivables are sold to the Trust in amounts up to the balance of the pre-funded escrow account. In pre-funded securitizations, borrowing costs are locked in with respect to the loans subsequently delivered to the Trust. However, we incur an expense in pre-funded securitizations equal to the difference between the money market yields earned on the proceeds held in escrow prior to the subsequent delivery of receivables and the interest rate paid on the asset-backed securities outstanding.

     Derivative financial instruments are utilized to manage the gross interest rate spread on our securitization transactions. We sell fixed rate auto receivables to Trusts that, in turn, sell either fixed rate or floating rate securities to investors. The fixed rates on securities issued by the Trusts are indexed to market interest rate swap spreads for transactions of similar duration or various London Interbank Offered Rates ("LIBOR"). The floating rates on securities issued by the Trusts are indexed to LIBOR. We use interest rate swap agreements to convert the floating rate exposures on securities issued by the Trusts to a fixed rate hedging the variability in future excess cash flows to be received by us over the life of the securitization attributable to interest rate risk. We utilize these derivative financial instruments to modify our net interest sensitivity to levels deemed appropriate based on our risk tolerance.

     We also use an interest rate swap agreement to hedge the fair value of certain of our fixed rate senior notes. The carrying value of the senior notes is adjusted to reflect the effective portion of the fair value hedge. The fair value of the interest rate swap agreement is included on our consolidated balance sheets in other assets.

     In addition, we utilize interest rate cap agreements as part of our interest rate risk management strategy for securitization transactions as well as for warehouse credit facilities. The purchaser of the interest rate cap agreement pays a premium in return for the right to receive the difference in the interest cost at any time a specified index of market interest rates rises above the stipulated "cap" rate. The interest rate cap agreement purchaser bears no obligation or liability if interest rates fall below the "cap" rate. Our special purpose finance subsidiaries are contractually required to purchase interest rate cap agreements as credit enhancement in connection with securitization transactions involving notes with floating interest rates and warehouse credit facilities. We simultaneously sell a corresponding interest rate cap agreement in order to offset cash needed to purchase the interest rate cap agreement. The fair value of the interest rate cap agreements purchased and sold by us is included in other assets and liabilities on our consolidated balance sheets. The fair value of the interest rate cap agreements purchased by the Trusts is reflected in the valuation of the credit enhancement assets.

     The following table provides information about our interest rate-sensitive financial instruments by expected maturity date as of June 30, 2002 (dollars in thousands):

                                                                      Years Ending June 30,
                                ------------------------------------------------------------------------------------------------
                                    2002          2003          2004          2005          2006       Thereafter    Fair Value
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
Assets:
Receivables held for sale ..... $  2,198,391                                                                        $  2,315,010
Interest-only receivables
  from Trusts ................. $    138,748  $    177,201  $    167,402  $     31,146                              $    514,497
Interest rate swaps
  Notional amounts ............ $    200,000  $    200,000  $    200,000  $    166,667                              $      5,548
  Average pay rate ............         6.95%         8.68%         9.73%        10.21%
  Average receive rate ........         9.88%         9.88%         9.88%         9.88%
Interest rate caps purchased
  Notional amounts ............ $  1,668,864  $  1,444,276  $  1,192,558  $    911,248  $    595,942  $    242,017  $     16,741
  Average strike rate .........         6.61%         6.60%         6.60%         6.59%         6.59%         6.59%
Liabilities:
Warehouse credit facilities
  Principal amounts ........... $      1,974  $  1,250,000  $    500,000                                            $  1,751,974
  Weighted average effective
   interest rate ..............         2.78%         4.57%         5.58%
Senior notes
  Principal amounts ........... $     39,631                              $    200,000                $    175,000  $    403,798
  Weighted average effective
   interest rate ..............         9.25%                                     9.88%                       9.36%
Interest rate swaps
  Notional amounts ............ $  1,086,341  $    535,780  $    162,288  $      9,655                              $     66,869 (a)
  Average pay rate ............         7.08%         7.13%         7.07%         6.86%
  Average receive rate ........         2.50%         4.26%         5.48%         5.91%
Interest rate caps sold
  Notional amounts ............ $  3,016,192  $  2,273,768  $  1,561,615  $    980,597  $    600,015  $    242,017  $     19,053
  Average strike rate .........         6.77%         6.81%         6.84%         6.66%         6.60%         6.59%

(a) Unrealized losses on interest rate swap agreements are offset by unrealized gains on credit enhancement assets.

     The following table provides information about our interest-rate sensitive financial instruments by expected maturity date as of June 30, 2001 (dollars in thousands):

                                                                      Years Ending June 30,
                                ------------------------------------------------------------------------------------------------
                                    2002          2003          2004          2005          2006       Thereafter    Fair Value
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
Assets:
Receivables held for sale ..... $  1,921,465                                                                        $  2,032,603
Interest-only receivables
  from Trusts ................. $    148,016  $    107,034  $    113,310  $     19,535                              $    387,895
Interest rate caps purchased
  Notional amounts ............ $  3,285,879  $  2,822,020  $  2,101,618  $  1,301,145  $    516,854  $    152,013  $     18,640
  Average strike rate .........         7.36%         7.40%         7.44%         7.46%         7.37%         7.31%

Liabilities:
Warehouse credit facilities
  Principal amounts ........... $    252,879                $  1,250,000                                            $  1,502,879
  Weighted average effective
   interest rate ..............         4.61%                       6.64%
Senior notes
  Principal amounts ...........                             $    175,000                $    200,000                $    374,125
  Weighted average effective
   interest rate ..............                                     9.25%                       9.88%
Interest rate swaps
  Notional amounts ............ $  1,564,897  $  1,070,612  $    520,980  $    144,440  $      8,538                $     64,156 (a)
  Average pay rate ............         7.03%         7.08%         7.13%         7.08%         6.82%
  Average receive rate ........         4.14%         4.14%         4.10%         4.06%         4.06%
Interest rate caps sold
  Notional amounts ............ $  3,285,879  $  2,822,020  $  2,101,618  $  1,301,145  $    516,854  $    152,013  $     18,640
  Average strike rate .........         7.36%         7.40%         7.44%         7.46%         7.37%         7.31%

  (a) Unrealized losses on interest rate swap agreements are offset by unrealized gains on credit enhancement assets.

     We assume that receivables held for sale will be sold within one year of origination. Interest-only receivables from Trusts are estimated to be realized by us in future periods using discount rate, prepayment and credit loss assumptions similar to our historical experience. Notional amounts on interest rate swap and cap agreements are based on contractual terms. Warehouse credit facilities and senior notes principal amounts have been classified based on expected payoff.

     Notional amounts, which are used to calculate the contractual payments to be exchanged under the contracts, represent average amounts that will be outstanding for each of the years included in the table. Notional amounts do not represent amounts exchanged by parties and, thus, are not a measure of our exposure to loss through our use of these agreements.

     Management monitors our hedging activities to ensure that the value of hedges, their correlation to the contracts being hedged and the amounts being hedged continue to provide effective protection against interest rate risk. All transactions are entered into for purposes other than trading.

     There can be no assurance that our strategies will be effective in minimizing interest rate risk or that increases in interest rates will not have an adverse effect on our profitability.

Current Accounting Pronouncements

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "Accounting for Goodwill and Intangible Assets" ("SFAS 142"). SFAS 141 and SFAS 142 require that all business combinations initiated after June 30, 2001, be accounted for under the purchase method and establish the specific criteria for the recognition of intangible assets separately from goodwill. Under SFAS 142, goodwill will no longer be amortized, but will be subject to impairment tests at least annually. We adopted SFAS 141 on July 1, 2001, and it did not impact our financial position or results of operations. SFAS 142 will be effective for our fiscal year ending June 30, 2003. We do not believe that the adoption of SFAS 142 will have any impact of our financial position or results of operations.

     In July 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). The statement requires that retirement obligations be recorded as a liability using the present value of the estimated cash flows and a corresponding amount would be capitalized as part of the asset's carrying amount. The capitalized asset retirement cost would be amortized to expense over the asset's useful life using a systematic and rational allocation method. The estimate of the asset retirement obligation will change and have to be revised over time. We do not believe that the adoption of this statement will have any impact on our financial position or results of operations. This statement will be effective for our fiscal year ending June 30, 2003.

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 superceded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." We do not believe that the adoption of this statement will have any impact on our financial position or results of operations. This statement will be effective for our fiscal year ending June 30, 2003.

     In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002" ("SFAS 145"). SFAS 145 rescinds Statement of Financial Accounting Standards No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that statement, Statement of Financial Accounting Standards No. 64, "Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements." SFAS 145 also rescinds Statement of Financial Accounting Standards No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. We do not believe that the adoption of this statement will have a material effect on our financial position or results of operations. This statement will be effective for our fiscal year ending June 30, 2003.

     In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). SFAS 146 addresses the accounting and reporting for costs associated with exit or disposal activities and certain costs associated with those activities. We do not believe that the adoption of this statement will have any impact on our financial position or results of operations. This statement will be effective for our fiscal year ending June 30, 2003.

                                    BUSINESS

General

     We were incorporated in Texas on May 18, 1988, and succeeded to the business, assets and liabilities of a predecessor corporation formed under the laws of Texas on August 1, 1986. Our predecessor began operations in March 1987, and the business has been operated continuously since that time.

     We and our subsidiaries have been operating in the automobile finance business since September 1992. We purchase auto finance contracts without recourse from franchised and select independent automobile dealerships and, to a lesser extent, makes loans directly to consumers buying used and new vehicles. As used in this prospectus, "loans" includes auto finance contracts originated by dealers and purchased by us and direct extensions of credit made by us to consumer borrowers. We target consumers who are typically unable to obtain financing from traditional sources. Funding for our auto lending activities is obtained primarily through the sale of loans in securitization transactions. We service our automobile lending portfolio at regional centers using automated loan servicing and collection systems.

Automobile Finance Operations

     Target Market. Our automobile lending programs are designed to serve customers who have limited access to traditional automobile financing. Our typical borrowers have experienced prior credit difficulties or have modest income. Because we serve customers who are unable to meet the credit standards imposed by most traditional automobile financing sources, we generally charge interest at higher rates than those charged by traditional financing sources. As we provide financing in a relatively high risk market, we also expect to sustain a higher level of credit losses than traditional automobile financing sources.

     Marketing. Since we are primarily an indirect lender, we focus our marketing activities on automobile dealerships. We are selective in choosing the dealers with whom we conduct business and primarily pursue manufacturer franchised dealerships with used car operations and select independent dealerships. We select these dealers based on the type of vehicles sold. Specifically, we prefer to finance later model, low mileage used vehicles and moderately priced new vehicles. Of the contracts we purchased during the fiscal year ended June 30, 2002, approximately 97% were originated by manufacturer franchised dealers and 3% by select independent dealers. We purchased contracts from 19,401 dealers during the fiscal year ended June 30, 2002. No dealer location accounted for more than 1% of the total volume of contracts we purchased for that same period.

     Prior to entering into a relationship with a dealer, we consider the dealer's operating history and reputation in the marketplace. We then maintain a non-exclusive relationship with the dealer. This relationship is actively monitored with the objective of maximizing the volume of applications received from the dealer that meet our underwriting standards and profitability objectives. Due to the non-exclusive nature of our relationships with dealerships, the dealerships retain discretion to determine whether to obtain financing from us or from another source for a loan made by the dealership to a customer seeking to make a vehicle purchase. Branch personnel and other marketing representatives regularly telephone and visit dealers to solicit new business and to answer any questions dealers may have regarding our financing programs and capabilities. These personnel explain our underwriting philosophy, including the preference for non-prime quality contracts secured by later model, low mileage vehicles. To increase the effectiveness of these contacts, marketing personnel have access to our management information systems which detail current information regarding the number of applications submitted by a dealership, our response and the reasons why a particular application was rejected.

     We have a strategic marketing alliance with Chase Automotive Finance. Under this alliance, our personnel and representatives from Chase Automotive Finance jointly market to automobile dealers with us providing non-prime auto financing and Chase Automotive Finance providing prime auto financing. The alliance allows us and Chase Automotive Finance to better service automobile dealers by offering auto financing across a broad credit spectrum. We also benefit from being able to market our auto financing programs to automobile dealers who have relationships with Chase Automotive Finance.

     Finance contracts are generally purchased by us without recourse to the dealer, and accordingly, the dealer usually has no liability to us if the consumer defaults on the contract. To mitigate the risk from potential credit losses, we may charge dealers a non-refundable acquisition fee when purchasing finance contracts. Such acquisition fees are assessed on a contract-by-contract basis. Although finance contracts are purchased without recourse to the dealer, the dealer typically makes certain representations as to the validity of the contract and compliance with certain laws, and indemnifies us against any claims, defenses and set-offs that may be asserted against us because of assignment of the contract. Recourse based upon such representations and indemnities would be limited in circumstances in which the dealer has insufficient financial resources to perform upon such representations and indemnities. We do not view recourse against the dealer on these representations and indemnities to be of material significance in our decision to purchase finance contracts from a dealer.

     To supplement our indirect lending activities, we have introduced certain other automobile finance programs. In our Valued Customer Program, we seek to provide pre-approvals for qualifying existing customers for their next auto loan when they trade-in their vehicle financed by us or purchase an additional vehicle. Additionally, through strategic alliances with certain online lending sources and through our own website, we process online credit applications in order to provide direct auto financing via the Internet.

     In 2001, we joined certain other auto finance companies in providing equity capital to launch a new company, DealerTrack Holdings, Inc. DealerTrack was established to automate the dealer-lender process, allowing dealers to submit consumer credit applications via the Internet to any participating lender. Real-time contract status information and historical data regarding applications and approvals are also available to dealers. We are one of the lenders that offers services through DealerTrack.

     Branch Office Network. We primarily use a branch office network to market our indirect financing programs to selected dealers, develop relationships with these dealers and underwrite contracts submitted by the dealerships. Marketing representatives are also utilized in areas not covered by a branch office with support from our central loan purchasing office. Branch office and marketing personnel are responsible for the solicitation, enrollment and education of dealers regarding our financing programs. We believe a local presence enables us to be more responsive to dealer concerns and local market conditions. We select markets for branch office locations based upon numerous factors, including demographic trends and data, competitive conditions, regulatory environment and availability of qualified personnel. Branch offices are typically situated in suburban office buildings that are accessible to local dealers.

     Each branch office solicits dealers for contracts and maintains our relationship with the dealers in the geographic vicinity of that branch office. Branch office locations are typically staffed by a branch manager, an assistant manager and several dealer and customer service representatives. Larger branch offices may also have additional assistant managers or dealer marketing representatives. We believe that the personal relationships our branch managers and other branch personnel establish with the dealership staff are an important factor in creating and maintaining productive relationships with our dealer customer base. Branch managers are compensated with base salaries and annual incentives based on overall branch performance including factors such as branch loan credit quality, loan pricing adequacy and loan volume objectives. The incentives are typically paid in cash and stock-based awards. The branch managers report to regional vice presidents.

     Our regional vice presidents monitor branch office compliance with our underwriting guidelines and assist in local branch marketing activities. Our management information systems provide the regional vice presidents access to credit application information enabling them to consult with the branch managers on credit decisions and review exceptions to our underwriting guidelines. The regional vice presidents also make periodic visits to the branch offices to conduct operating reviews.

     The following table sets forth information with respect to the number of branches, dollar volume of contracts purchased and number of producing dealerships for the periods set forth below.

                                                                  Years Ended June 30,
                                                      --------------------------------------------
                                                          2002            2001            2000
                                                      ------------    ------------    ------------
                                                                  (dollars in thousands)
Number of branch offices ...........................           251             232             196
Dollar volume of contracts purchased ...............  $  8,929,352    $  6,378,652    $  4,427,945
Number of producing dealerships (1) ................        19,401          16,280          14,076

  (1) A producing dealership refers to a dealership from which we had purchased contracts in the respective period.


Underwriting and Purchasing of Contracts

     Proprietary Credit Scoring System and Risk-based Pricing. We utilize a proprietary credit scoring system to support the credit approval process. The credit scoring system was developed through statistical analysis of our consumer demographic and portfolio databases. Credit scoring is used to differentiate credit applicants and to rank order credit risk in terms of expected default rates, which enables us to evaluate credit applications for approval and tailor loan pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default and, therefore, we would either decline the application, or, if approved, compensate for this higher default risk through the structuring and pricing of the transaction.

While we employ a credit scoring system in the credit approval process, credit scoring does not eliminate credit risk. Adverse determinations in evaluating contracts for purchase could negatively affect the credit quality of our receivables portfolio.

     The credit scoring system considers data contained in the customer's credit application and credit bureau report as well as the structure of the proposed loan and produces a statistical assessment of these attributes. This assessment is used to segregate applicant risk profiles and determine whether risk is acceptable and the price we should charge for that risk. Our credit scorecards are validated on a monthly basis through the comparison of actual versus projected performance by score. We endeavor to refine our proprietary scorecards based on new information and identified correlations relating to receivables performance.

     Indirect Loan Approval Process. We purchase individual contracts through our branch offices using a credit approval process tailored to local market conditions. Branch personnel have a specific credit authority based upon their experience and historical loan portfolio results as well as established credit scoring parameters. Contracts may also be purchased through our central loan purchasing office for specific dealers requiring centralized service, in certain markets where a branch office is not present or, in some cases, outside of normal branch office working hours. Although the credit approval process is decentralized, our application processing system includes controls designed to ensure that credit decisions comply with our credit scoring strategies and underwriting policies and procedures.

     Finance contract application packages completed by prospective obligors are received from dealers via facsimile, electronically, or by telephone. Since we are a participating lender in DealerTrack, automobile dealers can send application data to us electronically via an Internet connection. Such data automatically interfaces with our application processing systems providing for faster processing. We received 33% of credit applications from dealers via DealerTrack for our fiscal year ended June 30, 2002. Application data received by facsimile or telephone is entered into our application processing system. A credit bureau report is automatically accessed and a credit score is computed. Company personnel with credit authority review the application package and determine whether to approve the application, approve the application subject to conditions that must be met or deny the application. The credit decision is based primarily on the applicant's credit score. We estimate that approximately 60% of applicants are denied credit by us typically because of their credit histories or other factors. Dealers are contacted regarding credit decisions electronically, by facsimile or by telephone. Declined and conditioned applicants are also provided with appropriate notification of the decision.

     Our underwriting and collateral guidelines, including credit scoring parameters, form the basis for the credit decision. Exceptions to credit policies and authorities must be approved by a regional vice president or other designated credit officer. Exceptions are also monitored by our centralized risk management group.

     Completed contract packages are sent by the automobile dealers to us. Once the contract package is received, a customer service representative verifies certain applicant employment and residency information when required by our credit policies. Loan terms and insurance coverages may be reverified with the customer. Key loan documentation is scanned to create electronic images and electronically forwarded to our centralized loan processing department. The original documents are subsequently sent to the loan processing department and are stored in a fire resistant vault.

     Upon electronic receipt of loan documentation, the loan processing department reviews the loan packages for proper documentation and regulatory compliance and completes the entry of information into our loan accounting system. Once cleared for funding, the loan processing department electronically transfers funds to the dealer or issues a check. Upon funding of the contract, we acquire a perfected security interest in the automobile that was financed. Daily loan reports are generated for review by senior operations management. All of our contracts are fully amortizing with substantially equal monthly installments.

     Direct Loan Approval Process. We offer our direct loan program to consumers in most states via strategic alliances with certain online lending sources and our own website, www.americredit.com.

     An online loan application is completed by prospective obligors via the Internet. The application is transmitted to our automated application processing system, and within seconds a credit bureau report is accessed and a credit score is computed. The applicant is automatically approved or declined and the decision is electronically sent to the applicant. Our underwriting and collateral guidelines as well as proprietary credit scoring parameters form the basis for the credit decision. All credit decisions made via our automated application processing system are valid for a 45-day period. Declined applicants are provided with appropriate notification of the decision.

     A package of loan documents is provided to approved applicants explaining the terms and conditions of the loan. The package may be used at an automobile dealer of the applicant's choice to purchase and finance a vehicle. The applicant and dealer complete the loan package and submit the package to either us or our online lending partners for funding.

     Loan packages received directly by us are processed in a manner similar to indirect loans. In the case of loans originated through one of our Internet partners, the dealer deposits a documentary draft that is presented to the partner for funding. Once cleared for funding, we electronically transfer funds to the partner and purchase the loan.

Servicing and Collections Procedures

     General. Our servicing activities consist of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interest in the financed vehicle, monitoring physical damage insurance coverage of the financed vehicle, arranging for the repossession of, and liquidating collateral when necessary.

     We use monthly billing statements to serve as a reminder to customers as well as an early warning mechanism in the event a customer has failed to notify us of an address change. Approximately 15 days before a customer's first payment due date and each month thereafter, we mail the customer a billing statement directing the customer to mail payments to a lockbox bank for deposit in a lockbox account. Payment receipt data is electronically transferred from our lockbox bank to us for posting to the loan accounting system. Payments may also be received directly by us from customers. All payment processing and customer account maintenance is performed centrally at our operations center in Arlington, Texas.

     Our collections activities are performed at regional centers located in Arlington, Texas; Tempe, Arizona; Charlotte, North Carolina; Jacksonville, Florida and Peterborough, Ontario. A predictive dialing system is utilized to make phone calls to customers whose payments are past due. The predictive dialer is a computer-controlled telephone dialing system that simultaneously dials phone numbers of multiple customers from a file of records extracted from our database. Once a live voice responds to the automated dialer's call, the system automatically transfers the call to a collector and the relevant account information to the collector's computer screen. The system also tracks and notifies collections management of phone numbers that the system has been unable to reach within a specified number of days, thereby promptly identifying for management all customers who cannot be reached by telephone. By eliminating the time spent on attempting to reach customers, the system gives a single collector the ability to speak with a larger number of accounts daily.

     Once an account reaches a certain level of delinquency, the account moves to one of our mid-range collection units. The objective of these collectors is to prevent the account from becoming further delinquent. After a scheduled payment on an account becomes more than 90 days past due, we typically repossess the financed vehicle. However, initiation of repossession may occur prior to an account becoming 90 days past due. We may repossess a financed vehicle without regard to the length of payment delinquency if an account is deemed uncollectable, the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or hidden, the customer deals in bad faith or the customer voluntarily surrenders the financed vehicle.

     At times, we offer payment deferrals to customers who have encountered temporary financial difficulty, hindering their ability to pay as contracted. A deferral allows the customer to move a delinquent payment to the end of the loan, usually by paying a fee that is calculated in a manner specified by applicable law. The collector reviews the customer's past payment history and statistically based behavioral score and assesses the customer's desire and capacity to make future payments. Before agreeing to a deferral, the collector also considers whether the deferment transaction complies with our policies and guidelines. Exceptions to our policies and guidelines for deferrals must be approved by a collections officer. While payment deferrals are initiated and approved in the collections department, a separate department processes authorized deferment transactions. As of June 30, 2002, approximately 17% of our managed receivables had received a deferral.

     Repossessions. Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more customer notifications, a prescribed waiting period prior to disposition of the repossessed automobile and return of personal items to the customer. Some jurisdictions provide the customer with reinstatement or redemption rights. Legal requirements, particularly in the event of bankruptcy, may restrict our ability to dispose of the repossessed vehicle. Repossessions are handled by independent repossession firms engaged by us and must be approved by a collections officer. Upon repossession and after any prescribed waiting period, the repossessed automobile is sold at auction. We do not sell any vehicles on a retail basis. The proceeds from the sale of the automobile at auction, and any other recoveries, are credited against the balance of the contract. Auction proceeds from sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the contract, and the resulting deficiency is charged-off. We may pursue collection of deficiencies when we deem it to be appropriate.

     Charge-Off Policy. Our policy is to charge-off an account in the month in which the account becomes 120 days contractually delinquent if we have not repossessed the related vehicle. Otherwise, we charge-off the account when the vehicle securing the delinquent contract is repossessed and liquidated. The charge-off represents the difference between the actual net sales proceeds and the amount of the delinquent contract, including accrued interest. Accrual of finance charge income is suspended on accounts that are more than 60 days contractually delinquent.

Risk Management

     Overview. Our risk management department is responsible for monitoring the contract approval process and supporting the supervisory role of senior operations management. This department tracks via databases key variables, such as loan applicant data, credit bureau and credit score information, loan structures and terms and payment histories. The risk management department also regularly reviews the performance of our credit scoring system and is responsible for the development and enhancement of our credit scorecards.

     The risk management department prepares regular credit indicator packages reviewing portfolio performance at various levels of detail including total company, branch office and dealer. Various daily reports and analytical data are also generated by our management information systems. This information is used to monitor credit quality as well as to refine the structure and mix of new loan originations. We review portfolio returns on a consolidated basis, as well as at the branch office, dealer and contract levels.

     Behavioral Scoring. Statistically-based behavioral assessment models are used to project the relative probability that an individual account will default and to validate the credit scoring system after the receivable has aged for a sufficient period of time, generally six months. Default probabilities are calculated for each account independent of the credit score. Projected default rates from the behavioral assessment models and credit scoring systems are compared and analyzed to monitor the effectiveness of our credit strategies.

     Collateral Value Management. The value of the collateral underlying our receivables portfolio is updated monthly with a loan-by-loan link to national wholesale auction values. This data, along with our own experience relative to mileage and vehicle condition, are used for evaluating collateral disposition activities as well as for reserve analysis models.

     Compliance Audits. Our internal audit and quality control departments conduct regular reviews of branch office operations, loan operations, processing and servicing, collections and other functional areas. The primary objective of the reviews is to identify risks and associated controls and measure compliance with our written policies and procedures as well as regulatory matters. Branch office reviews performed by our internal dealer quality control department include a review of compliance with underwriting policies, completeness of loan documentation, collateral value assessment and applicant data investigation. Written reports are distributed to departmental managers and officers for response and follow-up. Results and responses are also reviewed by senior executive management.

Securitization of Loans

     Since December 1994, we have pursued a strategy of securitizing our receivables to diversify our funding, improve liquidity and obtain a cost-effective source of funds for the purchase of additional automobile finance contracts. We apply the net proceeds from securitizations to pay down borrowings under our warehouse credit facilities, thereby increasing availability thereunder for further contract purchases. Through June 30, 2002, we had securitized approximately $24.1 billion of automobile receivables since 1994.

     In our securitizations, we, through wholly-owned subsidiaries, transfer automobile receivables to newly-formed securitization trusts, which issue one or more classes of asset-backed securities. The asset-backed securities are in turn sold to investors.

     We typically arrange for a financial guaranty insurance policy to achieve a high grade credit rating on the asset-backed securities issued by the securitization trusts. The financial guaranty insurance policies have been provided by Financial Security Assurance Inc., or FSA, a monoline insurer, which insures the payment of principal and interest due on the asset-backed securities. We have limited reimbursement obligations to FSA; however, credit enhancement requirements, including FSA's encumbrance of certain restricted cash accounts and subordinated interests in trusts, provide a source of funds to cover shortfalls in collections and to reimburse FSA for any claims which may be made under the policies issued with respect to our securitizations. We are currently seeking to establish relationships with other financial guaranty insurance providers.

     The credit enhancement requirements for our securitizations include restricted cash accounts that are generally established with an initial deposit and subsequently funded through excess cash flows from securitized receivables. Funds would be withdrawn from the restricted cash accounts to cover any shortfalls in amounts payable on the asset-backed securities. Funds generated from securitization transactions insured by FSA are also available to be withdrawn in an event of default to reimburse FSA for draws on its financial guaranty insurance policy. In addition, the restricted cash account for each securitization trust insured by FSA is cross-collateralized to the restricted cash accounts established in connection with our other FSA insured securitization trusts, such that excess cash flow from a performing securitization trust insured by FSA may be used to support cash flow shortfalls from a non-performing securitization trust insured by FSA, thereby further restricting excess cash flow available to us. We are entitled to receive amounts from the restricted cash accounts to the extent the amounts deposited exceed predetermined required minimum levels.

     FSA has a security interest in the restricted cash accounts, interest-only receivables from Trusts and investments in Trust receivables, such that, if the security interest is foreclosed upon in the event of a payment by FSA under one of its insurance policies or certain material adverse changes in our business, FSA would control all of the restricted cash accounts, interest-only receivables from Trusts and investments in Trust receivables with respect to securitization transactions it has insured. The terms of each insured securitization also provide that, under certain tests relating to delinquencies, defaults and losses, cash may be retained in the restricted cash account and not released to us until increased minimum levels of credit enhancement requirements have been reached and maintained.

     Since November 2000, we have completed three securitization transactions in the United States and one in Canada involving the sale of subordinate asset-backed securities in order to provide credit enhancement for the senior asset-backed securities and protect investors from losses. We also provided credit enhancement in these transactions in the form of a restricted cash account and overcollateralization, whereby more receivables are transferred to the trusts than the amount of asset-backed securities issued by the trusts. Excess cash flows are used to increase the credit enhancement assets to required minimum levels, after which time excess cash flows are distributed to us. Since these transactions did not involve the issuance of a financial guaranty insurance policy, the credit enhancement assets related to these trusts are not cross-collateralized to the credit enhancement assets established in connection with any of our other securitization trusts.

Trade Names

     We have obtained federal trademark protection for the "AmeriCredit" name and the logo that incorporates the "AmeriCredit" name. Certain other names, logos and phrases we use in our business operations have also been trademarked.

Regulation

     Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations.

     In most states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders and sales finance agencies such as us. Such rules and regulations generally provide for licensing of sales finance agencies, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors' rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate do not require special licensing or provide extensive regulation of our business.

     We are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and protect against discriminatory lending practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status. Pursuant to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system we use must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain privacy with respect to certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Soldiers' and Sailors' Civil Relief Act, which requires us to reduce the interest rate charged on each loan to customers who have subsequently joined the military.

     The dealers who originate automobile finance contracts we purchase also must comply with both state and federal credit and trade practice statutes and regulations. Failure of the dealers to comply with these statutes and regulations could result in consumers having rights of rescission and other remedies that could have an adverse effect on us.

     We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable local, state and federal regulations. There can be no assurance, however, that we will be able to maintain all requisite licenses and permits, and the failure to satisfy those and other regulatory requirements could have a material adverse effect on our operations. Further, the adoption of additional, or the revision of existing, rules and regulations could have a material adverse effect on our business.

Competition

     Competition in the field of non-prime automobile finance is intense. The automobile finance market is highly fragmented and is served by a variety of financial entities including the captive finance affiliates of major automotive manufacturers, banks, thrifts, credit unions and independent finance companies. Many of these competitors have substantially greater financial resources and lower costs of funds than we do. In addition, our competitors often provide financing on terms more favorable to automobile purchasers or dealers than we offer. Many of these competitors also have long standing relationships with automobile dealerships and may offer dealerships or their customers other forms of financing, including dealer floor plan financing and leasing, which we do not provide. Providers of automobile financing have traditionally competed on the basis of interest rates charged, the quality of credit accepted, the flexibility of loan terms offered and the quality of service provided to dealers and customers. In seeking to establish ourselves as one of the principal financing sources at the dealers we serve, we compete predominately on the basis of our high level of dealer service and strong dealer relationships and by offering flexible loan terms. There can be no assurance that we will be able to compete successfully in this market or against these competitors.

                                   MANAGEMENT

Directors and Executive Officers

     The following table sets forth certain information regarding our current directors and executive officers as of June 30, 2002:

Name                                                  Age     Position with the Company
----                                                  ---     -------------------------
Clifton H. Morris, Jr. ............................    67     Executive Chairman of the Board
Michael R. Barrington .............................    43     Vice Chairman of the Board, President and Chief
                                                              Executive Officer
Daniel E. Berce ...................................    48     Vice Chairman of the Board and Chief Financial Officer
Steven P. Bowman ..................................    35     Executive Vice President, Chief Credit Officer
Chris A. Choate ...................................    39     Executive Vice President, Chief Legal Officer and
                                                              Secretary
Richard E. Daly ...................................    55     Executive Vice President, Chief Learning Officer
Edward H. Esstman .................................    61     Vice Chairman of the Board
S. Mark Floyd .....................................    49     President, Dealer Services
Joseph E. McClure .................................    55     Executive Vice President, Chief Information Officer
Cheryl L. Miller ..................................    37     President, Consumer Services
Michael T. Miller .................................    41     Executive Vice President, Chief Operating Officer
Preston A. Miller .................................    38     Executive Vice President, Treasurer
Karl J. Reeb ......................................    44     Executive Vice President, Chief Administration Officer
A.R. Dike .........................................    66     Director
James H. Greer ....................................    75     Director
Douglas K. Higgins ................................    52     Director
Kenneth H. Jones, Jr. .............................    67     Director

     Clifton H. Morris, Jr. has been a director since 1988. Mr. Morris has been Executive Chairman of the Board since July 2000 and served as Chairman of the Board and Chief Executive Officer from May 1988 to July 2000. Mr. Morris also served as President from May 1988 until April 1991 and from April 1992 to November 1996. Mr. Morris is also a director of Service Corporation International, a publicly held company that owns and operates funeral homes and related businesses, and Cash America International, a publicly held pawn brokerage company.

     Michael R. Barrington has been a director since 1990. Mr. Barrington has been Vice Chairman, President and Chief Executive Officer since July 2000. Mr. Barrington served as Vice Chairman, President and Chief Operating Officer from November 1996 to July 2000 and was Executive Vice President and Chief Operating Officer from May 1991 until November 1996.

     Daniel E. Berce has been a director since 1990. Mr. Berce has been Vice Chairman and Chief Financial Officer since November 1996. Mr. Berce served as Executive Vice President, Chief Financial Officer and Treasurer from November 1994 until November 1996. Mr. Berce was formerly a director of INSpire Insurance Solutions, Inc., a publicly held company that provides policy and claims administration services to the property and casualty insurance industry. Mr. Berce is also a director of Curative Health Services, Inc., a publicly held company that provides specialty health care services, and AZZ Incorporated (formerly Aztec Manufacturing, Co.), a publicly held company that manufactures specialty electrical equipment and provides galvanizing services to the steel fabrication industry.

     Steven P. Bowman has been Executive Vice President, Chief Credit Officer since March 2000. He served as Senior Vice President, Risk Management from May 1998 until March 2000 and was Vice President, Risk Management from June 1997 until May 1998. From February 1996 until June 1997, Mr. Bowman was Assistant Vice President, Risk Management.

     Chris A. Choate has been Executive Vice President, Chief Legal Officer and Secretary since November 1999. He served as Senior Vice President, General Counsel and Secretary from November 1996 to November 1999. Mr. Choate was Vice President, General Counsel and Secretary from November 1994 until November 1996 and has been with the Company since 1991.

     Richard E. Daly has been Executive Vice President, Chief Learning Officer since January 2002. He served as Senior Vice President, Learning & Performance from July 2000 until January 2002. Prior to July 2000, Dr. Daly was President of Humanex, Inc., a management consulting firm, serving in that position for over five years.

     Edward H. Esstman has been a director since 1996. Mr. Esstman has been Vice Chairman since August 2001. Mr. Esstman served as Executive Vice President, Dealer Services and Co-Chief Operating Officer from October 2000 to August 2001, Executive Vice President, Dealer Services from October 1999 to October 2000, Executive Vice President, Auto Finance Division from November 1996 to October 1999 and Senior Vice President and Chief Credit Officer from November 1994 to November 1996.

     S. Mark Floyd has been President, Dealer Services since August 2001. He served as Executive Vice President, Dealer Services from November 1999 to August 2001 and was Senior Vice President, Director Strategic Alliance from January 1998 to November 1999. Mr. Floyd was Senior Vice President, Strategic Alliance from September 1997 to January 1998.

     Joseph E. McClure has been Executive Vice President, Chief Information Officer since April 1999. He served as Senior Vice President, Chief Information Officer from October 1998 until April 1999. Prior to October 1998, Mr. McClure was Executive Vice President and Division Information Officer of Associates First Capital Corp., and was in that position for more than five years.

     Cheryl L. Miller has been President, Consumer Services since May 2001. She served as Executive Vice President, Director of Collections and Customer Service from June 1998 to May 2001 and was Senior Vice President, Collections and Customer Service from October 1994 to June 1998.

     Michael T. Miller has been Executive Vice President, Chief Operating Officer since August 2001. He served as Executive Vice President, Co-Chief Operating Officer from October 2000 to August 2001, President, e-Services from March 2000 to October 2000, Executive Vice President, Chief Credit Officer from July 1998 until March 2000, and Senior Vice President, Chief Credit Officer from November 1996 until July 1998. Mr. Miller was Senior Vice President, Risk Management, Credit Policy and Planning and Chief of Staff from November 1994 until November 1996 and has been with the Company since 1991.

     Preston A. Miller has been Executive Vice President, Treasurer since July 1998. He served as Senior Vice President, Treasurer from November 1996 until July 1998 and Vice President, Controller from November 1994 until November 1996. Mr. Miller joined the Company in 1989.

     Karl J. Reeb has been Executive Vice President, Chief Administration Officer since November 1999. Mr. Reeb previously held various human resource executive positions with Verizon for approximately 10 years.

     A.R. Dike has been a director since 1998. Mr. Dike has served as President and Chief Executive Officer of The Dike Company, Inc., a private insurance agency, since July 1999. Prior to July 1999, Mr. Dike served as President of Willis Corroon Life, Inc. of Texas for more than five years. Mr. Dike is also a director of Cash America International.

     James H. Greer has been a director since 1990. Mr. Greer is Chairman of Greer Capital Corp. Investments and has been in such position for more than five years. In December 2001, Mr. Greer retired as Chairman of the Board of Shelton
W. Greer Co., Inc., a company which engineers, manufactures, fabricates and installs building specialty products. Mr. Greer is also a director of Service Corporation International.

     Douglas K. Higgins has been a director since 1996. Mr. Higgins is a private investor and owner of Higgins & Associates and has been in that position since July 1994.

     Kenneth H. Jones, Jr. has been a director since 1988. Mr. Jones, a private investor, retired as Vice Chairman of KBK Capital Corporation ("KBK"), a publicly held non-bank commercial finance company, in December 1999. Mr. Jones had been Vice Chairman of KBK since January 1995. Prior to January 1995, Mr. Jones was a shareholder in the Decker, Jones, McMackin, McClane, Hall & Bates, P.C. law firm in Fort Worth, Texas, and was with such firm and its predecessor or otherwise involved in the private practice of law in Fort Worth, Texas for more than five years.

Employment Contracts, Termination of Employment and Change-in Control
Arrangements

     We have entered into employment agreements with all of our executive officers. These agreements, as amended, contain terms that renew annually for successive five year periods (ten years in the case of Mr. Morris), and the compensation under these agreements is determined annually by our Board of Directors, subject to the following minimum annual compensation: Mr. Morris, $350,000; Messrs. Barrington and Berce, $345,000; Mr. Michael T. Miller, $255,000; and Mr. Preston A. Miller, $145,000. Included in each agreement is a covenant of the employee not to compete with us during the term of his employment and for a period of, in the case of Mr. Preston A. Miller, one year thereafter, and in the case of Messrs. Morris, Barrington, Berce and Michael T. Miller, three years thereafter. The employment agreements for each of the executive officers other than Mr. Preston
A. Miller and Mr. Michael T. Miller also provide that if the employee is terminated by us other than for cause, or in the event the employee resigns or is terminated other than for cause within twelve months after a "change in control" of us (as that term is defined in the employment agreements), we will pay to the employee the remainder of his current year's salary (undiscounted) plus the discounted present value (employing an interest rate of 8%) of two additional years' salary. The employment agreements for Mr. Preston A. Miller and Mr. Michael T. Miller provide that, in the event of a termination or resignation under the circumstances described in the immediately preceding sentence, we will pay to Mr. Preston A. Miller or Mr. Michael T. Miller, as the case may be, an amount equal to one year's salary. For all of the executive officers other than Mr. Morris, "salary" includes the annual rate of compensation immediately prior to the "change in control" plus the average annual cash bonus for the immediately preceding three-year period. For Mr. Morris, "salary" includes the highest annual rate of compensation plus the highest annual cash bonus or other incentive payment provided in any of the seven fiscal years preceding the year in which a "change in control" occurs.

     In addition to the employment agreements described above, the terms of all stock options granted to our executive officers provide that the options will become immediately vested and exercisable upon the occurrence of a change in control as defined in the stock option agreements evidencing such grants.

     The provisions and terms contained in these employment and option agreements could have the effect of increasing the cost of a change in control of us and thereby delay or hinder such a change in control.

Board Committees and Meetings

     Standing committees of the Board include the Audit Committee, the Stock Option/Compensation Committee and the Nominating and Governance Committee.

     The Audit Committee's principal responsibilities consist of (1) recommending the selection of independent auditors, (2) reviewing the scope of the audit conducted by the auditors, as well as the audit itself, (3) reviewing our internal audit activities and matters concerning financial reporting, accounting and audit procedures, and policies generally and (4) monitoring the independence and performance of our independent auditors and internal auditors. Members consist of Messrs. Dike, Greer, Higgins and Jones. In fiscal 2002, the Audit Committee met two times, and pursuant to the authority delegated to him by the Audit Committee, Mr. Jones, Chairman of the Committee, met with our independent auditors prior to the public issuance of our quarterly and annual financial results. The Audit Committee plans to meet four times in fiscal 2003.

     The Stock Option/Compensation Committee (1) administers our employee stock option and other stock-based compensation plans and oversees the granting of stock options, (2) reviews and approves compensation for executive officers and
(3) reviews Board member compensation. Members consist of Messrs. Dike, Greer, Higgins and Jones. In fiscal 2002, the Stock Option/Compensation Committee met or adopted resolutions by unanimous consent in lieu of a meeting four times.

     The Nominating and Governance Committee was established in August 2001. The Nominating and Governance Committee (1) establishes procedures for the nomination of directors, (2) recommends to the Board of Directors a slate of nominees for directors to be presented on behalf of the Board for election by shareholders at each Annual Meeting of the Company, (3) recommends to the Board appropriate nominees to fill Board vacancies, (4) considers nominees to the Board recommended by shareholders, (5) recommends to the Board director nominees for each committee, (6) recommends to the Board any corporate governance guidelines applicable to us and (7) leads the Board in its annual review of the Board's performance.

     Our committees continue to monitor and review legislative, regulatory and New York Stock Exchange actions in connection with corporate governance, and the committees will adopt policies and procedures in response to such actions.

     The Board of Directors held five regularly scheduled meetings during the fiscal year ended June 30, 2002. Various matters were also approved during the last fiscal year by unanimous written consent of the Board of Directors. No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which such director served.

Director Compensation

     Members of the Board of Directors currently receive a $2,500 quarterly retainer fee and an additional $4,000 fee for attendance at each meeting of the Board. Members of Committees of the Board of Directors are paid $2,000 per quarter for participation in all committee meetings held during that quarter.

     At our 2000 Annual Meeting of Shareholders, we adopted the 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (the "2000 Plan"), which provides for grants to our executive officers (other than Messrs. Morris, Barrington and Berce) and to non-employee directors of stock options and reserves, in the aggregate, a total of 2,000,000 shares of Common Stock for issuance upon exercise of stock options granted under the plan. On November 6, 2001, the date of our 2001 Annual Meeting of Shareholders, options to purchase 20,000 shares of our common stock were granted under the 2000 Plan to each of Messrs. Dike, Greer, Higgins and Jones at an exercise price of $16.10 per share. The exercise price for the options granted to Messrs. Dike, Greer, Higgins and Jones is equal to the last reported sale price of our common stock on the New York Stock Exchange on the day preceding the date of grant. These options, which have a term of ten years, are fully vested upon the date of grant, but may not be exercised prior to the expiration of six months after the date of grant.

     The Board of Directors anticipates that an annual grant of stock options will be authorized under our 2000 Plan to non-employee directors in October 2002 in amounts and upon the terms as were authorized following our 2001 Annual Meeting of Shareholders.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

     The following sets forth information concerning the compensation of our Chief Executive Officer and each of our other four most highly compensated executive officers (the "Named Executive Officers") for the fiscal years shown.

                                                                                                 Long Term
                                                        Annual Compensation                 Compensation Awards
                                              --------------------------------------  --------------------------------
                                                                                                        Shares of
                                                                                                         Common
                                                                                        Restricted        Stock
                                                                       Other Annual       Stock        Underlying        All Other
                                     Fiscal     Salary                 Compensation      Award(s)     Stock Options    Compensation
 Name and Principal Position          Year      ($)(1)    Bonus ($)       ($)(2)          ($)(3)           (#)           ($) (4)
---------------------------------   --------  ---------  -----------  --------------  -------------  ---------------  --------------
 Clifton H. Morris, Jr.               2002     380,000      875,000       88,472              --              --          82,650
 Executive Chairman                   2001     380,000      525,000           --              --              --          82,650
                                      2000     730,000    1,050,000           --              --              --          79,800

 Michael R. Barrington                2002     755,058    1,775,137       75,464              --              --          47,678
 Vice Chairman, CEO &                 2001     680,000      975,000           --              --              --          44,770
    President                         2000     630,000      900,000           --              --              --          43,819

 Daniel E. Berce                      2002     711,301    1,675,103       68,217              --              --          47,683
 Vice Chairman & CFO                  2001     655,000      937,500           --              --              --          47,989
                                      2000     630,000      900,000           --              --              --          44,566


 Michael T. Miller                    2002     435,000      543,750           --              --              --           8,229
 Executive Vice President & COO       2001     386,849      453,973           --              --         150,000           8,208
                                      2000     325,000      325,000           --              --          40,000           5,340

 Preston A. Miller                    2002     360,000      450,000           --         435,560          31,100           8,151
 Executive Vice President &           2001     306,849      306,849           --         154,275          12,800           8,151
    Treasurer                         2000     240,000      240,000           --              --          30,000           5,301

(1)  Includes Board of Directors fees to Messrs. Morris, Barrington, and Berce.
(2) Includes the use of our aircraft valued on the basis of the aggregate incremental cost to us of $79,577 for Mr. Morris; $69,055 for Mr. Barrington; and $59,733 for Mr. Berce.
(3)  On May 1, 2001, the restricted shares granted and the value thereof were:
     5,500 shares, $250,000. On November 1, 2001, the restricted shares granted and the value thereof were: 15,528 shares, $250,000. These restricted shares vest three years after the date of grant.
(4)  The amounts disclosed in this column for fiscal 2002 include:
          (a) Contributions to 401(k) retirement plans on behalf of Messrs. Morris, Barrington, Berce, Michael T. Miller and Preston A. Miller in the amount of $7,650 ;
          (b) Payment of premiums for term life insurance on behalf of Mr. Barrington, $2,037; Mr. Berce, $2,120; Mr. Michael T. Miller, $579. and Mr. Preston A. Miller, $501; and
          (c) Annual premium payments under split-dollar life insurance policies on Mr. Morris, $75,000; Mr. Barrington, $37,991; and Mr. Berce, $37,913.

                        Option Grants in Last Fiscal Year

     The following table shows all individual grants of stock options to our Named Executive Officers during the fiscal year ended June 30, 2002.

                                        Shares of
                                      Common Stock      % of Total
                                       Underlying        Options
                                         Options        Granted to     Exercise                   Grant Date
                                         Granted       Employees in     Price     Expiration        Present
  Name and Principal Position              (#)         Fiscal Year      ($/Sh)       Date        Value ($)(2)
--------------------------------      ------------     ------------    --------   ----------     ------------
Clifton H. Morris, Jr. .............       --              --             --              --          --
Executive Chairman

Michael R. Barrington ..............       --              --             --              --          --
Vice Chairman, CEO & President

Daniel E. Berce ....................       --              --             --              --          --
Vice Chairman & CFO

Michael T. Miller ..................       --              --             --              --          --
Executive Vice President & COO

Preston A. Miller ..................   31,100(1)         0.77%         16.10       11/6/2011     373,649(2)
Executive Vice President, Treasurer

(1) The options granted to Preston A. Miller, which expire ten years after the grant date, become exercisable 20% on May 6, 2002, 20% on November 6, 2002, 20% on November 6, 2003, 20% on November 6, 2004 and 20% on November 6, 2005.
(2) As suggested by the Securities and Exchange Commission's rules on executive compensation disclosure, we used the Black-Scholes model of option valuation to determine grant date pre-tax present value. We do not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The calculation is based on the expectation that the options are fully exercised within five years of the grant date and upon the following additional assumptions: annual dividend growth of 0 percent, volatility of approximately 101%, and a risk-free rate of return equal to 4.28%. There can be no assurance that the amounts reflected in this column will be achieved.

                 Aggregated Option Exercises in Last Fiscal Year
                            and FY-End Option Values

     Shown below is information with respect to our Named Executive Officers regarding option exercises during the fiscal year ended June 30, 2002, and the value of unexercised options held as of June 30, 2002.

                                                                         Shares of
                                                                       Common Stock
                                                                        Underlying
                                                                        Unexercised      Value of Unexercised
                                                                        Options at           In-the-Money
                                                                          FY-End              Options at
                                         Shares           Value             (#)              Fy-End ($)(2)
                                       Acquired on       Realized      Exercisable/          Exercisable/
 Name and Principal Position          Exercise (#)        ($) (1)      Unexercisable         Unexercisable
-------------------------------       -------------    ----------      -------------         -------------
Clifton H. Morris, Jr ..............      300,000      16,405,000    1,436,000/284,000    24,247,800/4,558,200
Executive Chairman

Michael R. Barrington ..............      135,000       6,650,935      951,000/284,000    15,263,550/4,558,200
Vice Chairman, CEO & President

Daniel E. Berce ....................            0               0    1,536,000/284,000    26,252,800/4,558,200
Vice Chairman & CFO

Michael T. Miller ..................      111,680       1,720,648        3,680/269,680        42,964/1,967,372
Executive Vice President, COO

Preston A. Miller ..................            0               0       145,060/52,540       2,215,152/502,643
Executive Vice President Treasurer

(1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date the options were exercised. The value realized was determined without considering any taxes which may have been owed.
(2) Values stated are pre-tax, net of cost and are based upon the closing price of $28.05 per share of our common stock on the New York Stock Exchange on June 28, 2002, the last trading day of the fiscal year.

Compensation Committee Interlocks and Insider Participation

     No member of the Stock Option/Compensation Committee is or has been an officer or employee of ours or any of our subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. No member of the Stock Option/Compensation Committee served on the compensation committee, or as a director, of another corporation, one of whose directors or executive officers served on our Stock Option/Compensation Committee or whose executive officers served on our Board of Directors.

Related Party Transactions

     We engage independent contractors to solicit business from motor vehicle dealers in certain geographic locations. One such independent contractor was CHM Company, L.L.C. ("CHM Company"), a Delaware limited liability company that is controlled by Clifton H. Morris, III, an adult son of Mr. Clifton H. Morris, Jr., our Executive Chairman. A per contract commission was paid to CHM Company for each motor vehicle contract we originated that was attributable to the marketing efforts of CHM Company. Our contractual arrangement with CHM Company has been cancelled effective December 31, 2000. Although the contract has been cancelled, CHM Company is entitled to continue receiving monthly payments under the original contract terms with respect to motor vehicle contracts originated by CHM Company prior to contract termination that meet certain portfolio performance criteria. We made payments of $199,893 to CHM Company during fiscal 2002.

     We select independent contractors on a competitive bid basis from a group of qualified vehicle recovery and repossession agencies with whom we maintain ongoing relationships. During fiscal 2002, we engaged Texas Expeditors of Dallas/Fort Worth, LP, a Texas limited partnership, and Texas Expeditors of San Antonio, LP, a Texas limited partnership, as two of our vehicle recovery agencies. Both of these recovery agencies are controlled by Clifton H. Morris, III, an adult son of Mr. Clifton H. Morris, Jr., our Executive Chairman. A per vehicle payment is made pursuant to a fee schedule submitted by Texas Expeditors of Dallas/Fort Worth, LP and Texas Expeditors of San Antonio, LP for each recovery, repossession or other service performed. During fiscal 2002, we made payments of $279,245 and $146,943 to Texas Expeditors of Dallas/Fort Worth, LP and to Texas Expeditors of San Antonio, LP, respectively.

      On September 21, 2001, Messrs. Barrington and Berce, two of our executive officers, each executed Amended and Restated Revolving Credit Notes in the amount of $2,500,000 in favor of us. These notes, which modify and extend notes in the principal amount of $1,000,000 executed by Messrs. Barrington and Berce in September 2000, bear interest at a rate equal to LIBOR plus 1%, and provide that Messrs. Barrington and Berce can borrow, repay and reborrow under the notes from time to time. On July 29, 2002, Mr. Barrington's note was amended to provide that all amounts outstanding thereunder shall be due and payable on the earlier to occur of (1) December 31, 2003, or (2) sixty days after the last day of his employment with us. During fiscal 2002, the largest amount of indebtedness outstanding under Mr. Barrington's note was $2,480,000, and the amount outstanding as of June 30, 2002 was $2,480,000. During fiscal 2002, the largest amount of indebtedness outstanding under Mr. Berce's loan was $1,249,980. Mr. Berce paid off his loan in full on August 7, 2002, and the note was cancelled and is not available for further borrowing. The notes will not be renewed or further amended.

      In August 2000, the Board of Directors adopted stock ownership guidelines that are designed to encourage the accumulation of our stock by our executive officers. These guidelines, stated as a multiple of executives' base salaries, are as follows: Chairman and Vice Chairmen, four times; Segment Presidents and Treasurer, three times; other Executive Team members, two times. The recommended time period for reaching the above guidelines is the later of (1) August 1, 2003, (2) five years from date of hire or (3) three years from date of promotion to an executive officer position. Shares of our stock directly owned by an executive officer and shares owned by an officer through our 401(k) and employee stock purchase programs constitute qualifying ownership. Stock options are not counted towards compliance with the guidelines. The Board of Directors also adopted an Officer Stock Loan Program to facilitate compliance with the stock ownership guidelines. Executive officers used loan proceeds to acquire and hold shares of our common stock. The loans bear interest at a rate equal to LIBOR plus 1%. The stock held as a result of loans under the program must be pledged to us. The aggregate principal balance of all outstanding loans under the program may not exceed $20,000,000 at any time. Messrs. Michael T. Miller, Steven P. Bowman and Joseph E. McClure obtained loans under this program during fiscal 2002. During fiscal 2002, the largest amount of indebtedness outstanding under Mr. Michael T. Miller's loan was $860,048, and the amount outstanding as of June 30, 2002 was $860,048. During fiscal 2002, the largest amount of indebtedness outstanding under Mr. Bowman's loan was $27,861, and the amount outstanding as of June 30, 2002 was $27,861. During fiscal 2002, the largest amount of indebtedness outstanding under Mr. McClure's loan was $1,305,692, and the amount outstanding as of June 30, 2002 was $1,305,692.

      On July 29, 2002, the Stock Option/Compensation Committee terminated the Officer Stock Loan Program and approved amendments to the outstanding revolving promissory note and pledge agreements under the Officer Stock Loan Program between us and three executive officers (including Mr. Michael T. Miller) which provided that each officer repay amounts in full, including principal and interest, on the earlier to occur of: (1) December 31, 2003 or (2) sixty days after the last day of the officer's employment with us. The loans outstanding under this program will not be renewed or further amended.

      All loans made to executive officers, including loans made under the Officer Stock Loan Program, provide for full personal recourse to the executive officers, and we have no agreements, written or oral, with our executive officers to cancel or forgive such indebtedness in the future.

                             PRINCIPAL SHAREHOLDERS

      The following table and the notes thereto set forth certain information regarding the beneficial ownership of our common stock as of October 1, 2002, by
(1) each current director and nominee for director of ours, (2) each Named Executive Officer, (3) all of our present executive officers and directors as a group, and (4) each other person known to us to own beneficially more than five percent of our presently outstanding common stock. Unless otherwise indicated, the address for the following shareholders is 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102.

                                            Common Stock       Percent of Class
                                               Owned                 Owned
                                          Beneficially (1)     Beneficially (1)
                                          ----------------     ----------------

Capital Guardian Trust Company ..........   16,764,400(2)           10.97%
Wasatch Advisors Inc. ...................   14,423,038(3)            9.44%
Legg Mason, Inc. ........................   10,767,652(4)            7.04%
Fidelity Investments ....................    8,253,500(5)            5.40%
PIMCO Equity Advisors. ..................    7,700,000(6)            5.04%
Clifton H. Morris, Jr. ..................    2,423,135(7)            1.57%

Michael R. Barrington. ......................................       1,391,386 (8)          *
Daniel E. Berce .............................................       2,021,516 (9)          1.31%
A. R. Dike ..................................................         145,300(10)          *
James H. Greer ..............................................         478,300(11)          *
Douglas K. Higgins ..........................................         320,000(12)          *
Kenneth H. Jones, Jr. .......................................         209,000(13)          *
Michael T. Miller ...........................................         350,385(14)          *
Preston A. Miller ...........................................         241,433(15)          *
ll Present Executive Officers and Directors as a Group
  (17 Persons) (7)(8)(9)(10)(11)(12)(13)(14)(15) ............       9,409,793              5.88%

----------------
*    Less than 1%
(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of our common stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The percentages are based upon 152,846,076 shares outstanding as of October 1, 2002, except for certain parties who hold options that are presently exercisable or exercisable within 60 days of October 1, 2002. The percentages for those parties who hold options that are presently exercisable or exercisable within 60 days of October 1, 2002 are based upon the sum of 152,846,076 shares outstanding plus the number of shares subject to options that are presently exercisable or exercisable within 60 days of October 1, 2002 held by them, as indicated in the following notes.
(2) Capital Guardian Trust Company reports holding an aggregate of 16,764,400 shares as of October 1, 2002, which includes 9,000,000 shares purchased in our follow-on common stock offering.
     The address of Capital Guardian Trust Company is 111000 Santa Monica Boulevard, Los Angeles, California 90025.
(3) Wasatch Advisors Inc. reports holding an aggregate of 14,423,038 shares as of October 1, 2002, which includes 3,408,500 shares purchased in our follow-on common stock offering. The address of Wasatch Advisors Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.
(4) Legg Mason, Inc. reports holding an aggregate of 10,767,652 shares as of August 31, 2002. The address of Legg Mason, Inc. is 100 Light Street, Baltimore, Maryland 21202.
(5) Fidelity Investments reports holding an aggregate of 8,253,500 shares as of October 1, 2002, which includes 8,000,000 shares purchased in our follow-on common stock offering. The address of Fidelity Investments is 82 Devonshire Street, Boston, Massachusetts 02109.
(6) PIMCO Equity Advisors reports holding an aggregate of 7,700,000 shares as of October 1, 2002, which includes 1,250,000 shares purchased in our follow-on common stock offering. The address of PIMCO Equity Advisors is 1345 Avenue of the Americas, 50/th/ Floor, New York, New York 10105.
(7) This amount includes 1,720,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount also includes 76,272 shares of common stock in the name of Sheridan C. Morris, Mr. Morris' wife. This amount also includes 500,000 shares owned by Clydesdale Partners Fund Limited Partnership, L.L.P. ("Clydesdale"), a limited partnership of which the sole general partner is SCHM Investments, Inc. ("SCHM"); the sole shareholder of SCHM is Mr. Morris and his wife. The limited partners of Clydesdale are Mr. Morris, his wife and SCHM.
(8) This amount includes 1,235,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.
(9) This amount includes 1,820,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.
(10) The amount includes 80,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount also includes 7,000 shares of common stock held in the name of Sara B. Dike, Mr. Dike's wife.
(11) This amount includes 120,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount does not include 39,216 shares of common stock held by Mr. Greer's wife as separate property, as to which Mr. Greer disclaims any beneficial interest.
(12) This amount includes 140,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount does not include 34,000 shares held in trust for the benefit of certain family members of Mr. Higgins, as to which Mr. Higgins disclaims any beneficial interest.
(13) This amount includes 180,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.
(14) This amount includes 257,360 shares subject to stock options that are currently exercisable or exercisable within 60 days.
(15) This amount includes 154,960 shares subject to stock options that are currently exercisable or exercisable within 60 days.

                          DESCRIPTION OF THE NEW NOTES

General

         You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the words "Company" and "AmeriCredit" refer only to AmeriCredit Corp. and not to any of its subsidiaries.

         The Old Notes were, and the New Notes will be, issued by AmeriCredit under the Indenture dated June 19, 2002 (the "Indenture") among itself, the Guarantors and Bank One, NA, as trustee (the "Trustee"). The terms of the Old Notes and the New Notes (collectively, the "Notes") include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The New Notes are substantially identical to the terms and provisions of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The term "Notes" refers to both the Old Notes and the New Notes.

         The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. Because this is a summary, we urge you to read the Indenture and the relevant portions of the Trust Indenture Act because they, and not this description, define your rights as holders of the Notes. We have filed copies of the Indenture as an exhibit to the registration statement which includes this prospectus.

Brief Description of the Notes and the Guarantees

         The Notes are:

         .   general obligations of the Company;
         .   rank equally in right of payment with the Original Notes, the
             Secondary Notes, the 1999 Notes and all current and future unsecured senior Indebtedness of the Company;
         .   effectively subordinated to the secured Indebtedness of the Company and its Subsidiaries;
         .   effectively subordinated to the Indebtedness of the Securitization
             Trusts and certain obligations under Credit Enhancement Agreements;
             and
         .   unconditionally guaranteed by the Guarantors.

         These Notes are guaranteed by the following subsidiaries of the
Company:

         .   AmeriCredit Financial Services, Inc.;
         .   AmeriCredit Management Company;
         .   Americredit Corporation of California;
         .   ACF Investment Corp;
         .   AmeriCredit Consumer Discount Company;
         .   AmeriCredit Flight Operations, LLC;
         .   AmeriCredit Service Center Ltd.;
         .   AmeriCredit Financial Services of Canada Ltd.;
         .   AmeriCredit NS I Co.; and
         .   AmeriCredit NS II Co.

     The operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. As of the date of the Indenture, all of the Company's Subsidiaries, other than Subsidiaries that are Securitization Trusts, will be Restricted Subsidiaries. All of the Company's current and future Restricted Subsidiaries will guarantee the Company's payment obligations under the Notes on a senior unsecured basis. As of the date of the Indenture, the following entities, which hold substantial assets, are Securitization Trusts and will not guarantee the Notes:

         .   AFS Funding Corp.;
         .   AFS SenSub Corp.,
         .   AmeriCredit Funding Corp. II;
         .   AmeriCredit Funding Corp. V;
         .   AmeriCredit Funding Corp. VII;
         .   AmeriCredit Funding Corp. VIII;
         .   AmeriCredit MTN Corp.;
         .   AmeriCredit MTN Corp. II; and
         .   AmeriCredit MTN Corp. III.

         See "Risk Factors - Because of our holding company structure and the security interests our subsidiaries have granted in their assets, the repayment of the Notes will be effectively subordinated to substantially all of our other debt."

         As of the date of the Indenture, all of the Company's Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

Principal, Maturity and Interest

         The Company issued the Old Notes with an aggregate principal amount of $175.0 million. The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on May 1, 2009.

         Interest on the Notes will accrue at the rate of 9 1/4% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2002. The Company will make each interest payment to Holders of record on the immediately preceding April 15 and October 15.

         Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

         If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

         The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

         A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

         The registered Holder of a Note will be treated as the owner of it for all purposes.

Subsidiary Guarantees

         The Guarantors will jointly and severally guarantee the Company's obligations under the Notes. The Subsidiary Guarantees will rank equally with the Original Guarantees, the Secondary Guarantees and the 1999 Guarantees. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See, "Risk Factors--Federal and state statutes allow courts, under specific circumstances, to void the Notes and the guarantees and require the noteholders to return payments received from us or the guarantors."

         A Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless:

         (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of that Guarantor pursuant to a supplemental indenture satisfactory to the Trustee;

         (2) immediately after giving effect to such transaction, no Default or Event of Default exists;

         (3) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and

         (4) the Company would be permitted by virtue of the Company's pro forma Consolidated Leverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

         The Subsidiary Guarantee of a Guarantor will be released:

         (1) in connection with the sale of other disposition of all of the assets of that Guarantor (including by way of merger or consolidation), if the Company applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the Indenture; or

         (2) in connection with the sale or of other disposition of all of the capital stock of that Guarantor, if the Company applies the Net Proceeds of that sale or of the disposition in accordance with the applicable provisions of the Indenture.

              See  "Repurchase at the Option of Holders--Asset Sales."

Optional Redemption

         During the first 36 months after May 1, 2002, AmeriCredit may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price of 109.250% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, with the net cash proceeds of a public offering of the Company's common stock; provided that:

         (1) at least 65% in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption; and

         (2) the redemption shall occur within 45 days of the date of the closing of the public offering of common stock.

         Except pursuant to the preceding paragraph, the Company will not be able to redeem the Notes prior to May 1, 2006. After May 1, 2006 the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and liquidated damages to the redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

            Year                                                Percentage
            ----                                                ----------
            2006 ...........................................      104.625%
            2007 ...........................................      102.313%
            2008 and thereafter ............................      100.000%

Selection and Notice

         If the Company redeems less than all of the Notes at any time, the Trustee will select the Notes for redemption as follows:

         (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or,

         (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

         No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

         If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

         Except as set forth below under "Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

         Change of Control

         If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes pursuant to the Change of Control Offer. In the Change of Control Offer, the Company will offer a cash payment equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in that notice, which will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the Indenture and described in that notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

         On the Change of Control Payment Date, the Company will, to the extent lawful:

         (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

         (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of the Notes so tendered; and

         (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

         The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The provisions described above that require the Company to make Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

         The Company's other senior Indebtedness contains prohibitions of certain events that would constitute a Change of Control. In addition, the exercise by the Holders of Notes of their right to require the Company to repurchase the Notes could cause a default under such other senior Indebtedness due to the financial effect of such repurchases on the Company even if the Change of Control itself does not. Finally, the Company's ability to pay cash to the Holders of Notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors--We may not be able to repurchase our senior notes or repay debt under our warehouse credit facilities in the event of a change of control."

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

         Asset Sales

         The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

         (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

         (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee; and

         (3) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of

              (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

              (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

              (a) permanently reduce the Specified Senior Indebtedness of the Company and its Restricted Subsidiaries including the Original Notes, the Secondary Notes and the 1999 Notes; provided, however, that the Company shall apply such Net Proceeds to all Specified Senior Indebtedness of the Company and its Restricted Subsidiaries on a pro rata basis, or

              (b)   to an Investment;

              (c)   to make a capital expenditure; or

              (d) to acquire Receivables or other tangible assets, in each case, in or with respect to a Permitted Business.

         Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under Credit Facilities and/or Warehouse Facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will be deemed to constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an Asset Sale Offer to all Holders of Original Notes to purchase the maximum principal amount of Original Notes that may be purchased out of the Excess Proceeds. The offer price will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase and will be payable in cash.

         If the Holders of Secondary Notes tender an aggregate amount of Secondary Notes that is less than the Excess Proceeds, the Company will make a Third Asset Sale Offer to all Holders of 1999 Notes to purchase the maximum principal amount of 1999 Notes that may be purchased out of Excess Proceeds. The offer price will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash.

         If the Holders of 1999 Notes tender an aggregate amount of 1999 Notes that is less than the Excess Proceeds, the Company will make a Fourth Asset Sale Offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of Excess Proceeds. The offer price will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash.

     If any Excess Proceeds remain after the consummation of the Fourth Asset Sale Offer, the Company may use such Excess Proceeds for general corporate purposes. If the aggregate principal amount of Original Notes, Secondary Notes, 1999 Notes or Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Original Notes, Secondary Notes, 1999 Notes or Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase Notes, the amount of Excess Proceeds shall be reset at zero.

Certain Covenants

     Changes in Covenants when Notes Rated Investment Grade

     Following the first date upon which, but only for so long as:

     (1) the Notes are rated Baa3 or better by Moody's Investors Service, Inc. and BBB- or better by Standard & Poor's Ratings Group (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency); and

     (2)  no Default or Event of Default shall have occurred and be continuing,

then the covenants specifically listed under the following captions in this prospectus will no longer be applicable to the Notes:

     (1)  "--Restricted Payments;"

     (2)  "--Incurrence of Indebtedness and Issuance of Preferred Stock;"

     (3)  "--Dividend and Other Payment Restrictions Affecting Subsidiaries;"

     (4)  "--Transactions with Affiliates;"

     (5) "--Limitation on Issuances and Sales of Capital Stock of Wholly-Owned Restricted Subsidiaries;"

     (6)  "--Business Activities;" and

     (7) clause (4) of the covenant listed under "--Merger, Consolidation, or Sale of Assets."

There can be no assurance that the Notes will ever achieve or maintain an investment grade rating.

     Restricted Payments

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the

              Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly-Owned Restricted Subsidiary of the Company);

         (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or

         (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

         unless, at the time of and after giving effect to such Restricted
         Payment:

     (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after March 31, 1999 (excluding Restricted Payments permitted by clause (b) of the next succeeding paragraph), is less than the sum of:

              (a) 25% of the aggregate cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from and after March 31, 1999 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

              (b) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since March 31, 1999 of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus

              (c) to the extent that any Restricted Investment that was made after March 31, 1999 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); and (ii) the initial amount of such Restricted Investment.

     The preceding provisions will not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

     (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

     (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; and

     (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the business currently operated by AmeriCredit Financial Services, Inc. or AmeriCredit Financial Services of Canada, Ltd. be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of:

     (1) the net book value of such Investments at the time of such designation; or

     (2) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than 15 days after the end of any fiscal quarter during which any Restricted Payment is made, the Company shall deliver to the Trustee an Officers' Certificate stating that Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

     Incurrence of Indebtedness and Issuance of Preferred Stock

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and the Guarantors may incur Indebtedness (including Acquired Debt) and issue shares of Disqualified Stock or preferred stock if the Consolidated Leverage Ratio of the Company, calculated on a pro forma basis after giving effect to the incurrence or issuance of the additional Indebtedness to be incurred or the Disqualified Stock or preferred stock to be issued, would have been less than 2.0 to 1.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (1) the existence of Credit Facilities and the Guarantees thereof by the Guarantors and the incurrence by the Company and any Guarantor of revolving credit Indebtedness pursuant to one or more Credit Facilities if the proceeds are applied to purchase or originate Receivables; provided that the aggregate principal amount of all revolving credit Indebtedness outstanding under all Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance, defease, renew or replace any Indebtedness incurred pursuant to this clause (1) and with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder, does not at any time exceed the amount of the Borrowing Base (any such outstanding Indebtedness that exceeds the amount of the Borrowing Base as of the close of any Business Day shall cease to be Permitted Debt pursuant to this clause (1) as of the close of business on the third Business Day thereafter and shall be deemed to be an incurrence of such Indebtedness that is not permitted by this clause (1) by the Company or such Guarantor, as applicable, as of such third Business Day);

     (2) the existence of Warehouse Facilities, regardless of amount, and the incurrence by the Company or any of its Restricted Subsidiaries or the Warehouse Trusts of Permitted Warehouse Debt in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries or the Warehouse Trusts thereunder) not to exceed 100% of the aggregate principal amount (exclusive of Acquisition Fees included therein) of all Eligible Receivables owned by the Company and its Restricted Subsidiaries or the Warehouse Trusts (or such Warehouse Facilities in the case of Permitted Warehouse Debt in the form of repurchase agreements) at such time;

     (3) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

     (4) the incurrence by the Company of Indebtedness represented by the Original Notes, the Secondary Notes, the 1999 Notes and the Notes and the incurrence by the Guarantors of the Original Guarantees, the Secondary Guarantees, the 1999 Guarantees and the Subsidiary Guarantees;

     (5) obligations of the Company and its Restricted Subsidiaries and the Securitization Trusts under Credit Enhancement Agreements;

     (6) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease, renew or replace any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred;

     (7) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of the Guarantors; provided, however, that

          (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and

          (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

     (8) the issuance by a Restricted Subsidiary of preferred stock to the Company or to any of the Guarantors; provided, however, that any subsequent event or issuance or transfer of any Capital Stock that results in the owner of such preferred stock ceasing to be a Guarantor of the Company or any subsequent transfer of such preferred stock to a Person other than the Company or any of the Guarantors, shall be deemed to be an issuance of preferred stock by such Restricted Subsidiary that was not permitted by this clause (8);

     (9) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred:

          (a) for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; or

          (b) for the purpose of hedging, fixing or capping interest rate risk in connection with any completed or pending Securitization, Warehouse Facility or Residual Funding Facility;

     (10) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company, a Warehouse Trust or a Securitization Trust that was permitted to be incurred by another provision of this covenant;

     (11) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (11); and

     (12) the incurrence by the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (12), not to exceed $20.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

     Limitation on Senior Subordinated Debt

     The Company will not, and will not permit any of its Restricted Subsidiaries to incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any such Restricted Subsidiary unless such Indebtedness is also contractually subordinated to the Notes, or the Subsidiary Guarantee of such Restricted Subsidiary (as applicable), on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured.

     Liens

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien, except Permitted Liens.

     Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company's Restricted Subsidiaries; or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

     (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

          (a)  the Indenture and the Notes;

          (b)  applicable law;

          (c) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

          (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) above;

          (f) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

          (g) the requirements of any Securitization, Warehouse Facility or Residual Funding Facility that are exclusively applicable to any bankruptcy remote Securitization Trust, Warehouse Trust or special purpose Subsidiary of the Company formed in connection therewith;

          (h)  the requirements of any Credit Enhancement Agreement; or

          (i) in the case of clause (3) above, Liens otherwise permitted to be incurred under the Indenture.

     Merger, Consolidation, or Sale of Assets

     The Company may not; (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

     (1) either (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

       (3) immediately before and after such transaction no Default or Event of Default exists; and

       (4) the Company or Person formed by or surviving any such consolidation or merger (if other than the Company), or the Company or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the end of the applicable fiscal quarter, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock." This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, lease, conveyance or other disposition of assets between or among the Company and any of its Wholly-Owned Subsidiaries.

       Transactions with Affiliates

       The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each an "Affiliate Transaction"), unless;

       (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

       (2)   the Company delivers to the Trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

       The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

       (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

       (2) transactions between or among the Company and/or its Restricted Subsidiaries; and

       (3) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments."

       Limitation on Issuances and Sales of Capital Stock of Wholly-Owned Restricted Subsidiaries

       The Company will not, and will not permit any Wholly-Owned Restricted Subsidiary of the Company to:

       (1) transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly-Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor), unless:

             (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly-Owned Restricted Subsidiary and

             (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales," and

       (2) will not permit any Wholly-Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly-Owned Restricted Subsidiary of the Company.

       Additional Subsidiary Guarantees

       If the Company or any of its Subsidiaries acquires or creates another Subsidiary after the date of the Indenture, then that newly acquired or created Subsidiary must become a Guarantor and execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture. This covenant shall not apply to Subsidiaries that (1) have properly been designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries; or (2) qualify as Securitization Trusts or Warehouse Trusts for so long as they continue to constitute Securitization Trusts or Warehouse Trusts.

       Business Activities

       The Company will not permit any Restricted Subsidiary to engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

       Payments for Consent

       The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, to or for the benefit of to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

       Reports

       Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes within the time periods specified in the Commission's rules and regulations:

       (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

       (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

       In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors will furnish the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to the Holders, securities analysts and prospective investors upon request so long as any Notes remain outstanding.

       Limitation on Investment Company Status

       The Company will not, and its Subsidiaries will not, take any action, or otherwise permit to exist any circumstance, that would require the Company to register as an "investment company" under the Investment Company Act of 1940, as amended.

Events of Default and Remedies

       Each of the following constitutes an Event of Default:

       (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

       (2) default in payment when due of the principal of or premium, if any, on the Notes;

       (3) failure by the Company or any of its Subsidiaries to comply with its obligations in the covenants or other agreements described under the captions "--Repurchase at the Option of Holders," "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," or "--Dividend and Other Payment Restrictions Affecting Subsidiaries;"

       (4) failure by the Company or any of its Subsidiaries for 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with any of the other covenants or agreements in the Indenture;

       (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

             (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

             (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

       (6) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $2.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

       (7) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting in behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

       (8) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries.

       In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

       Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

       In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to May 1, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to May 1, 2006, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

       The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

       The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

       No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

       The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for:

       (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below;

       (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

       (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

       (4)   the Legal Defeasance provisions of the Indenture.

       In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

       In order to exercise either Legal Defeasance or Covenant Defeasance:

       (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

       (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

             (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

             (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

       (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

       (4) no Default or Event of Default shall have occurred and be continuing either:

             (a) on the date of such deposit (other than a Default or Event of
                 Default resulting from the borrowing of funds to be applied to such deposit); or

             (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

       (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

       (6) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

       (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

       (8) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

       The Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

       However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

       (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

       (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

       (3) reduce the rate of or change the time for payment of interest on any Note;

       (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

       (5)   make any Note payable in money other than that stated in the Notes;

       (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

       (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); or

       (8)   make any change in the foregoing amendment and waiver provisions.

       Notwithstanding the preceding, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the
Notes:

       (1)   to cure any ambiguity, defect or inconsistency;

       (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

       (3) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation;

       (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

       (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

       If the Trustee becomes a creditor of the Company, the Indenture limits its rights to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

       The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

       The New Notes will initially be issued as one or more Notes in registered global form without interest coupons (the "Global Notes") but, as described below, may be exchanged for "Certified Securities". The Depository Trust Company (the "Depository") or its nominee will initially be the registered holder of the Notes for all purposes under the Indenture.

       Notes that were issued as described below under "Certificated Securities," will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer to a qualified institutional buyer of Certificated Securities initially issued to a Non-Global Purchaser, such Certificated Securities may, unless the Global Notes have previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

       The Depository has advised the Company that it is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depository's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depository's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Depository's Participants or the Depository's Indirect Participants.

       The Company expects that pursuant to procedures established by the
Depository:

       (1) upon deposit of the Global Notes, the Depository will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

       (2) ownership of the Notes evidenced by the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of the Depository's Participants), the Depository's Participants and the Depository's Indirect Participants.

       Investors in the Global Notes in the United States who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes in the United States who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Global Notes outside the United States may hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in any Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

       Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by any Global Note will be limited to such extent.

       So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depository or for maintaining, supervising or reviewing any records of the Depository relating to the Notes.

       Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the Persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depository to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depository. Payments by the Depository's Participants and the Depository's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depository's Participants or the Depository's Indirect Participants.

       Certificated Securities

       Subject to certain conditions, any Person having a beneficial interest in any Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). In addition, if

       (1) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or

       (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each Person that the Global Note Holder and the Depository identify as being the beneficial owner of the related Notes.

       Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depository in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively relying on, and will be protected in relying on, instructions from the Global Note Holder or the Depository for all purposes.

       Same Day Settlement and Payment

       The Indenture will require that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available (same day) funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available (same day) funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

         Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in the Depository will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of the Depository. The Depository has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in the Depository will be received with value on the settlement date of THE DEPOSITORY but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the Depository's settlement date.

Certain Definitions

       Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

       "1999 Guarantees" means each of the Guarantees of the 1999 Notes by the Guarantors pursuant to the 1999 Indenture.

       "1999 Indenture" means the indenture, dated as of April 20, 1999, among the Company, Bank One, NA, as trustee, and the Guarantors, with respect to the 1999 Notes and the 1999 Guarantees.

       "1999 Notes" means the $200,000,000 in aggregate principal amount of the Company's 9.875% Senior Notes due 2006, issued pursuant to the 1999 Indenture on April 20, 1999.

       "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

       "Acquisition Fees" means, with respect to any Eligible Receivables as of any date, the discount or cash payments received by the Company from dealers and other Persons with respect to the Eligible Receivables purchased from such dealer or other Person and owned by the Company or its Restricted Subsidiaries as of such date.

       "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

       "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than pledges or sales of Receivables or residual interests in connection with Securitizations, Warehouse Facilities, a Residual Funding Facility or Credit Facilities in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $500,000 or (b) for net proceeds in excess of $500,000. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly-Owned Restricted Subsidiary or by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, and (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments" will not be deemed to be Asset Sales.

       "Board of Directors" means the Board of Directors or other governing body charged with the ultimate management of any Person, or any duly authorized committee thereof.

       "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 80% of the aggregate amount of Receivables (other than loans secured by residential mortgages) owned by the Company and its Wholly-Owned Restricted Subsidiaries as of such date that are not in default, excluding (A) any Receivables that were acquired or originated with Permitted Warehouse Debt, (B) any Receivables that are held by a Securitization Trust, and (C) any Receivables that are subject to Liens other than Liens securing Obligations under Credit Facilities; and (ii) 60% of the book value (determined on a consolidated basis in accordance with GAAP) of interests in portfolios of securitized Receivables that are owned by the Company, a Wholly-Owned Restricted Subsidiary or a Securitization Trust as of such date and that are not subject to any Liens other than Liens to secure Obligations under Credit Facilities.

       "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

       "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

       "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

       "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than in the ordinary course of business; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); provided, however, that this clause (v) shall not apply to any such consolidation or merger if, immediately after the consummation of such transaction and after giving effect thereto, the ratings assigned to the Notes by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group are equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent), respectively.

       "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

       "Consolidated Leverage Ratio" means, with respect to any Person, as of any date of determination, the ratio of (i) the Consolidated Indebtedness of such Person as of such date, excluding, however, all (A) borrowings under Credit Facilities that constitute Permitted Debt, (B) Permitted Warehouse Debt and (C) Hedging Obligations that constitute Permitted Debt to (ii) the Consolidated Net Worth of such Person as of such date.

       "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP) provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

       "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business and write-ups of residual interests in Securitization Trusts) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "Credit Enhancement Agreements" means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Restricted Subsidiaries or any of the Securitization Trusts for the purpose of providing credit support for the Securitization Trusts or any of their respective Indebtedness or asset-backed securities.

      "Credit Facilities" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities with banks or other institutional lenders providing for revolving credit loans; provided that in no event will any such facility that constitutes a Warehouse Facility or a Residual Funding Facility be deemed to qualify as a Credit Facility.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

      "Eligible Receivables" means, at any time, all Receivables owned by the Company or any of its Restricted Subsidiaries that meet the sale or loan eligibility criteria set forth in a Warehouse Facility pursuant to which the applicable Receivables were financed; excluding, however, any Receivables that are pledged to secure borrowings under a Credit Facility and excluding any such Receivables held by a Securitization Trust.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Existing Indebtedness" means up to $130.0 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Facilities, the Warehouse Facilities, the Original Notes, the Secondary Notes, the 1999 Notes and the Original Guarantees, the Secondary Guarantees and the 1999 Guarantees) in existence on April 30, 2002, until such amounts are repaid.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time and consistently applied.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Guarantors" means each of (i) AmeriCredit Financial Services, Inc., a Delaware corporation, ACF Investment Corp., a Delaware corporation, Americredit Corporation of California, a California corporation,

AmeriCredit Management Company, a Delaware corporation, AmeriCredit Consumer Discount Company, a Pennsylvania corporation, AmeriCredit Service Center Ltd., a Canadian corporation chartered in the Province of Ontario, AmeriCredit Flight Operations, LLC, a Texas limited liability company, AmeriCredit NS I Co., a Canadian corporation chartered in the Province of Nova Scotia AmeriCredit NS II Co., a Canadian corporation chartered in the Province of Nova Scotia and AmeriCredit Financial Services of Canada Ltd., a Canadian corporation chartered in the Province of Ontario and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset

Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Original Guarantees" means each of the Guarantees of the Original Notes by the Guarantors pursuant to the Original Indenture.

      "Original Indenture" means the Indenture, dated as of February 4, 1997, among the Company, Bank One, Columbus, NA, as trustee, and the Guarantors, with respect to the Original Notes and the Original Guarantees.

      "Original Notes" means the $125,000,000 in aggregate principal amount of the Company's 9 1/4% Senior Notes due 2004, issued pursuant to the Original Indenture on February 4, 1997.

      "Permitted Business" means the business of purchasing, originating, brokering and marketing, pooling and selling, securitizing and servicing Receivables, and entering into agreements and engaging in transactions involving consumer lending or otherwise incidental to the foregoing.

      "Permitted Investments" means (a) any Investment in the Company or in a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly-Owned Restricted Subsidiary of the Company and a Guarantor that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor and that is engaged in a Permitted Business; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Investments by the Company or any of its Subsidiaries in Securitization Trusts in the ordinary course of business in connection with or arising out of Securitizations; (g) purchases of all remaining outstanding asset-backed securities of any Securitization Trust for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Securitization Trust, but only if 75% or more of the aggregate principal amount of the original asset-backed securities of such Securitization Trust have previously been retired; and (h) Investments in Receivables in the ordinary course of business; and (i) other Investments by the Company or any of its Subsidiaries in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) that do not exceed $15.0 million in the aggregate at any one time outstanding (measured as of the date made and without giving effect to subsequent changes in value).

      "Permitted Liens" means (i) Liens existing on the date of the Indenture;
(ii) Liens on Eligible Receivables and the proceeds thereof to secure Permitted Warehouse Debt or permitted Guarantees thereof; (iii) Liens to secure borrowings under a Residual Funding Facility or permitted Guarantees thereof; (iv) Liens to secure revolving credit borrowings under Credit Facilities, provided that such borrowings were permitted by the Indenture to be incurred; (v) Liens on Receivables and the proceeds thereof incurred in connection with Securitizations or permitted Guarantees thereof; (vi) Liens on spread accounts and credit enhancement assets, Liens on the stock of Restricted Subsidiaries of the Company substantially all of the assets of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Trusts, in each case incurred in connection with Credit Enhancement Agreements; (vii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (viii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (ix) Liens securing Indebtedness incurred to finance the construction or purchase of property of the Company or any of its Wholly-Owned Restricted Subsidiaries (but excluding Capital Stock of another Person); provided, however, that any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred, and the Indebtedness secured by the Lien may not be incurred more than 180 days after the latter of the acquisition or completion of construction of the property subject to the Lien; provided, further, that the Amount of Indebtedness secured by such Liens do not exceed the fair market value (as evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the property purchased or constructed with the proceeds of such Indebtedness; (x) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (i) through (ix), provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien and the Indebtedness secured by such Lien at such time is not increased to any amount greater than the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (i) through (ix), as the case may be, at the time the original Lien became a permitted Lien; (xi) Liens in favor of the Company; (xii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $1.0 million in the aggregate at any one time outstanding; (xiii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (xiv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xv) Liens on assets of Guarantors to secure Senior Guarantor Debt of such Guarantors that, was permitted by the Indenture to be incurred; and (xvi) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than Permitted Warehouse Debt or intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Permitted Warehouse Debt" means Indebtedness of the Company or a Restricted Subsidiary of the Company outstanding under one or more Warehouse Facilities.

       "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, or a governmental agency or political subdivision thereof.

       "Receivables" means (i) consumer installment sale contracts and loans evidenced by promissory notes secured by new and used automobiles and light trucks, (ii) other consumer installment sale contracts, lease contracts, credit, debit or charge card receivables and (iii) loans secured by residential mortgages, in the case of each of the clauses (i), (ii) and (iii), that are purchased or originated in the ordinary course of business by the Company or any Restricted Subsidiary of the Company; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

       "Residual Funding Facility" means any funding arrangement with a financial institution or other lender or purchaser under which advances are made to the Company or any Subsidiary based upon residual or subordinated interests in Securitization Trusts and/or Warehouse Trusts.

       "Restricted Investment" means an Investment other than a Permitted Investment.

       "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

       "Secondary Guarantees" means each of the Guarantees of the Secondary Notes by the Guarantors pursuant to the Secondary Indenture.

       "Secondary Indenture" means the Indenture, dated as of January 29, 1998, among the Company, Bank One, NA, as trustee, and the Guarantors, with respect to the Secondary Notes and the Secondary Guarantees.

       "Secondary Notes" means the $50,000,000 in aggregate principal amount of the Company's 9 1/4% Senior Notes due 2004, issued pursuant to the Secondary Indenture on January 29, 1998.

       "Securitization" means a public or private transfer of Receivables in the ordinary course of business and by which the Company or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Receivables including any such transaction involving the sale of specified Receivables to a Securitization Trust.

       "Securitization Trust" means any Person (whether or not a Subsidiary of the Company) (i) established for the purpose of issuing asset-backed securities and (ii) any special purpose Subsidiary of the Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities, provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor other than under Credit Enhancement Agreements. As of the date of the Indenture, AFS Funding Corp., AFS SenSub Corp., the various business trusts formed to issue asset-backed securities and AmeriCredit Canada 2002A-Corp. shall be deemed to satisfy the requirements of the foregoing definition.

       "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

       "Specified Senior Indebtedness" means (i) the Indebtedness of any Person, whether outstanding on the date of the Indenture or thereafter incurred and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post filing interest is allowed in such proceeding) in respect of (A) Indebtedness of such Person for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of either clause (i) or
(ii), in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however that Specified Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any obligations in respect of Capital Stock of such Person or (5) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

       "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

       "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any business trust in respect to which the Company or any other Subsidiary is the beneficial owner of the residual interest, and (iii) partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

       "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the end of the applicable fiscal quarter, and (ii) no Default or Event of Default would be in existence following such designation.

       "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

       "Warehouse Facility" means any funding arrangement, other than a Credit Facility, a Securitization or a Residual Funding Facility, with a financial institution or other lender or purchaser under which advances are made to a Warehouse Trust to the extent (and only to the extent) funding thereunder is used exclusively by the

Warehouse Trust to purchase Receivables from the Company or a Restricted Subsidiary and to pay the related expenses with respect to the Warehouse Trust.

       "Warehouse Trust" means any Person (whether or not a Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with a Warehouse Facility, which notes and securities are backed by specified Receivables purchased by such Person from the Company or any other Restricted Subsidiary. As of the date of this Indenture, AmeriCredit BOA Trust, AmeriCredit Canada Funding Trust I, AmeriCredit Manhattan Trust, AmeriCredit Master Trust and AmeriCredit ML Trust shall be deemed to satisfy the requirements of the foregoing definition.

       "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

       "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

                            DESCRIPTION OF OTHER DEBT

         We have four separate funding agreements with administrative agents on behalf of institutionally managed commercial paper conduits and bank groups, three in the United States and one in Canada, with aggregate structured warehouse financing availability of approximately $3.3 billion in the United States and Cdn. $100.0 million in Canada. Certain of the commercial paper facilities are renewable annually and provide for available structured warehouse financing of $250.0 million through September 2003 and Cdn. $100.0 million through May 2003. Another facility provides for multi-year structured warehouse financing with availability of $500.0 million through November 2003. Another facility provides for available structured warehouse financing of $2.5 billion, of which $380.0 million matures in March 2003 and the remaining $2.1 billion matures in March 2005.

         Under these funding agreements, we transfer auto receivables to our special purpose finance subsidiaries, and these subsidiaries, in turn, issue notes, collateralized by these auto receivables, to the agents. The agents provide funding under the notes to the subsidiaries pursuant to an advance formula and the subsidiaries forward the funds to us in consideration for the transfer of auto receivables. While these subsidiaries are included in our consolidated financial statements, these subsidiaries are separate legal entities and the auto receivables and other assets held by the subsidiaries are legally owned by these subsidiaries and are not available to our creditors or the creditors of our other subsidiaries. Advances under the funding agreements bear interest at commercial paper, LIBOR or prime rates plus specified fees depending upon the source of funds provided by the agents. The funding agreements contain various covenants requiring certain minimum financial ratios and results. The funding agreements also require certain funds to be held in restricted cash accounts to provide additional collateral for borrowings under the facilities.

         In addition to the warehouse and credit facilities discussed above, we also have three funding agreements with administrative agents on behalf of institutionally managed medium term note conduits under which $500.0 million, $750.0 million and $500.0 million, respectively, of proceeds are available through the terms of the agreements. Under these arrangements, the conduits sold medium term notes and delivered the proceeds to our special purpose finance subsidiaries. These subsidiaries, in turn, issued notes, collateralized by auto receivables and cash, to the agents. The funding agreements allow for the substitution of auto receivables, subject to an overcollateralization formula, for cash, and vice versa, during the term of the agreements, allowing us to use the medium term note proceeds to finance auto receivables on a revolving basis. The agreements mature in December 2003, June 2004 and February 2005, respectively. While the special purpose finance subsidiaries are included in our consolidated financial statements, the subsidiaries are separate legal entities and the auto receivables and other assets held by the subsidiaries are legally owned by the subsidiaries and are not available to our creditors or the creditors of our other subsidiaries. The notes issued by the subsidiaries under the funding agreements bear interest at LIBOR plus specified fees. The funding agreements contain various covenants requiring certain minimum financial ratios and results. The funding agreements also require certain funds to be held in restricted cash accounts to provide additional collateral under the notes.

The $250 Million Warehouse Facility

         We have a $250.0 million warehouse facility which expires in September 2003. Under the $250.0 million warehouse facility, AmeriCredit Funding Corp. V and AmeriCredit Financial Services, Inc., two of our subsidiaries, sell receivables to AmeriCredit Manhattan Trust, a special purpose subsidiary which is treated as a warehouse trust under the indenture. AmeriCredit Financial Services, Inc., in turn, agrees to manage, service, administer and make collections on these auto receivables. AmeriCredit Manhattan Trust finances the purchase of the auto receivables with borrowings under the $250.0 million warehouse facility.

         The amount of financing available under the $250.0 million warehouse facility is governed by an advance formula subject to downward adjustment upon certain defined financial performance, or trigger events. As of June 30, 2002, there were no borrowings outstanding. All financings under the $250.0 million warehouse facility are secured by a first priority security lien on the receivables and related assets held by AmeriCredit Manhattan Trust and bear interest at rates based on the funding source plus specified fees. While AmeriCredit Manhattan Trust is a consolidated subsidiary of ours, AmeriCredit Manhattan Trust is a separate legal entity and is not a guarantor of the notes. The auto receivables sold to AmeriCredit Manhattan Trust and other assets of AmeriCredit Manhattan Trust are legally owned by AmeriCredit Manhattan Trust and are not available to satisfy the claims of our creditors or the creditors of our other subsidiaries.

The $500 Million Warehouse Facility

         We have a $500.0 million warehouse facility which expires in November 2003. Under the $500.0 million warehouse facility, AmeriCredit Funding Corp. VIII and AmeriCredit Financial Services, Inc. sell receivables to AmeriCredit ML Trust, a special purpose subsidiary. AmeriCredit Financial Services, Inc. will manage, service, administer and make collections on these auto receivables. AmeriCredit ML Trust finances the purchase of the auto receivables with borrowings under the $500.0 million warehouse facility.

         The amount of financing available under the $500.0 million warehouse facility is governed by an advance formula subject to trigger events. As of June 30, 2002, there were no outstanding borrowings under the $500.0 million warehouse facility. All financings under the $500.0 million warehouse facility are secured by a first priority security interest in the receivables and related assets held by AmeriCredit ML Trust and bear interest at rates based on the funding source plus specified fees. While AmeriCredit ML Trust is our subsidiary, AmeriCredit ML Trust is a separate legal entity and is not a guarantor of the notes. The receivables sold to AmeriCredit ML Trust and other assets of AmeriCredit ML Trust are legally owned by AmeriCredit ML Trust and are not available to satisfy the claims of our creditors or the creditors of our other subsidiaries.

The $2.5 Billion Warehouse Facility

         We have a $2.5 billion warehouse facility, $380.0 million of which expires in March 2003 and $2.1 billion of which expires in March 2005. Under the $2.5 billion warehouse facility, AmeriCredit Funding Corp. VII and AmeriCredit Financial Services, Inc. sell receivables to AmeriCredit Master Trust, a special purpose subsidiary. AmeriCredit Financial Services, Inc. will manage, service, administer and make collections on these auto receivables. AmeriCredit Master Trust finances the purchase of the auto receivables with borrowings under the $2.5 billion warehouse facility.

         The amount of financing available under the $2.5 billion warehouse facility is governed by an advance formula subject to trigger events. As of June 30, 2002, there were no outstanding borrowings under the $2.5 billion warehouse facility. All financings under the $2.5 billion warehouse facility are secured by a first priority security interest in the receivables and related assets held by AmeriCredit Master Trust and bear interest at rates based on the funding source plus specified fees. While AmeriCredit Master Trust is our subsidiary, AmeriCredit Master Trust is a separate legal entity and is not a guarantor of the notes. The receivables sold to AmeriCredit Master Trust and other assets of AmeriCredit Master Trust are legally owned by AmeriCredit Master Trust and are not available to satisfy the claims of our creditors or the creditors of our other subsidiaries.

The Medium Term Note Facilities

         We have three funding agreements with administrative agents on behalf of institutionally managed medium term note conduits which in the aggregate provide $1.75 billion of receivables financing. Under one facility, the conduit sold $500.0 million of medium term notes and the proceeds were delivered to our special purpose subsidiary, AmeriCredit MTN Receivables Trust. We sold auto receivables to AmeriCredit MTN Receivables Trust which issued notes, collateralized by automobile receivables and cash, to the agent for the conduit and used the proceeds of the notes to purchase the auto receivables from us. The funding agreement allows for the substitution of auto receivables, subject to an overcollateralization formula, for cash, and vice versa, during the term of the agreement, allowing us to use the medium term note proceeds to finance auto receivables on a revolving basis. This first agreement matures in December 2003.

         Under a second facility, the conduit sold $750.0 million of medium term notes and the proceeds were delivered to our special purpose subsidiary, AmeriCredit MTN Receivables Trust II. We sold auto receivables to Americredit MTN Receivables Trust II, which issued notes, collateralized by automobile receivables, and cash, to the agent for the conduit and used the proceeds of the notes to purchase the auto receivables from us. The funding agreement allows for the substitution of auto receivables (subject to an overcollateralization formula) for cash, and vice versa, during the term of the agreement, thus allowing us to use the medium term note proceeds to finance auto receivables on a revolving basis. This second agreement matures in June 2004.

         Under a third facility, the conduit sold $500.0 million of medium term notes and the proceeds were delivered to our special purpose subsidiary, AmeriCredit MTN Receivables Trust III. We sold auto receivables to AmeriCredit MTN Receivables Trust III, which issued notes, collateralized by automobile receivables and cash, to the agent for the conduit and used the proceeds of the notes to purchase the auto receivables from us. The funding agreement allows for the substitution of auto receivables, subject to an overcollateralization formula, for cash, and vice versa, during the term of the agreement, allowing us to use the medium term note proceeds to finance auto receivables on a revolving basis. This third agreement matures in February 2005.

         Under each of the three medium term note facilities, while the special purpose finance subsidiaries are included in our consolidated financial statements, the subsidiaries are separate legal entities and the auto receivables and other assets held by the subsidiaries are legally owned by the subsidiaries and are not available to our creditors or the creditors of our other subsidiaries. The notes issued by the subsidiaries under the funding agreements bear interest at LIBOR plus specified fees. The funding agreements contain various covenants requiring certain minimum financial ratios and results. The funding agreements also require certain funds to be held in restricted cash accounts to provide additional collateral under the notes.

The $100 Million Canadian Warehouse Facility

         We have a Cdn. $100.0 million warehouse facility which expires in May 2003. Under the Cdn. $100.0 million warehouse facility, AmeriCredit Financial Services of Canada Ltd. sells Canadian receivables to AmeriCredit Canada Funding Trust I, a special purpose trust. AmeriCredit Financial Services of Canada Ltd. will manage, service, administer and make collections on these auto receivables. AmeriCredit Canada Funding Trust I finances the purchase of the auto receivables with borrowings under the Cdn. $100 million warehouse facility.

         The amount of financing available under the Cdn. $100.0 million warehouse facility is governed by an advance formula subject to trigger events. Currently, there are no outstanding borrowings under the Cdn. $100.0 million warehouse facility. All financings under the Cdn. $100.0 million warehouse facility are secured by a first priority security interest in the receivables and related assets held by AmeriCredit Canada Funding Trust I and bear interest at the Canadian Bankers Acceptance Rate plus specified fees. AmeriCredit Canada Funding Trust I is a separate entity and is not a guarantor of the notes. The receivables sold to AmeriCredit Canada Funding Trust I and other assets of AmeriCredit Canada Funding Trust I are legally owned by AmeriCredit Canada Funding Trust I and are not available to satisfy the claims of our creditors or the creditors of our other subsidiaries. We have guaranteed the obligations of AmeriCredit Financial Services of Canada Ltd. to the limited extent of the performance by

AmeriCredit Financial Services of Canada Ltd. of its obligations as servicer of the receivables and concerning its obligation to re-purchase any receivables which at the time of sale to AmeriCredit Canada Funding Trust I were ineligible to sell.

The $150 Million Canadian Credit Facility

         Our subsidiary, AmeriCredit Financial Services of Canada Ltd., has a revolving credit agreement, under which it may borrow up to Cdn. $150.0 million, subject to a defined borrowing base. Borrowings under this facility are collateralized by a certain Canadian auto receivables and bear interest at the Canadian Bankers Acceptance Rate plus specified fees. As of June 30, 2002, a total of US $2.0 million was outstanding under the Canadian facility. The facility matures in August 2003. We have guaranteed the obligations of AmeriCredit Financial Services of Canada Ltd. under this Canadian credit facility.

The Credit Enhancement Facilities

         Until June 7, 2002, AFS Funding Corp. had a $225.0 million credit facility available for the limited purpose of providing credit enhancement in connection with securitization transactions insured by Financial Security Assurance. As of March 31, 2002, there was $167.0 million in outstanding borrowings, the proceeds of which were limited to funding Series 2001-B and 2001-D securitization spread account requirements and which were secured by the residuals of these two securitizations. The obligations of AFS Funding Corp. were guaranteed by us in an amount not to exceed $100.0 million. On June 7, 2002, this $225.0 million credit facility was terminated by the mutual agreement of the parties. At the time of termination, outstanding borrowings under this credit facility were approximately $130.0 million. Such borrowings have been repaid.

         Also on June 7, 2002, the Company and AmeriCredit Financial Services, Inc. entered into a letter of credit arrangement with Deutsche Bank AG, New York Branch, under which Deutsche Bank has issued a letter of credit in favor of Financial Security Assurance as partial security for our spread account obligations for our Series 2002-B and 2001-D securitizations. We have agreed to indemnify and hold Deutsche Bank harmless, for amounts not to exceed $100.0 million in the aggregate, for certain losses it may incur in connection with the line of credit, including any amounts drawn against the letter of credit by Financial Security Assurance. Termination of the $225.0 million credit facility was a condition precedent to the letter of credit arrangement, which serves to refinance the borrowings under that credit facility and to provide credit enhancement for the Series 2001-B and 2001-D securitizations. As of June 30, 2002, outstandings under this letter of credit arrangement were approximately $108.3 million.

Financial Guaranty Insurance Policies

         We have procured financial guaranty insurance policies from Financial Security Assurance for the benefit of the holders of the asset-backed securities issued in certain Company-sponsored securitizations in order to reduce the cost of such securitizations by enhancing their credit ratings. The Company has agreed to reimburse Financial Security Assurance, on a limited recourse basis, for amounts paid by Financial Security Assurance under the financial guaranty insurance policies. In order to secure these reimbursement obligations, we have granted to Financial Security Assurance a lien on the capital stock of, and certain assets of, AFS Funding Corp., most notably the spread accounts and the restricted cash required to be deposited therein. Our obligations to Financial Security Assurance with respect to securitization transactions covered by a Financial Security Assurance financial guaranty insurance policy are cross-collateralized to all of the collateral pledged to Financial Security Assurance. As a result, the restricted cash in the spread accounts from the Company-sponsored securitization transactions covered by a Financial Security Assurance financial guaranty insurance policy, as well as the capital stock of AFS Funding Corp. (which owns all of the spread accounts and all of the credit enhancement assets associated with all such securitizations) is available to reimburse Financial Security Assurance in connection with any individual Company-sponsored securitization transactions covered by a Financial Security Assurance financial guaranty insurance policy.

         In addition, AFS Funding Corp. is a limited purpose corporation we established to facilitate certain Company-sponsored securitization transactions and the credit enhancement thereof and its ability to pay dividends is effectively restricted to a substantial degree by the terms of the Company-sponsored securitizations and the Financial Security Assurance financial guaranty arrangements. Specifically, AFS Funding Corp. has agreed to be last in the order of payment priority with respect to cash distributions from Company-sponsored securitizations involving AFS Funding Corp. and is not entitled to receive any cash from Company-sponsored securitizations or access restricted cash in the spread accounts until the asset-backed security holders, Financial Security Assurance and others have received all amounts due to them and the spread accounts have the requisite amounts of restricted cash deposited therein. Financial Security Assurance will have claims that are prior to the claims of the holders of the notes with respect to the assets securing its reimbursement rights and the notes will be effectively subordinated to all such reimbursement rights. As of June 30, 2002, restricted cash was approximately $343.6 million ($317.7 million of which were held in spread accounts owned by AFS Funding Corp.) and AFS Funding Corp.'s other principal assets, investment in trust receivables and interest-only receivables from trusts, were $543.1 million and $431.9 million, respectively, valued on a new present value basis. See "Risk Factors--Because of our holding company structure and the security interests our subsidiaries have granted in their assets, the repayment of the Notes will be effectively subordinated to substantially all of our other debt."

Existing Notes

         On February 4, 1997, we issued $125.0 million in aggregate principal amount of 9 1/4% Senior Notes, due 2004, pursuant to an indenture, among the AmeriCredit Corp., the guarantors and Bank One, Columbus, NA, as trustee. On January 29, 1998, we issued an additional $50.0 million in aggregate principal amount of 9 1/4% Senior Notes, due 2004, on substantially the same terms as the 9 1/4% Senior Notes issued on February 4, 1997. All of these 9 1/4% Senior Notes are guaranteed on a senior unsecured basis by each of the guarantors. All of these 9 1/4% Senior Notes were tendered and/or redeemed using the proceeds of the Original Offering.

         On April 20, 1999, we issued $200.0 million in aggregate principal amount of 9.875% Senior Notes, due 2006, pursuant to an indenture, among AmeriCredit Corp., the guarantors and Bank One, Columbus, NA, as trustee. The 9.875% Senior Notes are guaranteed on a senior unsecured basis by each of the guarantors.

Capitalized Equipment Leases

         We have, from time to time, financed the acquisition of data processing and telecommunications equipment with capitalized equipment leases. As of June 30, 2002, these leases totaled $66.8 million.

Arlington Servicing Facility Debt

         In March 2002 we opened a 250,000 square foot facility in Arlington, Texas, which is used as a loan service center. The construction of this facility and short-term permanent financing was accomplished under a loan provided by Wells Fargo Bank in the amount of $24.8 million. We have granted Wells Fargo a first priority security interest in the realty and improvements, under a deed to secure debt.

                               REGISTRATION RIGHTS

       THE SUMMARY SET FORTH BELOW OF CERTAIN PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY, ALL THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT.

       The Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on June 19, 2002 (the "Issue Date") pursuant to which each of the Company and the Guarantors agreed that they will, at their expense, for the benefit of holders of the Old Notes (the "Holders"), (i) within 90 days after the Issue Date (the "Filing Date"), file a registration statement on an appropriate registration form (the "Exchange Offer Registration Statement") with respect to a registered offer (the "Exchange Offer") to exchange the Old Notes for these New Notes, guaranteed on a senior subordinated basis by the Guarantors, which New Notes will have terms substantially identical in all material respects to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions) and (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer these New Notes (and related securities) in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. For each of the Old Notes surrendered to the Company pursuant to the Exchange Offer, the Holder who surrendered such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Interest on each New Note will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor, or (ii) if the Old Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (b) if no interest has been paid on such Old Note, from the Issue Date.

       Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that, with the exceptions set forth below, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act, or a broker-dealer who purchased Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of business of the Holder and the Holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." Broker-dealers who acquired Old Notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the Exchange Offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the Old Notes.

       Because the registration statement was not filed on or before September 17, 2002, we are required to pay an amount equal to $0.05 per week per $1,000 of Old Notes as liquidated damages for the first 90-day period that we have not complied with our registration ands exchange obligations under the Registration Rights Agreement. This amount will increase by $0.05 per week per $1,000 of Old Notes for each successive 90-day period up to a maximum of $0.50 per week per $1,000 of Old Notes, until the exchange offer has been completed pursuant to the terms of the Registration Rights Agreement.

       If, (i) because of any change in law or in currently prevailing interpretations of the Staff of the Commission, the Company is not permitted to effect an exchange offer, (ii) the Exchange Offer is not consummated within 150 days of the Issue Date or (iii) in certain circumstances, certain holders of unregistered Old Notes so request, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive New Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act), then in each case, the Company will (x) promptly deliver to the Holders and the Trustee written notice thereof and (y) at its sole expense,
(a) as promptly as practicable, file a shelf registration statement covering resales of the Old Notes (the "Shelf Registration Statement"); and (b) use their best efforts to keep effective the Shelf Registration Statement until the earlier of two years after its effective date or such time as all of the applicable Old Notes have been sold thereunder. The Company will, in the event that a Shelf Registration Statement is filed, provide to each Holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A Holder that sells Old Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification rights and obligations).

       If the Company fails to comply with the above provisions or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable in respect of the Old Notes as follows:

       (i) if (a) neither the Exchange Offer Registration Statement or Shelf Registration Statement is filed with the Commission on or prior to the applicable filing date or (b) notwithstanding that the Company has consummated or will consummate an exchange offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the Old Notes at a rate of 0.50% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

       (ii) if (a) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to 90 days after the applicable filing deadline set for such filing in the Registration Rights Agreement or (b) notwithstanding that the Company has consummated or will consummate an exchange offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 90th day following the filing date deadline set for such filing in the Registration Rights Agreement, then, commencing on the day after such 90th day following the filing deadline set for such filing in the Registration Rights Agreement, Additional Interest shall accrue on the principal amount of the Old Notes at a rate of 0.50% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

       (iii) if (a) the Company has not exchanged New Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 150th day after the Issue Date or (b) if applicable, the Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all Old Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Old Notes at a rate of 0.50% per annum for the first 90 days commencing on (x) the 150th day after the Issue Date, in the case of (a) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (b) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the Old Notes may not accrue under more than one of the foregoing clauses (i)-(iii) at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed in the aggregate 1.0% per annum; provided, further, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of New Notes for all Old Notes tendered (in the case of clause (iii)(a) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(b) above), Additional Interest on the Old Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

       Any amounts of Additional Interest due pursuant to clause (i), (ii) or
(iii) above will be payable in cash on the original interest payment dates for the Old Notes.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

       The following general discussion summarizes the material United States federal income tax aspects of the exchange offer to holders of the Old Notes. This discussion is for general information only and does not consider all aspects of exchange offer that might impact owners of the Old Notes in light of such holder's personal circumstances. This discussion deals only with Old Notes held as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (generally property held for investment and not for sale to customers in the ordinary course of a trade or business). This discussion also does not address the U.S. federal income tax consequences to holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities, or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the Old Notes as part of a "straddle", a "hedge" against currency risk or a "conversion transaction"; persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, this discussion does not address any of the United States federal income tax consequences of owning or disposing of New Notes, nor does it address any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

       This discussion is based upon the Internal Revenue Code of 1986, as amended, existing and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, reports of congressional committees, judicial decisions and current administrative rulings and practice, all as in effect on the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect the tax consequences described below. The Company has not and will not seek any rulings or opinions from the IRS or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the exchange offer which are different from those discussed herein.

       The exchange of Old Notes for New Notes pursuant to the exchange offer should not constitute a taxable exchange. As a result, a holder (1) should not recognize taxable gain or loss as a result of exchanging Old Notes for New Notes pursuant to the exchange offer, (2) the holding period of the New Notes should include the holding period of the Old Notes exchanged therefor and (3) the adjusted tax basis of the New Notes should be the same as the adjusted tax basis of the Old Notes exchanged therefore immediately before the exchange.

       THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS OF OLD NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED ABOVE IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, INCLUDING THE EFFECTS OF CHANGES IN SUCH LAWS.

                              PLAN OF DISTRIBUTION

       Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ____________, 2002, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

       We will not receive any proceeds from any sales of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the securities act.

       We have agreed to pay all expenses incident to our performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Old Notes (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

       The legality of the Notes offered hereby will be passed upon for the Company and the Guarantors by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas.

                                     EXPERTS

       The consolidated balance sheets as of June 30, 2002 and 2001 and the consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended June 30, 2002 included in this registration statement have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                AMERICREDIT CORP.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Accountants ................................................................   F-2

Consolidated Balance Sheets as of June 30, 2002 and 2001 .........................................   F-3

Consolidated Statements of Income and Comprehensive Income for the years ended
  June 30, 2002, 2001 and 2000. ..................................................................   F-4

Consolidated Statements of Shareholders' Equity for the years ended June 30,
  2002, 2001, and 2000 ...........................................................................   F-5

Consolidated Statements of Cash Flows for the years ended June 30, 2002, 2001
  and 2000 .......................................................................................   F-6

Notes to Consolidated Financial Statements .......................................................   F-7

Guarantor Consolidating Financial Statements .....................................................   F-25

Report of Independent Accountants on Financial Statement Schedules ...............................   F-26

Consolidating Balance Sheets as of June 30, 2002 and 2001 ........................................   F-27

Consolidating Statements of Income for the years ended June 30, 2002, 2001, and
   2000 ..........................................................................................   F-29

Consolidating Statements of Cash Flows for the years ended June 30, 2002, 2001,
   and 2000 ......................................................................................   F-32

                        REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Shareholders
AmeriCredit Corp.

      We have audited the accompanying consolidated balance sheets of AmeriCredit Corp. as of June 30, 2002 and 2001, and the related consolidated statements of income and comprehensive income, shareholders' equity, and cash flows for each of the three years in the period ended June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. U.S. standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AmeriCredit Corp. as of June 30, 2002 and 2001, and the results of its operations and its cash flows for the three years in the period ended June 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP
Fort Worth, Texas
August 6, 2002

                                AMERICREDIT CORP.

                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                                                                             June 30,           June 30,
                                                                                               2002               2001
                                                                                        ------------------  ---------------
                                          ASSETS
Cash and cash equivalents ......................................................        $         119,445   $       77,053
Receivables held for sale, net .................................................                2,198,391        1,921,465
Interest-only receivables from Trusts ..........................................                  514,497          387,895
Investments in Trust receivables ...............................................                  691,065          493,022
Restricted cash ................................................................                  343,570          270,358
Property and equipment, net ....................................................                  120,505           67,828
Other assets ...................................................................                  237,458          167,286
                                                                                        ------------------  ---------------
         Total assets ..........................................................        $       4,224,931   $    3,384,907
                                                                                        ==================  ===============

                         LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
    Warehouse credit facilities ................................................        $       1,751,974   $    1,502,879
    Credit enhancement facility ................................................                                    36,319
    Senior notes ...............................................................                  418,074          375,000
    Other notes payable ........................................................                   66,811           23,077
    Funding payable ............................................................                  126,893           60,460
    Accrued taxes and expenses .................................................                  194,260          114,041
    Derivative financial instruments ...........................................                   85,922           82,796
    Deferred income taxes ......................................................                  148,681          130,139
                                                                                        ------------------  ---------------
         Total liabilities .....................................................                2,792,615        2,324,711
                                                                                        ------------------  ---------------
Commitments and contingencies (Note 7)

Shareholders' equity:
Preferred stock, $.01 par value per share,
    20,000,000 shares authorized; none issued ..................................
Common stock, $.01 par value per share,
    230,000,000 and 120,000,000 shares authorized
    91,716,416 and 89,853,792 shares issued ....................................                      917              899
Additional paid-in capital .....................................................                  573,956          520,077
Accumulated other comprehensive income .........................................                   42,797           73,689
Retained earnings ..............................................................                  832,446          484,963
                                                                                        ------------------  ---------------
                                                                                                1,450,116        1,079,628
Treasury stock, at cost (5,899,241 and
    6,439,737 shares) ..........................................................                  (17,800)         (19,432)
                                                                                        ------------------  ---------------

         Total shareholders' equity ............................................                1,432,316        1,060,196
                                                                                        ------------------  ---------------

         Total liabilities and shareholders' equity ............................        $       4,224,931   $    3,384,907
                                                                                        ==================  ===============

        The accompanying notes are an integral part of these consolidated financial statements.

                                AMERICREDIT CORP.

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                  (dollars in thousands, except per share data)

                                                                                        Years Ended June 30,
                                                                       --------------------------------------------------
                                                                               2002             2001            2000
                                                                       ------------------  -------------- ---------------
Revenue:
    Finance charge income .........................................     $        339,430   $     225,210   $     124,150
    Gain on sale of receivables ...................................              448,544         301,768         209,070
    Servicing fee income ..........................................              389,371         281,239         170,251
    Other income ..................................................               12,887          10,007           6,209
                                                                       ------------------  -------------- ---------------
                                                                               1,190,232         818,224         509,680
                                                                       ------------------  -------------- ---------------
Costs and expenses:
    Operating expenses ............................................              424,131         308,453         223,219
    Provision for loan losses .....................................               65,161          31,387          16,359
    Interest expense ..............................................              135,928         116,024          69,310
    Charge for closing mortgage operations ........................                                               10,500
                                                                       ------------------  -------------- ---------------
                                                                                 625,220         455,864         319,388
                                                                       ------------------  -------------- ---------------
Income before income taxes ........................................              565,012         362,360         190,292
Income tax provision ..............................................              217,529         139,508          75,791
                                                                       ------------------  -------------- ---------------
    Net income ....................................................              347,483         222,852         114,501
                                                                       ------------------  -------------- ---------------
Other comprehensive income (loss)
Unrealized (losses) gains on
    Credit enhancement assets .....................................              (50,805)        111,125          37,995
Unrealized losses on
    Cash flow hedges ..............................................               (2,712)        (64,156)
Foreign currency translation adjustment ...........................                2,022
Income tax benefit (provision) ....................................               20,603         (18,083)        (14,602)
                                                                       ------------------  --------------    ------------
Other comprehensive income ........................................              (30,892)         28,886          23,393
                                                                       ------------------  -------------- ---------------
Comprehensive income ..............................................     $        316,591   $     251,738   $     137,894
                                                                       ==================  ============== ===============

Earnings per share:
    Basic .........................................................     $           4.10   $        2.80   $        1.57
                                                                       ==================  ============== ===============
    Diluted .......................................................     $           3.87   $        2.60   $        1.48
                                                                       ==================  ============== ===============
Weighted average shares outstanding ...............................           84,748,033      79,562,495      73,038,005
                                                                       ==================  ============== ===============
Weighted average shares and
  assumed incremental shares ......................................           89,800,621      85,852,086      77,613,652
                                                                       ==================  ============== ===============

       The accompanying notes are an integral part of these consolidated financial statements.

                                AMERICREDIT CORP.

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                             (dollars in thousands)


                                                                           Accumulated
                                          Common Stock       Additional       Other                       Treasury Stock
                                          ------------       Paid - in    Comprehensive   Retained        --------------
                                         Shares   Amount      Capital         Income      Earnings       Shares    Amount
                                         ------   ------    -----------   -------------   --------       ------    ------
Balance at June 30, 1999 ............. 71,498,474   $  715   $  252,194     $  21,410    $ 147,610    7,357,030  $  (22,199)
Common stock issued on
    exercise of options ..............  3,028,060       30       23,825
Income tax benefit from
     exercise of options .............                           11,583
Common stock issued in
     public offering..................  9,200,000       92      111,455
Other comprehensive income,
     net of income taxes of
     $14,602 .........................                                         23,393
Common stock issued for
     employee benefit plans ..........                            2,922                                (348,171)      1,048
Net income ...........................                                                     114,501
                                       ----------   -------  ----------     ----------   ---------   ----------- -----------
Balance at June 30, 2000 ............. 83,726,534      837      401,979        44,803      262,111    7,008,859     (21,151)
Common stock issued on
     exercise of options .............  6,075,558       61       49,313                                (200,000)        604
Income tax benefit from
     exercise of options .............                           63,293
Other comprehensive income,
     net of income taxes of
     $18,083 .........................                                         28,886
Common stock issued for
     employee benefit plans ..........     51,700        1        5,492                                (369,122)      1,115
Net income ...........................                                                     222,852
                                       ----------   -------  ----------     ----------   ---------   ----------- -----------
Balance at June 30, 2001 ............. 89,853,792      899      520,077        73,689      484,963    6,439,737     (19,432)
Common stock issued on
     exercise of options .............  1,710,451       17       20,800
Income tax benefit from
     exercise of options .............                           22,304
Other comprehensive loss, net
     of income taxes of
     $20,603 .........................                                        (30,892)
Common stock issued for
     employee benefit plans ..........    152,173        1       10,775                                (540,496)      1,632
Net income ...........................                                                     347,483
                                       ----------   ------   ----------     ----------   ---------  ------------ -----------
Balance at June 30, 2002 ............. 91,716,416   $  917   $  573,956     $  42,797    $ 832,446    5,899,241  $  (17,800)
                                       ==========   ======   ==========     ==========   =========  ============ ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                                AMERICREDIT CORP.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)


                                                                                      Years Ended June 30,
                                                                         -----------------------------------------------
                                                                                2002            2001            2000
                                                                         ---------------   -------------  --------------
Cash flows from operating activities:
    Net income ......................................................    $       347,483   $     222,852  $      114,501
    Adjustments to reconcile net income to net cash used by
       operating activities:
    Non-cash charge for closing mortgage operations .................                                              6,566
    Depreciation and amortization ...................................             38,372          19,740          19,357
    Provision for loan losses .......................................             65,161          38,372          16,359
    Deferred income taxes ...........................................             61,373          82,947          15,388
    Accretion of present value discount and other ...................           (111,880)        (93,449)        (44,083)
    Non-cash gain on sale of auto receivables .......................           (424,771)       (243,991)       (186,176)
    Loss on retirement of senior notes ..............................              4,153
Distributions from Trusts ...........................................            243,596         214,629         125,104
Initial deposits to credit enhancement assets .......................           (368,495)       (180,008)       (192,000)
Discount on issuance of senior notes ................................             (2,135)
Changes in assets and liabilities:
    Other assets ....................................................            (41,979)         (5,377)        (23,841)
    Accrued taxes and expenses ......................................             88,017          43,414          27,699
Purchases of receivables ............................................         (9,055,028)     (6,367,796)     (4,535,524)
Principal collections and recoveries on receivables .................            235,323         110,812          43,756
Net proceeds from sale of receivables ...............................          8,546,229       5,174,439       4,082,270
                                                                         ---------------   -------------  --------------
      Net cash used by operating activities .........................           (374,581)       (990,401)       (530,624)
                                                                         ---------------   -------------  --------------
Cash flows from investing activities:

    Net purchases of property and equipment .........................            (11,559)        (34,278)         (9,751)
    Change in other assets ..........................................            (15,099)        (64,580)        (11,232)
                                                                         ---------------   -------------  --------------
        Net cash used by investing activities .......................            (26,658)        (98,858)        (20,983)
                                                                         ---------------   -------------  --------------
Cash flows from financing activities:
    Net change in warehouse credit facilities .......................            248,073       1,015,179         373,041
    Net proceeds from issuance of senior notes ......................            175,000
    Retirement of senior notes ......................................           (139,522)
    Borrowings under credit enhancement facility ....................            182,500          57,000          72,000
    Debt issuance costs .............................................            (22,518)
    Net change in notes payable .....................................            (21,484)         (5,369)        (11,079)
    Proceeds from issuance of common stock ..........................             20,818          56,586         139,372
                                                                         ---------------   -------------  --------------
        Net cash provided by financing activities ...................            442,867       1,123,396         573,334
Effect of exchange rate changes on cash
    and cash equivalents ............................................                764
                                                                         ---------------   -------------  --------------
Net increase in cash and cash equivalents ...........................             42,392          34,137          21,727
Cash and cash equivalents at beginning of year ......................             77,053          42,916          21,189
                                                                         ---------------   -------------  --------------
Cash and cash equivalents at end of year ............................    $       119,445   $      77,053  $       42,916
                                                                         ===============   =============  ==============

   The accompanying notes are an integral part of these consolidated financial statements.

                               AMERICREDIT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. Summary of Significant Accounting Policies

   History and Operations

      AmeriCredit Corp. ("Company") was formed on August 1, 1986, and, since September 1992, has been in the business of purchasing and servicing automobile sales finance contracts. The Company operated 251 auto lending branch offices in 42 states and five Canadian provinces as of June 30, 2002. The Company acquired a subsidiary in November 1996 that originated and sold mortgage loans. During October 1999, the Company ceased the operations of this subsidiary and has liquidated its assets.

   Basis of Presentation

      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company's investment in DealerTrack Holdings, Inc. ("DealerTrack"), a company that provides an auto finance transaction processing channel, is accounted for using the cost method since the Company owns less than a 20% voting interest in DealerTrack and does not otherwise exercise significant influence over DealerTrack. All significant intercompany transactions and accounts have been eliminated in consolidation. Certain prior year amounts, including initial deposits to credit enhancement assets and purchases, sales, and principal collections and recoveries on receivables in the consolidated statements of cash flows, have been reclassified to conform to the current year presentation.

      The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements and the amount of revenue and costs and expenses during the reporting periods. Actual results could differ from those estimates and those differences may be material. These estimates include, among other things, assumptions for cumulative credit losses, timing of cash flows and discount rates on receivables sold in securitization transactions and the determination of the allowance for loan losses on receivables held for sale.

   Cash Equivalents

      Investments in highly liquid securities with original maturities of 90 days or less are included in cash and cash equivalents.

   Receivables Held for Sale

      Receivables held for sale are carried at the lower of cost or fair value. Fair value is measured on an aggregate basis since the receivables have relatively homogenous obligors, collateral, loan size and structure characteristics and are subject to similar risks. Finance charge income related to receivables held for sale is recognized using the interest method. Accrual of finance charge income is suspended on accounts that are more than 60 days delinquent. Fees and commissions received (other than acquisition fees described below) and direct costs of originating loans are deferred and amortized over the term of the related receivables using the interest method and are removed from the consolidated balance sheets when related finance contracts sold, charged-off or paid in full.

      Finance contracts are generally purchased by the Company from auto dealers without recourse, and accordingly, the dealer usually has no liability to the Company if the consumer defaults on the contract. To mitigate the risk from potential credit losses, the Company may charge dealers a non-refundable acquisition fee when purchasing individual finance contracts. The Company records such acquisition fees as a nonaccretable reduction in the carrying value of the related finance contract. Nonaccretable acquisition fees are removed from the consolidated balance sheets when the related finance contract is sold or charged-off.

                              AMERICREDIT CORP.

      Provisions for loan losses are charged to operations in amounts sufficient to maintain the allowance for loan losses at a level considered adequate to cover probable credit losses on receivables that are either currently ineligible for sale or may in the future become ineligible for sale and thus may be held indefinitely by the Company. Receivables are ineligible for sale if they do not meet certain criteria established in connection with securitization transactions, the most significant of which is that receivables must be less than 31 days delinquent at the time of sale. The Company reviews charge-off experience factors, delinquency reports, historical collection rates, estimates of the value of the underlying collateral, economic trends and other information in order to make the necessary judgments as to probable credit losses on receivables that may be held indefinitely by the Company and the appropriateness of the related provision and allowance for loan losses. Receivables, including accrued interest, are charged-off to the allowance for loan losses when the Company repossesses and disposes of the collateral or the account is otherwise deemed uncollectable.

   Credit Enhancement Assets

      The Company periodically sells receivables to certain special purpose financing trusts ("Trusts"), and the Trusts in turn issue asset-backed securities to investors in securitization transactions. The Company retains an interest in the receivables sold in the form of a residual or interest-only receivables from Trusts and may also retain other subordinated interests in the receivables sold to the Trusts. The residual or interest-only receivables from Trusts represents the present value of future excess cash flows resulting from the difference between the finance charge income received from the obligors on the receivables and the interest paid to the investors in the asset-backed securities, net of credit losses, servicing fees and other expenses.

      Upon the transfer of receivables to the Trusts, the Company removes the net book value of the receivables sold from its consolidated balance sheet and allocates such carrying value between the assets transferred and the interests retained, based upon their relative fair values at the settlement date. The difference between the sales proceeds, net of transaction costs, and the allocated basis of the assets transferred is recognized as a gain on sale of receivables.

      The allocated basis of the interests retained is classified as either interest-only receivables from Trusts, investments in Trust receivables or restricted cash in the Company's consolidated balance sheets depending upon the form of interest retained by the Company. These interests are collectively referred to as credit enhancement assets.

      Since auto receivables held by the Trusts can be contractually prepaid or otherwise settled in such a way that the Company would not recover all of its recorded investment in the retained interests, credit enhancement assets are classified as available for sale and are measured at fair value. Unrealized holding gains or temporary holding losses are reported net of income tax effects as accumulated other comprehensive income that is a separate component of shareholders' equity until realized. If a decline in fair value is deemed other than temporary, the assets are written down through an impairment charge to operations.

      The fair value of credit enhancement assets is estimated by calculating the present value of the excess cash flows from the Trusts using discount rates commensurate with the risks involved. Such calculations include estimates of cumulative credit losses for the remaining term of the receivables transferred to the Trusts since this factor most impacts the amount and timing of future excess cash flows. If cumulative credit losses exceed the Company's original estimates, the credit enhancement assets could be written down through a charge to operations as an other than temporary impairment. Favorable credit loss experience compared to the Company's original estimates could result in additional earnings when realized. The discount used to estimate the present value of future excess cash flows is accreted into income using the interest method over the expected life of the securitization and is recorded as part of servicing fee income.

      In connection with securitization transactions, the Company is required to provide credit enhancement in order to attain specific credit ratings for the asset-backed securities issued by the Trusts. The Company typically makes a deposit to a restricted cash account and may also retain a subordinated interest in the receivables sold to the Trusts to establish initial credit enhancement levels. Monthly cash collections from the pools of receivables in excess of

                              AMERICREDIT CORP.

required principal and interest payments on the asset-backed securities and servicing fees and other expenses are either added to the restricted cash accounts or used to repay the outstanding asset-backed securities on an accelerated basis, thus creating additional credit enhancement through overcollateralization in the Trusts. This overcollateralization, as well as any initial retained interest in the receivables sold to the Trusts, is recorded as investments in Trust receivables in the Company's consolidated balance sheets. When the credit enhancement levels reach specified percentages of the pools of receivables, excess cash flows are distributed to the Company. In the event that monthly cash collections are insufficient to make required principal and interest payments to the investors and pay servicing fees and other expenses, any shortfall would be first drawn from the restricted cash accounts.

      A financial guaranty insurance company ("Insurer") has provided a financial guaranty insurance policy for the benefit of investors in certain of the Company's securities transactions. The agreements with the Insurer provide that if delinquency, default and net loss ratios in the pools of receivables supporting the asset-backed securities exceed certain targets, the specified levels of credit enhancement would be increased and, in certain cases, the Company would be removed as servicer of the receivables.

   Property and Equipment

      Property and equipment are carried at cost less accumulated depreciation. Depreciation is generally provided on a straight-line basis over the estimated useful lives of the assets. The cost of assets sold or retired and the related accumulated depreciation are removed from the accounts at the time of disposition and any resulting gain or loss is included in operations. Maintenance, repairs and minor replacements are charged to operations as incurred; major replacements and betterments are capitalized.

   Derivative Financial Instruments

      The Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133, an amendment of FASB Statement No. 133," and Statement of Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133" ("SFAS 133"), on July 1, 2000. Unrealized gains and losses on derivatives that arose prior to the initial application of SFAS 133 and that were previously deferred as adjustments of the carrying amount of hedged items were not adjusted. Accordingly, the Company did not record a transition adjustment from the adoption of SFAS 133.

      The Company sells fixed rate auto receivables to Trusts that, in turn, sell either fixed rate or floating rate securities to investors. The interest rates on the floating rate securities issued by the Trusts are indexed to various London Interbank Offered Rates ("LIBOR"). The Company utilizes interest rate swap agreements to convert floating rate exposures on securities issued by the Trusts to fixed rates, hedging the variability in future excess cash flows to be received by the Company over the life of the securitization attributable to interest rate risk. These interest rate swap agreements are designated as cash flow hedges of the credit enhancement assets.

      The Company's interest rate swap agreements qualify for hedge accounting treatment. Since the underlying credit enhancement asset being hedged by the interest rate swap agreements expose the Company to interest rate risk, the interest rate swap agreements reduce the Company's sensitivity to interest rate risk. The interest rate swap agreements are designated and deemed effective in hedging the Company's exposure to interest rate risk.

      The fair value of the interest rate swap agreements is included in the Company's consolidated balance sheets, and the related unrealized gains or losses on these agreements are deferred and included in shareholders' equity as a component of other comprehensive income. These deferred gains or losses are recognized as an adjustment to income over the same period in which cash flows from the related credit enhancement assets affect earnings. However, to the extent that any of these contracts are not considered to be perfectly effective in offsetting the change in the value of the cash flows being hedged, any changes in fair value relating to the ineffective portion of these contracts are recognized in income.

                              AMERICREDIT CORP.

      The Company also utilized an interest rate swap agreement to hedge the change in fair value of certain of its fixed rate senior notes. The change in fair value of the interest rate swap agreement and the senior notes are recognized in income. If the interest rate swap agreement terminates prior to maturity, previous adjustments to the carrying value of the senior notes will be recognized in income over the life of the senior notes on an effective yield basis.

      The Company formally documents all relationships between interest rate swap agreements and the underlying asset and liability being hedged, as well as its risk management objective and strategy for undertaking the hedge transactions. At hedge inception and at least quarterly, the Company also formally assesses whether the interest rate swap agreements that are used in hedging transactions have been highly effective in offsetting changes in the cash flows or fair value of the hedged items and whether those interest rate swap agreements may be expected to remain highly effective in future periods. The Company will discontinue hedge accounting prospectively when it is determined that an interest rate swap agreement has ceased to be highly effective as a hedge.

      The Company also utilizes interest rate cap agreements as part of its interest rate risk management strategy for securitization transactions as well as for warehouse credit facilities. The Trusts and the Company's wholly owned special purpose finance subsidiaries typically purchase interest rate cap agreements to limit variability in excess cash flows from receivables sold to the Trusts or financed under warehouse credit facilities due to potential increases in interest rates. The purchaser of the interest rate cap agreement pays a premium in return for the right to receive the difference in the interest cost at any time a specified index of market interest rates rises above the stipulated "cap" rate. The interest rate cap agreement purchaser bears no obligation or liability if interest rates fall below the "cap" rate. The Company's special purpose finance subsidiaries are contractually required to purchase interest rate cap agreements as credit enhancement in connection with securitization transactions and warehouse credit facilities. The Company simultaneously sells a corresponding interest rate cap agreement in order to offset the cash used to purchase the interest rate cap agreement. The fair value of the interest rate cap agreements purchased and sold by the Company is included in other assets and liabilities on the Company's consolidated balance sheets. The fair value of the interest rate cap agreements purchased by the Trusts is reflected in the valuation of the credit enhancement assets.

      The Company does not hold any interest rate cap or swap agreements for trading purposes.

      Interest rate risk management contracts are generally expressed in notional principal or contract amounts that are much larger than the amounts potentially at risk for nonpayment by counterparties. Therefore, in the event of nonperformance by the counterparties, the Company's credit exposure is limited to the uncollected interest and contract market value related to the contracts that have become favorable to the Company. The Company manages the credit risk of such contracts by using highly rated counterparties, established risk limits and monitoring of the credit ratings of the counterparties.

   Income Taxes

      Deferred income taxes are provided in accordance with the asset and liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting. Valuation allowances for deferred tax assets are provided when realization of such assets are not likely.

2.  Receivables Held for Sale

      Receivables held for sale consist of the following (in thousands):

                                                                               June 30,             June 30,
                                                                                2002                 2001
                                                                          ----------------      --------------
Auto receivables ................................................             $2,261,718           $1,973,828
Less nonaccretable acquisition fees .............................                (40,618)             (42,280)
Less allowance for loan losses ..................................                (22,709)             (10,083)
                                                                          ----------------      -------------
                                                                              $2,198,391           $1,921,465
                                                                          ================      =============

                             AMERICREDIT CORP.

      Auto receivables are collateralized by vehicle titles and the Company has the right to repossess the vehicle in the event the consumer defaults on the payment terms of the contract.

      The accrual of finance charge income has been suspended on approximately $79.1 million and $40.9 million of delinquent auto receivables as of June 30, 2002 and 2001, respectively.

      As of June 30, 2002 and 2001, $120.0 million and $74.8 million, respectively, of receivables held for sale were ineligible for sale.

      A summary of the nonaccretable acquisition fees and allowance for loan losses is as follows (in thousands):

                                                                                 Years Ended June 30,
                                                                  ------------------------------------------------
                                                                      2002               2001              2000
                                                                  --------------     --------------    -----------
Balance at beginning of year ..............................         $  52,363          $  24,374        $  11,841
Purchases of receivables ..................................           171,537            144,403           97,659
Receivables sold ..........................................          (171,314)          (130,467)         (91,862)
Provision for loan losses .................................            65,161             31,387           16,359
Net charge-offs ...........................................           (54,420)           (17,334)          (9,623)
                                                                  -----------------------------------------------
  Balance at end of year ..................................         $  63,327          $  52,363        $  24,374
                                                                  ===============================================

3.  Securitizations

      A summary of the Company's securitization activity and cash inflows and outflows from the Trusts is as follows (in thousands):

                                                                             Years Ended June 30,
                                                                  ------------------------------------------
                                                                     2002            2001           2000
                                                                  -----------     -----------     ----------
Receivables sold ..........................................        $8,608,909      $5,300,004     $3,999,999
Net proceeds from sale of receivables .....................         8,546,229       5,174,763      3,955,404
Gain on sale of receivables ...............................           448,544         301,768        207,559
Servicing fees ............................................           277,491         187,790        126,168
Distributions from Trusts .................................           243,596         214,629        125,104

      The Company retains interests in the receivables sold in the form of credit enhancement assets and servicing responsibilities for receivables sold. As of June 30, 2002 and 2001, the Company was servicing $12,500.7 million and $8,229.9 million, respectively, of auto receivables that have been sold to the Trusts. The Company earns a monthly base servicing fee of 2.25% per annum on the outstanding principal balance of its domestic serviced receivables and any supplemental fee collections (such as late charges) for servicing the receivables sold. The Company believes that servicing fees received on its domestic securitization pools would fairly compensate a substitute servicer should one be required, and, accordingly, the Company records neither a servicing asset nor a servicing liability. The Company recorded a servicing liability related to the servicing of its Canadian securitization pool because it does not receive a monthly servicing fee for its servicing obligations. The servicing liability is included in accrued taxes and expenses on the Company's consolidated balance sheet.

      The Trusts and the investors in the asset-backed securities sold by the Trusts have no recourse to the Company's assets other than the credit enhancement assets. The credit enhancement assets are subordinate to the interests of the investors in the Trusts and the value of such assets is subject to the credit risks related to the receivables sold to the Trusts.

                               AMERICREDIT CORP.

      Credit enhancement assets consist of the following (in thousands):

                                                         June 30,      June 30,
                                                           2002          2001
                                                       -----------   -----------

Interest-only receivables from Trusts .............    $   514,497   $   387,895
Investments in Trust receivables ..................        691,065       493,022
Restricted cash ...................................        343,570       270,358
                                                       -----------   -----------
                                                       $ 1,549,132   $ 1,151,275
                                                       ===========   ===========

     A summary of activity in the credit enhancement assets is as follows (in thousands):

                                                                    Years Ended June 30,
                                                           -------------------------------------
                                                              2002           2001         2000
                                                           ----------    ----------    ---------
Balance at beginning of year ......................        $1,151,275    $  824,618    $ 494,862
Initial deposits to credit enhancement assets .....           368,495       180,008      192,000
Non-cash gain on sale of auto receivables .........           430,243       243,991      186,176
Payments on credit enhancement facility ...........          (218,819)      (87,287)      (5,394)
Distributions from Trusts .........................          (243,596)     (214,629)    (125,104)
Accretion of present value discount and other .....           111,880        93,449       44,083
Change in unrealized (loss) gain ..................           (50,805)      111,125       37,995
Foreign currency translation adjustment ...........               459
                                                           ----------    ----------    ---------
Balance at end of year ............................        $1,549,132 $1,151,275 $ 824,618
                                                           ==========    ==========    =========

      Credit enhancement assets consist of interest-only receivables from Trusts, investments in Trust receivables and restricted cash. At the time of sale of receivables, the Company is required to pledge assets equal to a specified percentage of the securitization pool to support the securitization transaction. Typically, the assets pledged are cash deposited to a restricted account or additional receivables delivered to the Trust creating overcollateralization. These assets represent initial deposits to credit enhancement assets. Also at the time of sale of receivables, a non-cash gain on sale of receivables is recognized consisting of interest-only receivables from Trust and a present value discount related to the assets pledged as initial deposits to credit enhancement assets. The interest-only receivables from Trust represent the present value of the estimated future excess cash flows to be received by the Company over the life of the securitization.

      The securitization transactions require the percentage of assets pledged to support the transaction to increase thereafter until a specified level is attained. Excess cash flows generated by the Trusts are added to the restricted cash account or used to pay down outstanding debt in the Trusts creating overcollateralization until the required percentage level of assets has been reached. Collections of excess cash flows reduce the interest-only receivables from Trusts and the additional assets pledged represent increases in restricted cash and investments in Trust receivables. Once the targeted percentage of assets is reached, additional excess cash flows generated by the Trusts are released to the Company as distributions from Trusts. Additionally, as the balance of the securitization pool declines, the amount of pledged assets needed to maintain the required percentage level becomes smaller. Assets in excess of the required percentage are released to the Company as distributions from Trusts.

      Accretion of present value discount represents accretion of the discount used to estimate the present value of future distributions from Trusts using the interest method over the expected life of the securitization.

      Unrealized gains (losses) generally represent changes in the fair value of credit enhancement assets as a result of differences between actual securitization pool performance and the original assumptions for such performance or changes in the assumptions as to future securitization pool performance.

                               AMERICREDIT CORP.

     Significant assumptions used in determining the gain on sale of auto receivables were as follows:

                                                                             Years Ended June 30,
                                                                  ------------------------------------------
                                                                       2002           2001          2000
                                                                  --------------- -------------  -----------
Cumulative credit losses (including
   unrealized gains at time of sale) ............................      12.5%           11.3%          10.9%
Discount rate used to estimate present value:
   Interest-only receivables from Trusts ........................      14.0%           14.0%          12.3%
   Investments in Trust receivables .............................       9.8%            9.8%           8.1%
   Restricted cash ..............................................       9.8%            9.8%           8.1%

     Significant assumptions used in measuring the fair value of credit enhancement assets at the balance sheet dates are as follows:

                                                                                Years Ended June 30,
                                                                -----------------------------------------
                                                                      2002                   2001
                                                                -------------------   -------------------
Cumulative credit losses (including remaining
   Unrealized gains at time of sale) ....................         10.4% - 12.7%         8.7% - 11.7%
Discount rate used to estimate present value:
   Interest-only receivables from Trusts ................             14.0%                14.0%
   Investments in Trust receivables .....................              9.8%                 9.8%
   Restricted cash ......................................              9.8%                 9.8%

     The Company has not presented the expected weighted average life and prepayment assumptions used in determining the gain on sale and in measuring the fair value of credit enhancement assets due to the stability of these two attributes over time. A significant portion of the Company's prepayment experience relates to defaults that are considered in the cumulative credit loss assumption. The Company's voluntary prepayment experience on its receivables portfolio typically has not fluctuated with changes in market interest rates or other economic or market factors.

     The sensitivity to an immediate 10% and 20% unfavorable change in the assumptions used to measure the fair value of the credit enhancement assets as of June 30, 2002, is as follows (in thousands):

                                               Expected
                                              Cumulative
                                            Credit Losses      Discount Rate
                                            --------------     -------------
Impact on fair value of
     10% adverse change .................     $(135,698)         $(31,663)
     20% adverse change .................      (277,317)          (61,387)

     The impact on fair value of these hypothetical adverse changes (net of related income tax benefits) would generally first reduce accumulated other comprehensive income in the consolidated balance sheets prior to resulting in a charge to income.

     The adverse changes to the key assumptions and estimates are hypothetical. The change in fair value based on a 10% variation in assumptions cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on fair value is calculated independently from any change in another assumption. In reality, changes in one factor may contribute to changes in another, which might magnify or counteract the sensitivities. Furthermore, due to potential changes in current economic conditions, the estimated fair values as disclosed should not be considered indicative of

                                AMERICREDIT CORP.

the future performance of these assets. The sensitivities do not reflect actions management might take to offset the impact of any adverse change.

      Expected future cumulative static pool credit losses on receivables that have been sold to the Trusts are shown below:

                                                           Securitizations Completed in
                                                                Years Ended June 30,
                                                           ----------------------------
                                                             2002      2001      2000
                                                           --------  --------  --------
Estimated cumulative credit losses as of: (a)
  June 30, 2002 .........................................   11.6%      11.4%    11.1%
  June 30, 2001 .........................................              10.3%     8.8%
  June 30, 2000 .........................................                        9.6%

(a) Cumulative credit losses are calculated by adding the actual and projected future credit losses and dividing them by the original balance of each pool of assets. The amount shown for each year is a weighted average for all securitizations during the period.

4.  Warehouse Credit Facilities

     Warehouse credit facilities consist of the following (in thousands):

                                                      June 30,        June 30,
                                                        2002            2001
                                                     ----------     -----------
    Commercial paper facilities ...................                  $   228,794
    Medium term notes .............................  $1,750,000        1,250,000
    Canadian facilities ...........................       1,974           24,085
                                                     ----------      -----------
                                                     $1,751,974      $ 1,502,879
                                                     ==========      ===========

      The Company has four separate funding agreements with administrative agents on behalf of institutionally managed commercial paper conduits and bank groups with aggregate structured warehouse financing availability of approximately $3,845.0 million. Two of the commercial paper facilities are renewable annually and provide for available structured warehouse financing of $550.0 million and $250.0 million, respectively, through September 2002. Another facility provides for multi-year structured warehouse financing with availability of $500.0 million through November 2003. A third facility provides for available structured warehouse financing of $2,545.0 million, of which $380.0 million matures in March 2003 and the remaining $2,165.0 million matures in March 2005.

      Under these funding agreements, the Company transfers auto receivables to special purpose finance subsidiaries of the Company, and these subsidiaries in turn issue notes, collateralized by such auto receivables, to the agents. The agents provide funding under the notes to the subsidiaries pursuant to an advance formula and the subsidiaries forward the funds to the Company in consideration for the transfer of auto receivables. While these subsidiaries are included in the Company's consolidated financial statements, these subsidiaries are separate legal entities and the auto receivables and other assets held by the subsidiaries are legally owned by these subsidiaries and are not available to creditors of AmeriCredit Corp. or its other subsidiaries. Advances under the funding agreements bear interest at commercial paper, LIBOR or prime rates plus specified fees depending upon the source of funds provided by the agents. The funding agreements contain various covenants requiring certain minimum financial ratios and results. The funding agreements also require certain funds to be held in restricted cash accounts to provide additional collateral for borrowings under the facilities. As of June 30, 2002 and 2001, these restricted cash accounts totaled $1.6 million and $6.0 million, respectively, and are included in other assets in the consolidated balance sheets. As of June 30, 2001, $254.7 million of auto receivables held for sale were pledged under these funding agreements.

                               AMERICREDIT CORP.

      The Company also has three funding agreements with administrative agents on behalf of institutionally managed medium term note conduits under which $500.0 million, $750.0 million and $500.0 million, respectively, of proceeds are available through the terms of the agreements. Under these arrangements, the conduits sold medium term notes and delivered the proceeds to special purpose finance subsidiaries of the Company. These subsidiaries in turn issued notes, collateralized by auto receivables and cash, to the agents. The funding agreements allow for the substitution of auto receivables (subject to an overcollateralization formula) for cash, and vice versa, during the term of the agreements, thus allowing the Company to use the medium term note proceeds to finance auto receivables on a revolving basis. The agreements mature in December 2003, June 2004 and February 2005, respectively. While the special purpose finance subsidiaries are included in the Company's consolidated financial statements, the subsidiaries are separate legal entities and the auto receivables and other assets held by the subsidiaries are legally owned by the subsidiaries and are not available to creditors of AmeriCredit Corp. or its other subsidiaries. The notes issued by the subsidiaries under the funding agreements bear interest at LIBOR plus specified fees. The funding agreements contain various covenants requiring certain minimum financial ratios and results. The funding agreements also require certain funds to be held in restricted cash accounts to provide additional collateral under the notes. As of June 30, 2002 and 2001, these restricted cash accounts totaled $27.8 million and $28.3 million, respectively, and are included in other assets in the consolidated balance sheets. As of June 30, 2002 and 2001, $1,831.8 million and $1,293.8 million, respectively, of auto receivables held for sale were pledged under these funding agreements.

      The Company's Canadian subsidiary has a revolving credit agreement, under which the subsidiary may borrow up to $200.0 million Cdn., subject to a defined borrowing base. Borrowings under the credit agreement are collateralized by certain Canadian auto receivables and bear interest at the Canadian Bankers Acceptance Rate plus specified fees. In August 2002, the Company renewed this revolving credit agreement providing for borrowings of up to $150.0 million Cdn. through August 2003. Additionally, the Company's Canadian subsidiary has a warehouse credit facility with availability of $100.0 million Cdn. subject to a defined borrowing base. The warehouse credit facility expires in May 2003. The Canadian facilities contain various covenants requiring certain minimum financial ratios and results. As of June 30, 2002, $4.0 million Cdn. of auto receivables held for sale were pledged under the credit agreement.

5.   Credit Enhancement Facility

      The Company had a credit enhancement facility with a financial institution that was used to fund a portion of the initial restricted cash deposit required in certain of its securitization transactions. Borrowings under the credit enhancement facility were available on a revolving basis through October 2001 after which time outstanding borrowings were payable over time based on future excess cash flows from certain of the Trusts. In June 2002, the Company replaced this facility with a letter of credit from a financial institution. The remaining balance on the credit enhancement facility was paid off with a corresponding release of restricted cash.

6.   Senior Notes

      In June 2002, the Company issued $175.0 million of senior notes that are due in May 2009. Interest on the notes is payable semiannually at a rate of 9.25% per annum. The notes, which are uncollateralized, may be redeemed at the option of the Company after May 2006 at a premium declining to par in May 2008. The proceeds from the senior note issuance were used to redeem the $175.0 million 9.25% senior notes that were due in May 2004. As of June 30, 2002, $135.4 million of the senior notes due in May 2004 were tendered and redeemed. The remainder of the senior notes due in May 2004 was redeemed subsequent to year end.

      Additionally, the Company has outstanding $200.0 million of senior notes that are due in April 2006. Interest on the notes is payable semiannually at a rate of 9.875% per annum. In April 2002, the Company entered into an interest rate swap agreement to hedge the fair value of these senior notes. At June 30, 2002, the carrying value of the senior notes was adjusted by $5.5 million to reflect the effective use of the fair value hedge. On August 2, 2002, the Company terminated the interest rate swap agreement. The fair value of the interest rate swap was $9.7 million at termination date. This amount will be reflected in the carrying value of the senior notes and will be amortized into

                               AMERICREDIT CORP.

 interest expense over the expected term of the senior notes. The notes, which are uncollateralized, may be redeemed at the option of the Company after April 2003 at a premium declining to par in April 2005.

      The Indentures pursuant to which the senior notes were issued contain restrictions including limitations on the Company's ability to incur additional indebtedness other than certain collateralized indebtedness, pay cash dividends and repurchase common stock. Debt issuance costs and original issue discounts are being amortized over the expected term of the notes, and unamortized costs of $6.3 million and $6.7 million as of June 30, 2002 and 2001, respectively, are included in other assets in the consolidated balance sheets.

7.   Commitments and Contingencies Leases

   Leases

      Branch lending offices are generally leased for terms of up to five years with certain rights to extend for additional periods. The Company also leases space for its administrative offices and loan servicing activities under leases with terms up to twelve years with renewal options. Certain leases contain lease escalation clauses for real estate taxes and other operating expenses and renewal option clauses calling for increased rents. Lease expense was $24.4 million, $17.3 million and $13.6 million for the years ended June 30, 2002, 2001 and 2000, respectively.

      The financing arrangement for one of the Company's loan servicing centers is structured as a synthetic lease pursuant to which the Company is considered to lease the property for accounting purposes but is considered to own the property, subject to the indebtedness incurred to acquire and construct the property, for federal income tax and other purposes. This arrangement provides for rental payments to be made through the scheduled termination date in September 2003, at which time the Company may be required to purchase the property from the lessor for a purchase price equal to the amount of the outstanding debt. The lessor may accelerate the Company's purchase obligation in the event of certain defaults specified in the lease financing documents. The Company may also elect to purchase the property and terminate the lease financing arrangement prior to the scheduled termination date. As of June 30, 2002, the amount of outstanding debt under this lease financing arrangement was $33.2 million. Neither the property nor the outstanding debt incurred to acquire and construct the property is recorded on the Company's consolidated balance sheets.


      Operating lease commitments for years ending June 30 are as follows (in thousands):

2003 .............................................................  $  80,605
2004 .............................................................     15,380
2005 .............................................................     13,192
2006 .............................................................     11,668
2007 .............................................................      9,612
Thereafter .......................................................     33,002
                                                                    ---------
                                                                    $ 163,459
                                                                    =========


   Other Notes Payable

      Maturities of other notes payable for years ending June 30 are as follows (in thousands):

2003 ............................................................   $  37,291
2004 ............................................................      11,645
2005 ............................................................       6,331
2006 ............................................................       4,769
2007 ............................................................       2,905
Thereafter ......................................................       3,870
                                                                    ---------
                                                                    $  66,811
                                                                    =========

                               AMERICREDIT CORP.

   Concentrations of Credit Risk

      Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash equivalents, restricted cash, derivative financial instruments and managed auto receivables, which include auto receivables held for sale and auto receivables serviced by the Company on behalf of the Trusts. The Company's cash equivalents and restricted cash represent investments in highly rated securities placed through various major financial institutions. The counterparties to the Company's derivative financial instruments are various major financial institutions. Managed auto receivables represent contracts with consumers residing throughout the United States and, to a limited extent, in Canada, with borrowers located in California and Texas each accounting for 13% of the managed auto receivables portfolio as of June 30, 2002. No other state accounted for more than 10% of managed auto receivables.

   Guarantees of Indebtedness

      The Company has guaranteed certain subordinated asset-backed securities issued in its securitization transactions. The total outstanding balance of the subordinated asset-backed securities guaranteed by the Company was $78.3 million and $78.8 million at June 30, 2002 and 2001, respectively. Subordinated asset-backed securities guaranteed by the Company are expected to mature by the end of calendar 2003. Because the Company does not expect the guarantees to be funded prior to expiration, the guaranteed amount does not reflect estimates of future cash flows for settlement of the guarantees.

   Legal Proceedings

      As a consumer finance company, the Company is subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud and breach of contract. Some litigation against the Company could take the form of class action complaints by consumers. As the assignee of finance contracts originated by dealers, the Company may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. The relief requested by the plaintiffs varies but includes requests for compensatory, statutory and punitive damages.

      The Company believes that it has taken prudent steps to address the litigation risks associated with its business activities. As of June 30, 2002, there were no lawsuits pending or, to the best knowledge of the Company, threatened against it, the outcome of which will have a material effect on the Company's financial condition, results of operations or cash flows.

8.   Stock Options

   General

      The Company has certain stock-based compensation plans for employees, non-employee directors and key executive officers.

      A total of 21,500,000 shares have been authorized for grants of options and other stock-based awards under the employee plans, of which 2,000,000 shares are available for grants to non-employee directors as well as employees. As of June 30, 2002, 1,397,567 shares remain available for future grants. The exercise price of each option must equal the market price of the Company's stock on the date of grant, and the maximum term of each option is ten years. The vesting period is typically four years, although certain options granted to non-officers vest over a two-year period. A committee of the Company's Board of Directors establishes policies and procedures for option grants, vesting periods and the term of each option.

      A total of 1,500,000 shares have been authorized for grants of options under the non-employee director plans. These plans have expired and no shares remain available for future grants as of June 30, 2001. The exercise price of

                               AMERICREDIT CORP.

each option must equal the market price of the Company's stock on the date of grant and the maximum term of each option is ten years. Option grants, vesting periods and the term of each option are established by the terms of the plans.

      A total of 6,300,000 shares have been authorized for grants of options under the key executive officer plans, none of which remain available for future grants as of June 30, 2001. Option grants, vesting periods and the exercise price and term of each option are established by the terms of the plans.

      The Company has elected not to adopt the fair value-based method of accounting for stock-based awards and, accordingly, no compensation expense has been recognized for options granted under the plans described above. Had compensation expense for the Company's plans been determined using the fair value-based method, pro forma net income would have been $323.2 million, $206.5 million and $101.7 million, pro forma basic earnings per share would have been $3.81, $2.60 and $1.39 and pro forma diluted earnings per share would have been $3.60, $2.41 and $1.31 for the years ended June 30, 2002, 2001 and 2000, respectively.

      The following tables present information related to the Company's stock-based compensation plans. The fair value of each option grant was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                                        Years Ended June 30,
                                                           -----------------------------------------------
                                                                2002            2001             2000
                                                           ---------------  ------------    --------------
Expected dividends ....................................           0               0                0
Expected volatility ...................................         101%             51%              45%
Risk-free interest rate ...............................         4.28%           5.31%            6.10%
Expected life .........................................        5 years         5 years          5 years


   Employee Plans

      A summary of stock option activity under the Company's employee plans is as follows (shares in thousands):

                                                                            Years Ended June 30,
                                                ---------------------------------------------------------------------------
                                                      2002                        2001                          2000
                                                -----------------           -----------------             -----------------

                                                             Weighted                  Weighted                    Weighted
                                                             Average                   Average                      Average
                                                             Exercise                  Exercise                    Exercise
                                                Shares        Price        Shares       Price         Shares         Price
                                               -------       --------     -------      --------       ------       --------
Outstanding at beginning of year ...........     8,303        $ 19.40      10,582      $ 12.22        10,856       $  9.92
Granted ....................................     3,906          24.18       2,319        32.54         3,009         16.67
Exercised ..................................    (1,290)         15.25      (4,411)        9.14        (2,665)         7.70
Canceled ...................................      (600)         24.96        (187)       17.60          (618)        14.31
                                                ------        -------     -------      -------        ------       -------

Outstanding at end of year .................     1,319        $ 21.40       8,303      $ 19.40        10,582       $ 12.22
                                                ======        =======     =======      =======        ======       =======

Options exercisable at end of year .........     4,695        $ 17.57       3,823      $ 15.69         6,229       $ 10.05
                                                ======        =======     =======      =======        ======       =======

Weighted average fair value of options
    granted during year ....................                  $ 18.58                  $ 16.50                     $  7.93
                                                              =======                  =======                     =======

                               AMERICREDIT CORP.

      A summary of options outstanding under employee plans as of June 30, 2002, is as follows (shares in thousands):

                                                           Options Outstanding                   Options Exercisable
                                              ---------------------------------------------- ----------------------------
                                                                 Weighted        Weighted                     Weighted
                                                               Average Years     Average                      Average
                  Range of                       Number        of Remaining      Exercise       Number        Exercise
               Exercise Prices                 Outstanding   Contractual Life     Price       Outstanding      Price
               ---------------                 -----------   ----------------     -----       -----------      -----
$2.75 to  5.00 .............................          5            2.33         $  3.55              5       $  3.55
$5.01 to 10.00 .............................        451            4.47            7.41            451          7.41
$10.01 to 15.00 ............................      1,859            6.03           12.67          1,406         12.31
$15.01 to 20.00 ............................      5,383            7.60           16.67          2,081         16.95
$20.01 to 25.00 ............................        450            8.11           21.13            119         21.16
$25.01 to 30.00 ............................        491            7.99           27.79            212         27.94
$30.01 to 35.00 ............................         79            9.15           34.74             18         34.61
$35.01 to 40.00 ............................        251            8.42           35.79             90         35.78
$40.01 to 45.00 ............................        110            5.99           42.16              3         42.49
$45.01 to 55.00 ............................        802            8.78           45.91            310         45.60
$55.01 to 65.00 ............................        438            2.08           63.63                        63.63
                                                 ------                                         ------
                                                 10,319                                          4,695
                                                 ======                                         ======

      Restricted stock with an approximate aggregate market value of $2.4 million and $2.3 million at the time of grant was also issued under the employee plans during the years ended June 30, 2002 and 2001, respectively. The market value of these restricted shares at the date of grant is being amortized into expense over a period that approximates the restriction period. As of June 30, 2002 and 2001, unamortized compensation expense related to the restricted stock awards was $3.3 million and $2.2 million, respectively.


   Non-Employee Director Plans

      A summary of stock option activity under the Company's non-employee director plans is as follows (shares in thousands):

                                                                          Years Ended June 30,
                                                     --------------------------------------------------------------------
                                                           2002                         2001                  2000
                                                     -----------------            ---------------       -----------------

                                                                  Weighted                Weighted              Weighted
                                                                  Average                 Average               Average
                                                                  Exercise                Exercise              Exercise
                                                   Shares          Price       Shares      Price       Shares    Price
                                                   ------         --------     ------     --------     ------   --------
Outstanding at beginning of year ...............     480          $  9.75       1,380      $ 4.33       1,385    $ 3.37
Granted ........................................                                                           80     17.81
Exercised ......................................    (120)            3.18        (900)       1.44         (85)     1.40
                                                    ----          -------       -----      ------       -----    ------
Outstanding at end of year .....................     360          $ 11.94         480      $ 9.75       1,380    $ 4.33
                                                    ====          =======       =====      ======       =====    ======
Options exercisable at end of year .............     360          $ 11.94         480      $ 9.75       1,380    $ 4.33
                                                    ====          =======       =====      ======       =====    ======
Weighted average fair value of
    options granted during year ................                                                                 $ 8.55
                                                                                                                 ======

                                AMERICREDIT CORP.

      A summary of options outstanding under non-employee director plans as of June 30, 2002, is as follows (shares in thousands):


                                       Options Outstanding and Exercisable
                                 -----------------------------------------------
                                                     Weighted       Weighted
                                                  Average Years      Average
Range of Exercise Prices             Number        of Remaining     Exercise
------------------------           Outstanding   Contractual Life     Price
                                   -----------   ----------------     -----

$1.40 to 3.75 ................          60             1.37          $ 2.85
$3.76 to 10.00 ...............          80             3.92            7.92
$10.01 to 15.00 ..............         140             5.92           14.77
$15.01 to 20.00 ..............          80             7.35           17.81
                                       ---
                                       360
                                       ===

   Key Executive Officer Plans

      A summary of stock option activity under the Company's key executive officer plans is as follows (shares in thousands):

                                                             Years Ended June 30,
                                         -------------------------------------------------------------
                                                2002               2001                 2000
                                           --------------     --------------       --------------

                                                   Weighted           Weighted             Weighted
                                                   Average            Average              Average
                                                   Exercise           Exercise             Exercise
                                          Shares    Price    Shares    Price      Shares    Price
                                          ------   --------  ------   --------    ------   --------
Outstanding at beginning of year ......    5,300    $11.25    6,200    $10.90      6,300    $10.92
Exercised .............................     (300)     8.00     (900)     8.89       (100)    12.00
                                          ------    ------   ------    ------     ------    ------

Outstanding at end of year ............    5,000    $11.44    5,300    $11.25      6,200    $10.90
                                          ======    ======   ======    ======     ======    ======

Options exercisable at end of year ....    3,850    $11.27    3,000    $10.67      2,750    $ 9.53
                                          ======    ======   ======    ======     ======    ======

      A summary of options outstanding under key executive officer plans as of June 30, 2002, is as follows (shares in thousands):

                                   Options Outstanding                  Options Exercisable
                      ---------------------------------------------  -------------------------
                                         Weighted        Weighted                   Weighted
                                       Average Years     Average                    Average
   Range of               Number       of Remaining      Exercise       Number      Exercise
Exercise Prices        Outstanding   Contractual Life     Price       Outstanding    Price
---------------        -----------   ----------------     -----       -----------    -----
$  8.00 ............         700           3.81            $ 8.00           700      $ 8.00
$ 12.00 ............       4,300           5.58             12.00         3,150       12.00
                          ------                                         ------
                           5,000                                          3,850
                          ======                                         ======

9.  Employee Benefit Plans

      The Company has a defined contribution retirement plan covering substantially all employees. The Company's contributions to the plan were $5.0 million, $2.4 million and $2.2 million for the years ended June 30, 2002, 2001 and 2000, respectively.

                                AMERICREDIT CORP.

      The Company also has an employee stock purchase plan that allows participating employees to purchase, through payroll deductions, shares of the Company's common stock at 85% of the market value at specified dates. A total of 3,000,000 shares have been reserved for issuance under the plan. Shares purchased under the plan were 359,485, 322,015 and 250,495 for the years ended June 30, 2002, 2001 and 2000, respectively.

10.   Related Party Transactions

      The Company has provided interest-bearing loans to certain executive officers and directors. These loans in the aggregate were $5.7 million and $1.8 million at June 30, 2002 and 2001, respectively. All loans are due and payable to the Company by December 31, 2003.

11.   Income Taxes

      The income tax provision consists of the following (in thousands):

                                               Years Ended June 30,
                                   ---------------------------------------------
                                         2002           2001           2000
                                    -------------  -------------  -------------

          Current ..............       $156,156       $ 56,561       $60,403
          Deferred .............         61,373         82,947        15,388
                                       --------       --------       -------
                                       $217,529       $139,508       $75,791
                                       ========       ========       =======

      The Company's effective income tax rate on income before income taxes differs from the U.S. statutory tax rate as follows:

                                                 Years Ended June 30,
                                       -----------------------------------------
                                          2002           2001           2000
                                        --------      ----------     ----------

          U.S. statutory tax rate ...     35.0%          35.0%          35.0%
          Other .....................      3.5            3.5            4.8
                                         -----         ------          -----
                                          38.5%          38.5%          39.8%
                                         =====         ======          =====

      The tax effects of temporary differences that give rise to deferred tax liabilities and assets are as follows (in thousands):

                                                                 June 30,        June 30,
       Deferred tax liabilities:                                   2002            2001
                                                              -------------- ----------------
          Gain on sale of receivables ......................    $ (123,847)    $  (85,556)
          Unrealized gain on credit enhancement assets .....       (25,529)       (46,132)
          Other ............................................       (17,422)        (6,595)
                                                                ----------     ----------
                                                                  (166,798)      (138,283)
                                                                ----------     ----------
       Deferred tax assets:
          Net operating loss carry forward - domestic ......                        1,204
          Net operating loss carry forward - Canadian ......         1,869          2,066
          Other ............................................        16,248          4,874
                                                                ----------     ----------
                                                                    18,117          8,144
                                                                ----------     ----------
       Net deferred tax liability ..........................    $ (148,681)    $ (130,139)
                                                                ==========     ==========

      As of June 30, 2002, the Company has a net operating loss carryforward of approximately $4.8 million for Canadian income tax reporting purposes that expires between June 30, 2006 and June 30, 2008.

                               AMERICREDIT CORP.

12.   Earnings Per Share

      The computation of basic and diluted earnings per share is as follows (dollars in thousands, except per share data):

                                                                                   Year Ended June 30,
                                                                         ------------------------------------------
                                                                             2002            2001           2000
                                                                            ------          ------         ------
Net income                                                               $   347,483     $   222,852    $   114,501
                                                                         ===========     ===========    ===========
Weighted average shares outstanding from assumed exercise of
     stock options ..................................................     84,748,033      79,562,495     73,038,005
Incremental shares resulting from assumed exercise of stock .........      5,052,588       6,289,591      4,575,647
                                                                         -----------     -----------    -----------
Weighted average shares and assumed incremental shares ..............     89,800,621      85,852,086     77,613,652
                                                                         ===========     ===========    ===========
Earnings per share:
     Basic ..........................................................    $      4.10     $      2.80    $      1.57
                                                                         ===========     ===========    ===========
     Diluted ........................................................    $      3.87     $      2.60    $      1.48
                                                                         ===========     ===========    ===========

      Basic earnings per share have been computed by dividing net income by weighted average shares outstanding.

      Diluted earnings per share have been computed by dividing net income by the weighted average shares and assumed incremental shares. Assumed incremental shares were computed using the treasury stock method. The average common stock market prices for the period were used to determine the number of incremental shares.

13.   Supplemental Cash Flow Information

      Cash payments for interest costs and income taxes consist of the following (in thousands):

                                                        Year Ended June 30,
                                                --------------------------------
                                                  2002          2001       2000
                                                 ------        ------     ------
Interest costs ($345 capitalized in 2002) ..... $152,031     $113,923    $69,630
Income taxes ..................................  122,682       59,733     62,714

      During the years ended June 30, 2002, 2001 and 2000, the Company entered into capital lease agreements for property and equipment of $65.1 million, $8.8 million and $12.9 million, respectively.

                                AMERICREDIT CORP.

14.   Supplemental Disclosure for Accumulated Other Comprehensive Income

      A summary of changes in accumulated other comprehensive income is as follows (in thousands):


                                                                                    Year Ended June 30,
                                                                        ---------------------------------------------
                                                                               2002             2001           2000
                                                                              ------           ------         ------
Net unrealized gains on credit enhancement assets:
  Balance at beginning of year ...........................................   $113,145         $ 44,803      $ 21,410
  Unrealized holding (losses) gain, net of taxes of $(16,503),
  $45,688 and $15,511, respectively ......................................    (26,363)          72,983        24,845
  Reclassification into earnings, net of taxes of $(3,056), $(2,905)
    and $(909), respectively .............................................     (4,883)          (4,641)       (1,452)
                                                                             --------         --------      --------
  Balance at end of year .................................................     81,899          113,145        44,803
                                                                             --------         --------      --------
  Unrealized losses on cash flow hedges:
  Balance at beginning of year ...........................................    (39,456)
Change in fair value associated with current period hedging
  activities, net of taxes of $(4,544) and $(24,700), respectively .......     (7,260)         (39,456)
Reclassification into earnings, net of taxes of $3,500 ...................      5,592
                                                                             --------         --------      --------
  Balance at end of year .................................................    (41,124)         (39,456)
                                                                             --------         --------      --------
 Accumulated foreign currency translation adjustment:
  Balance at beginning of year ...........................................
  Translation gain .......................................................      2,022
                                                                             --------         --------      --------
  Balance at end of year .................................................      2,022
                                                                             --------         --------      --------
Total accumulated other comprehensive
   income ................................................................   $ 42,797         $ 73,689      $ 44,803
                                                                             ========         ========      ========

15.   Derivative Financial Instruments and Hedging Activities

      As of June 30, 2002 and 2001, the Company had interest rate swap agreements with underlying notional amounts of $1,595.7 million and $1,719.2 million, respectively. These agreements had unrealized losses of approximately $66.9 million and $64.2 million as of June 30, 2002 and 2001, respectively. The ineffectiveness related to the interest rate swap agreements was not material for the year ended June 30, 2002. The Company estimates approximately $30.2 million of unrealized losses included in other comprehensive income will be reclassified into earnings within the next twelve months. The Company maintains a policy of requiring that all derivative contracts be governed by an International Swaps and Derivatives Association Master Agreement. When the Company is engaged in more than one outstanding derivative transaction with the same counterparty and also has a legally enforceable master netting agreement with that counterparty, the net mark-to-market exposure represents the netting of the positive and negative exposures with that counterparty. When there is a net negative exposure, the Company regards its credit exposure to the counterparty as being zero. The net mark-to-market position with a particular counterparty represents a reasonable measure of credit risk when there is a legally enforceable master netting agreement (i.e. a legal right of a setoff of receivable and payable derivative contracts) between the Company and the counterparty. Under the terms of the interest rate swap and cap agreements, the Company is required to pledge certain funds to be held in restricted cash accounts if the market value of the interest rate swap and cap agreements exceed an agreed upon amount. As of June 30, 2002 and 2001, these restricted cash accounts totaled $56.5 million and $41.9 million, respectively, and are included in other assets in the consolidated balance sheets.

16.   Fair Value of Financial Instruments

      Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS 107"), requires disclosure of fair value information about financial instruments, whether

                               AMERICREDIT CORP.

recognized or not in the Company's consolidated balance sheets. Fair values are based on estimates using present value or other valuation techniques in cases where quoted market prices are not available. Those techniques are significantly affected by the assumptions used, including the discount rate and the estimated timing and amount of future cash flows. Therefore, the estimates of fair value may differ substantially from amounts that ultimately may be realized or paid at settlement or maturity of the financial instruments and those differences may be material. SFAS 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     Estimated fair values, carrying values and various methods and assumptions used in valuing the Company's financial instruments are set forth below (in thousands):

                                                                             June 30,
                                                               2002                        2001
                                                       ----------------------------   ------------------------
                                                             Carrying     Estimated     Carrying    Estimated
                                                               Value      Fair Value      Value     Fair Value
                                                               -----      ----------      -----     ----------
     Financial assets:
        Cash and cash equivalents ..................   (a)   $  119,445   $  119,445   $   77,053   $   77,053
        Receivables held for sale, net .............   (b)    2,198,391    2,315,010    1,921,465    2,032,603
        Interest-only receivables from Trusts ......   (c)      514,497      514,497      387,895      387,895
        Investments in Trust receivables ...........   (c)      691,065      691,065      493,022      493,022
        Restricted cash ............................   (c)      343,570      343,570      270,358      270,358
        Interest rate swap agreements ..............   (e)        5,548        5,548
        Interest rate cap agreements purchased .....   (e)       16,741       16,741       18,640       18,640
     Financial liabilities:
        Warehouse credit facilities ................   (d)    1,751,974    1,751,974    1,502,879    1,502,879
        Credit enhancement facility ................   (d)                                 36,319       36,319
        Senior notes ...............................   (e)      418,074      403,798      375,000      374,125
        Interest rate swap agreements ..............   (e)       66,869       66,869       64,156       64,156
        Interest rate cap agreements sold ..........   (e)       19,053       19,053       18,640       18,640
        Other notes payable ........................   (f)       66,811       66,811       23,077       23,077

(a) The carrying value of cash and cash equivalents is considered to be a reasonable estimate of fair value since these investments bear interest at market rates and have maturities of less than 90 days.

(b) Since the Company periodically sells its receivables in securitization transactions, fair value is estimated by discounting future net cash flows expected to be realized from the sale of the receivables using discount rate, prepayment and credit loss assumptions similar to the Company's historical experience.

(c) The fair value of interest-only receivables from Trusts, investments in Trust receivables and restricted cash is estimated by discounting the associated future net cash flows using discount rate, prepayment and credit loss assumptions similar to the Company's historical experience.

(d) The warehouse credit facilities and credit enhancement facility have variable rates of interest and maturities of three years or less. Therefore, carrying value is considered to be a reasonable estimate of fair value.

(e) The fair values of the senior notes and interest rate cap and swap agreements are based on quoted market prices.

(f) The fair value of other notes payable is estimated based on rates currently available for debt with similar terms and remaining maturities.

                               AMERICREDIT CORP.

                  Guarantor Consolidating Financial Statements

      The payment of principal, premium, if any, and interest on the Company's senior notes is guaranteed by certain of the Company's subsidiaries (the "Subsidiary Guarantors"). The following consolidating financial statement schedules present consolidating financial data for (i) AmeriCredit Corp. (on a parent only basis), (ii) the combined Subsidiary Guarantors, (iii) the combined Non-Guarantor Subsidiaries, (iv) an elimination column for adjustments to arrive at the information for the Company and its subsidiaries on a consolidated basis and (v) the Company and its subsidiaries on a consolidated basis.

      Investments in subsidiaries are accounted for by the parent company using the equity method for purposes of this presentation. Earnings of subsidiaries are therefore reflected in the parent company's investment accounts and earnings. The principal elimination entries set forth below eliminate investments in subsidiaries and intercompany balances and transactions.

                                AMERICREDIT CORP.

REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULES

Board of Directors and Shareholders
AmeriCredit Corp.

      Our audits of the consolidated financial statements referred to in our report dated August 6, 2002 appearing on page F-2 also included audits of the financial statement schedules listed on pages F-27 to F-34. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP
Fort Worth, Texas
August 6, 2002

                                AMERICREDIT CORP.

                          FINANCIAL STATEMENT SCHEDULE
                           CONSOLIDATING BALANCE SHEET
                                  June 30, 2002
                                 (in thousands)

                                                    AmeriCredit                         Non-
                                                       Corp.         Guarantors      Guarantors     Eliminations     Consolidated
                                                    -----------     -----------     ------------    ------------     ------------
                    ASSETS
  Cash and cash equivalents.......................                  $    90,806     $    28,639                      $  119,445
  Receivables held for sale, net..................                      430,573       1,767,818                       2,198,391
  Interest-only receivables from Trusts...........                        7,828         506,669                         514,497
  Investments in Trust receivables................                       15,609         675,456                         691,065
  Restricted cash.................................                        2,906         340,664                         343,570
  Property and equipment, net.....................  $      349          120,156                                         120,505
  Other assets....................................      16,748          173,383          47,327                         237,458
  Due (to) from affiliates........................     985,354       (2,751,456)      1,766,102
  Investment in affiliates........................     966,339        3,181,643          21,269     $(4,169,251)
                                                    ----------      -----------     -----------     -----------      ----------

            Total assets..........................  $1,968,790      $ 1,271,448     $ 5,153,944     $(4,169,251)     $4,224,931
                                                    ==========      ===========     ===========     ===========      ==========

  LIABILITIES AND SHAREHOLDERS'
             EQUITY
Liabilities:
      Warehouse credit facilities.................                                  $ 1,751,974                      $1,751,974
      Senior notes................................  $  418,074                                                          418,074
      Other notes payable.........................      63,569      $     3,242                                          66,811
      Funding payable.............................                      126,091             802                         126,893
      Accrued taxes and expenses..................      39,925          151,106           3,229                         194,260
      Derivative financial instruments............                       85,922                                          85,922
      Deferred income taxes.......................      14,906           20,062         113,713                         148,681
                                                    ----------      -----------     -----------     -----------      ----------

            Total liabilities.....................     536,474          386,423       1,869,718                       2,792,615
                                                    ----------      -----------     -----------     -----------      ----------

Shareholders' equity:
      Common stock................................         917           32,779          83,408     $  (116,187)            917
      Additional paid-in capital..................     573,956           26,237       2,126,942      (2,153,179)        573,956
      Accumulated other comprehensive
         income...................................      42,797          (40,501)         84,864         (44,363)         42,797
      Retained earnings...........................     832,446          866,510         989,012      (1,855,522)        832,446
                                                    ----------      -----------     -----------     -----------      ----------

                                                     1,450,116          885,025       3,284,226      (4,169,251)      1,450,116
      Treasury stock..............................     (17,800)                                                         (17,800)
                                                    ----------      -----------     -----------     -----------      ----------

            Total shareholders' equity............   1,432,316          885,025       3,284,226      (4,169,251)      1,432,316
                                                    ----------      -----------     -----------     -----------      ----------

            Total liabilities and shareholders'
                equity............................  $1,968,790      $ 1,271,448     $ 5,153,944     $(4,169,251)     $4,224,931
                                                    ==========      ===========     ===========     ===========      ==========

                                AMERICREDIT CORP.

                          FINANCIAL STATEMENT SCHEDULE
                           CONSOLIDATING BALANCE SHEET
                                  June 30, 2001
                                 (in thousands)

                                                   AmeriCredit                         Non-
                                                      Corp.        Guarantors       Guarantors     Eliminations     Consolidated
                                                   -----------     ----------       ----------     ------------     ------------
                    ASSETS
Cash and cash equivalents.......................                   $    58,954       $  18,099                      $   77,053
Receivables held for sale, net..................                       390,264       1,531,201                       1,921,465
Interest-only receivables from Trusts...........                        13,686         374,209                         387,895
Investments in Trust receivables................                                       493,022                         493,022
Restricted cash.................................                                       270,358                         270,358
Property and equipment, net.....................   $      349           67,479                                          67,828
Other assets....................................        9,606          117,058          40,622                         167,286
Due (to) from affiliates........................      867,418       (2,171,157)      1,303,739
Investment in affiliates........................      605,397        2,286,788          16,995     $(2,909,180)
                                                   ----------      -----------      ----------     -----------      ----------

            Total assets........................   $1,482,770      $   763,072      $4,048,245     $(2,909,180)     $3,384,907
                                                   ==========      ===========      ==========     ===========      ==========

  LIABILITIES AND SHAREHOLDERS'
             EQUITY
Liabilities:
      Warehouse credit facilities...............                   $    24,085      $1,478,794                      $1,502,879
      Credit enhancement facility...............                                        36,319                          36,319
      Senior notes..............................   $  375,000                                                          375,000
      Other notes payable.......................       23,077                                                           23,077
      Funding payable...........................                        60,018             442                          60,460
      Accrued taxes and expenses................       15,316           90,271           8,454                         114,041
      Derivative financial instruments..........                        82,796                                          82,796
      Deferred income taxes.....................        9,181           (8,209)        129,167                         130,139
                                                   ----------      -----------      ----------     -----------      ----------

            Total liabilities...................      422,574          248,961       1,653,176                       2,324,711
                                                   ----------      -----------      ----------     -----------      ----------

Shareholders' equity:
      Common stock..............................          899                                                              899
      Additional paid-in capital................      520,077           51,768       1,699,642     $(1,751,410)        520,077
      Accumulated other comprehensive
         income.................................       73,689          (39,456)        113,145         (73,689)         73,689
      Retained earnings.........................      484,963          501,799         582,282      (1,084,081)        484,963
                                                   ----------      -----------      ----------     -----------      ----------

                                                    1,079,628          514,111       2,395,069      (2,909,180)      1,079,628
      Treasury stock............................      (19,432)                                                         (19,432)
                                                   ----------      -----------      ----------     -----------      ----------

            Total shareholders' equity..........    1,060,196          514,111       2,395,069      (2,909,180)      1,060,196
                                                   ----------      -----------      ----------     -----------      ----------

            Total liabilities and shareholders'
                equity..........................   $1,482,770      $   763,072      $4,048,245     $(2,909,180)     $3,384,907
                                                   ==========      ===========      ==========     ===========      ==========

                               AMERICREDIT CORP.

                          FINANCIAL STATEMENT SCHEDULE
                        CONSOLIDATING STATEMENT OF INCOME
                            Year Ended June 30, 2002
                                 (in thousands)

                                                     AmeriCredit                        Non-
                                                        Corp.        Guarantors      Guarantors     Eliminations     Consolidated
                                                        ----         ----------      ----------     ------------     ------------
Revenue
      Finance charge income.......................                   $    84,622     $   254,808                     $   339,430
      Gain on sale of receivables.................                        23,182         425,362                         448,544
      Servicing fee income........................                       301,486          87,885                         389,371
      Other income................................   $    51,148         766,688       1,542,660    $(2,347,609)          12,887
      Equity in income of affiliates..............       368,265         421,831                       (790,096)
                                                     -----------     -----------     -----------    -----------      -----------

                                                         419,413       1,597,809       2,310,715     (3,137,705)       1,190,232
                                                     -----------     -----------     -----------    -----------      -----------

Costs and expenses
      Operating expenses..........................        38,505         352,378          33,248                         424,131
      Provision for loan losses...................                         9,738          55,423                          65,161
      Interest expense............................        46,435         900,961       1,536,141     (2,347,609)         135,928
                                                     -----------     -----------     -----------    -----------      -----------

                                                          84,940       1,263,077       1,624,812     (2,347,609)         625,220
                                                     -----------     -----------     -----------    -----------      -----------

      Income before income taxes..................       334,473         334,732         685,903       (790,096)         565,012
      Income tax (benefit) provision..............       (13,010)        (33,533)        264,072                         217,529
                                                     -----------     -----------     -----------    -----------      -----------

            Net income............................   $   347,483     $   368,265     $   421,831    $  (790,096)     $   347,483
                                                     ===========     ===========     ===========    ===========      ===========

                                AMERICREDIT CORP.

                          FINANCIAL STATEMENT SCHEDULE
                        CONSOLIDATING STATEMENT OF INCOME
                            Year Ended June 30, 2001
                                 (in thousands)

                                                        AmeriCredit                      Non-
                                                           Corp.       Guarantors     Guarantors     Eliminations    Consolidated
                                                           ----        ----------     ----------     ------------    ------------
Revenue
      Finance charge income .......................                    $   87,901    $    137,309                     $  225,210
      Gain on sale of receivables .................    $       (58)        46,542         255,284                        301,768
      Servicing fee income ........................                       195,545          85,694                        281,239
      Other income ................................         27,839        105,880         740,728    $   (864,440)        10,007
      Equity in income of affiliates ..............        251,580        257,989                        (509,569)
                                                       -----------     ----------    ------------    ------------     ----------

                                                           279,361        693,857       1,219,015      (1,374,009)       818,224
                                                       -----------     ----------    ------------    ------------     ----------

Costs and expenses
      Operating expenses ..........................         34,989        217,556          55,908                        308,453
      Provision for loan losses ...................                         8,618          22,769                         31,387
      Interest expense ............................         39,503        220,117         720,844        (864,440)       116,024
                                                       -----------     ----------    ------------    ------------     ----------

                                                            74,492        446,291         799,521        (864,440)       455,864
                                                       -----------     ----------    ------------    ------------     ----------

      Income before income taxes ..................        204,869        247,566         419,494        (509,569)       362,360
      Income tax (benefit) provision ..............        (17,983)        (4,014)        161,505                        139,508
                                                       -----------     ----------    ------------    ------------     ----------

            Net income ............................    $   222,852     $  251,580    $    257,989    $   (509,569)    $  222,852
                                                       ===========     ==========    ============    ============     ==========

                               AMERICREDIT CORP.

                          FINANCIAL STATEMENT SCHEDULE
                        CONSOLIDATING STATEMENT OF INCOME
                            Year Ended June 30, 2000
                                 (in thousands)

                                                           AmeriCredit                    Non-
                                                             Corp.       Guarantors    Guarantors     Eliminations   Consolidated
                                                             ----        ----------    ----------     ------------   ------------
Revenue
      Finance charge income .........................                    $  74,467     $   49,683                     $  124,150
      Gain on sale of receivables ...................    $      (284)       15,344        194,010                        209,070
      Servicing fee income ..........................                      128,589         41,662                        170,251
      Other income ..................................         45,064       306,556        540,627    $   (886,038)         6,209
      Equity in income of affiliates ................        117,148       131,764                       (248,912)
                                                         -----------     ---------     ----------    ------------     ----------

                                                             161,928       656,720        825,982      (1,134,950)       509,680
                                                         -----------     ---------     ----------    ------------     ----------

Costs and expenses
      Operating expenses ............................          9,724       178,935         34,560                        223,219
      Provision for loan losses .....................                        8,072          8,287                         16,359
      Interest expense ..............................         39,360       347,103        568,885        (886,038)        69,310
      Charge for closing mortgage operations ........                       10,500                                        10,500
                                                         -----------     ---------     ----------    ------------     ----------

                                                              49,084       544,610        611,732        (886,038)       319,388
                                                         -----------     ---------     ----------    ------------     ----------

      Income before income taxes ....................        112,844       112,110        214,250        (248,912)       190,292
      Income tax (benefit) provision ................         (1,657)       (5,038)        82,486                         75,791
                                                         -----------     ---------     ----------    ------------     ----------
            Net income ..............................    $   114,501     $ 117,148     $  131,764    $   (248,912)    $  114,501
                                                         ===========     =========     ==========    ============     ==========

                               AMERICREDIT CORP.

                          FINANCIAL STATEMENT SCHEDULE
                      CONSOLIDATING STATEMENT OF CASH FLOWS
                            Year Ended June 30, 2002
                                 (in thousands)


                                                             AmeriCredit                     Non-
                                                                Corp.       Guarantors    Guarantors    Eliminations   Consolidated
                                                                ----        ----------    ----------    ------------   ------------
Cash flows from operating activities:
   Net income .............................................  $   347,483     $ 368,265     $ 421,831     $ (790,096)    $  347,483
   Adjustments to reconcile net income to net cash
     provided (used) by operating activities:
      Depreciation and amortization .......................        4,673        25,368         8,331                        38,372
      Provision for loan losses ...........................                      9,738        55,423                        65,161
      Deferred income taxes ...............................       28,029        28,933         4,411                        61,373
      Accretion of present value discount and other .......                                 (111,880)                     (111,880)
      Non-cash gain on sale of auto receivables ...........                     (2,196)     (422,575)                     (424,771)
      Loss on retirement of senior notes ..................        4,153                                                     4,153
   Distributions from Trusts ..............................                                  243,596                       243,596
   Initial deposits to credit enhancement assets ..........                    (17,032)     (351,463)                     (368,495)
   Discount on issuance of senior notes ...................       (2,135)                                                   (2,135)
   Equity in income of affiliates .........................     (368,265)     (421,831)                     790,096
   Changes in assets and liabilities: .....................
      Other assets ........................................       (2,040)      (38,919)       (1,020)                      (41,979)
      Accrued taxes and expenses ..........................       24,609        68,641        (5,233)                       88,017
   Purchases of receivables ...............................                 (9,055,028)   (9,053,139)     9,053,139     (9,055,028)
   Principal collections and recoveries on receivables ....                     18,635       216,688                       235,323
   Net proceeds from sale of receivables ..................                  9,053,139     8,546,229     (9,053,139)     8,546,229
                                                              ----------   -----------   -----------    -----------    -----------

      Net cash provided (used) by operating activities ....       36,507        37,713      (448,801)                     (374,581)
                                                              ----------   -----------   -----------    -----------    -----------
Cash flows from investing activities:
   Net purchases of property and equipment ................                    (11,559)                                    (11,559)
   Change in other assets .................................                    (19,407)        4,308                       (15,099)
   Net change in investment in affiliates .................      (14,729)     (473,028)      (19,375)       507,132
                                                              ----------   -----------   -----------    -----------    -----------

      Net cash used by investing activities ...............      (14,729)     (503,994)      (15,067)       507,132        (26,658)
                                                              ----------   -----------   -----------    -----------    -----------
Cash flows from financing activities:
   Net change in warehouse credit facilities ..............                    (23,698)      271,771                       248,073
   Proceeds from issuance of senior notes .................      175,000                                                   175,000
   Retirement of senior notes .............................     (139,522)                                                 (139,522)
   Borrowings under credit enhancement facility ...........                                  182,500                       182,500
   Debt issuance costs ....................................       (4,197)                    (18,321)                      (22,518)
   Net change in notes payable ............................      (24,580)        3,096                                     (21,484)
   Proceeds from issuance of common stock .................       20,818        (3,577)      510,709       (507,132)        20,818
   Net change in due (to) from affiliates .................      (49,858)      522,163      (472,305)
                                                              ----------   -----------   -----------    -----------    -----------

      Net cash (used) provided by financing activities ....      (22,339)      497,984       474,354       (507,132)       442,867
Foreign currency translation ..............................          561           149            54                           764
                                                              ----------   -----------   -----------    -----------    -----------
Net increase in cash and cash equivalents .................       42,392        31,852        10,540                        42,392
Cash and cash equivalents at beginning of year ............                     58,954        18,099                        77,053
                                                              ----------   -----------   -----------    -----------    -----------

Cash and cash equivalents at end of year ..................   $            $    90,806   $    28,639    $              $   119,445
                                                              ==========   ===========   ===========    ===========    ===========

                               AMERICREDIT CORP.

                          FINANCIAL STATEMENT SCHEDULE
                      CONSOLIDATING STATEMENT OF CASH FLOWS
                            Year Ended June 30, 2001
                                 (in thousands)

                                                              AmeriCredit                     Non-
                                                                 Corp.       Guarantors    Guarantors    Elimination   Consolidated
                                                                 -----       ----------    ----------    -----------   ------------
Cash flows from operating activities:
   Net income .............................................   $   222,852   $   251,580  $   257,989    $  (509,569)    $  222,852
   Adjustments to reconcile net income to net cash
     provided (used) by operating activities:
      Depreciation and amortization .......................                      19,740                                     19,740
      Provision for loan losses ...........................                       8,618       22,769                        31,387
      Deferred income taxes ...............................       162,817        76,814     (156,684)                       82,947
      Accretion of present value discount and other .......                                  (93,449)                      (93,449)
      Non-cash gain on sale of auto receivables ...........                                 (243,991)                     (243,991)
   Distributions from Trusts ..............................                                  214,629                       214,629
   Initial deposits to credit enhancement assets ..........                                 (180,008)                     (180,008)
   Equity in income of affiliates .........................      (251,580)     (257,989)                    509,569
   Changes in assets and liabilities: .....................
      Other assets ........................................         1,923        (9,960)       2,660                        (5,377)
      Accrued taxes and expenses ..........................         1,258        40,434        1,722                        43,414
   Purchases of auto receivables ..........................                  (6,367,796)  (6,260,175)     6,260,175     (6,367,796)
   Principal collections and recoveries on receivables ....                      (8,587)     119,399                       110,812
   Net proceeds from sale of receivables ..................                   6,260,851    5,173,763     (6,260,175)     5,174,439
                                                              -----------   -----------  -----------    -----------    -----------

      Net cash provided (used) by operating activities ....       137,270        13,705   (1,141,376)                     (990,401)
                                                              -----------   -----------  -----------    -----------    -----------

Cash flows from investing activities:
   Net purchases of property and equipment ................                     (34,278)                                   (34,278)
   Change in other assets .................................                     (47,677)     (16,903)                      (64,580)
   Net change in investment in affiliates .................        (6,182)   (1,381,810)     (55,674)     1,443,666
                                                              -----------   -----------  -----------    -----------    -----------

      Net cash used by investing activities ...............        (6,182)   (1,463,765)    (72,577)      1,443,666        (98,858)
                                                              -----------   -----------  -----------    -----------    -----------

Cash flows from financing activities:
   Net change in warehouse credit facilities ..............                      19,424      995,755                     1,015,179
   Borrowings under credit enhancement facility ...........                                   57,000                        57,000
   Net change in notes payable ............................        (5,369)                                                  (5,369)
   Proceeds from issuance of common stock .................        56,586        11,642    1,432,024     (1,443,666)        56,586
   Net change in due (to) from affiliates .................      (182,305)    1,447,243   (1,264,938)
                                                              -----------   -----------  -----------    -----------    -----------

      Net cash (used) provided by financing activities ....      (131,088)    1,478,309     1,219,84     (1,443,666)     1,123,396
                                                              -----------   -----------  -----------    -----------    -----------

Net increase in cash and cash equivalents .................                      28,249        5,888                        34,137
Cash and cash equivalents at beginning of year ............                      30,705       12,211                        42,916
                                                              -----------   -----------  -----------    -----------    -----------

Cash and cash equivalents at end of year ..................   $             $    58,954  $    18,099    $              $    77,053
                                                              ===========   ===========  ===========    ===========    ===========

                               AMERICREDIT CORP.

                          FINANCIAL STATEMENT SCHEDULE
                      CONSOLIDATING STATEMENT OF CASH FLOWS
                            Year Ended June 30, 2000
                                 (in thousands)

                                                              AmeriCredit                     Non-
                                                                 Corp.        Guarantors   Guarantors    Elimination   Consolidated
                                                                 -----        ----------   ----------    -----------   ------------
Cash flows from operating activities:
   Net income ............................................... $   114,501   $   117,148   $   131,764    $  (248,912)   $   114,501
   Adjustments to reconcile net income to net cash
     used by operating activities:
      Non-cash charge for closing mortgage operations .......                     6,566                                       6,566
      Depreciation and amortization .........................                    19,357                                      19,357
      Provision for loan losses .............................                     8,072         8,287                        16,359
      Deferred income taxes .................................     (48,997)      (18,307)       82,692                        15,388
      Accretion of present value discount and other .........                                 (44,083)                      (44,083)
      Non-cash gain on sale of auto receivables .............                                (186,176)                     (186,176)
   Distributions from Trusts ................................                                 125,104                       125,104
   Initial deposits to credit enhancement assets ............                                (192,000)                     (192,000)
   Equity in income of affiliates ...........................    (117,148)     (131,764)                     248,912
   Changes in assets and liabilities: .......................
      Other assets ..........................................         (19)      (15,756)       (8,066)                      (23,841)
      Accrued taxes and expenses ............................      (2,004)       23,236         6,467                        27,699
   Purchases of receivables .................................                (4,535,524)   (4,405,708)     4,405,708     (4,535,524)
   Principal collections and recoveries on receivables ......                   (10,984)       54,740                        43,756
   Net proceeds from sale of auto receivables ...............                  4,532,57     3,955,404     (4,405,708)     4,082,270
                                                              -----------   -----------   -----------    -----------    -----------

      Net cash used by operating activities .................     (53,667)       (5,382)     (471,575)                     (530,624)
                                                              -----------   -----------   -----------    -----------    -----------
Cash flows from investing activities:
   Net purchases of property and equipment ..................                    (9,751)                                     (9,751)
   Change in other assets ...................................                    (1,521)       (9,711)                      (11,232)
   Net change in investment in affiliates ...................      20,131      (170,007)       (1,486)       151,362
                                                              -----------   -----------   -----------    -----------    -----------

      Net cash provided (used) by investing activities ......      20,131      (181,279)      (11,197)       151,362        (20,983)
                                                              -----------   -----------   -----------    -----------    -----------
Cash flows from financing activities:
   Net change in warehouse credit facilities ................                   (15,629)      388,670                       373,041
   Borrowings under credit enhancement facility .............                                  72,000                        72,000
   Net change in notes payable ..............................     (11,079)                                                  (11,079)
   Proceeds from issuance of common stock ...................     139,372         2,692       148,670       (151,362)       139,372
   Net change in due (to) from affiliates ...................     (94,757)      210,057      (115,300)
                                                              -----------   -----------   -----------    -----------    -----------

      Net cash provided by financing activities .............      33,536       197,120       494,040       (151,362)       573,334
                                                              -----------   -----------   -----------    -----------    -----------

Net increase in cash and cash equivalents ...................                    10,459        11,268                        21,727
Cash and cash equivalents at beginning of year ..............                    20,246           943                        21,189
                                                              -----------   -----------   -----------    -----------    -----------

Cash and cash equivalents at end of year .................... $             $    30,705   $    12,211    $              $    42,916
                                                              ===========   ===========   ===========    ===========    ===========

All tendered Old Notes, executed letters of transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies transmittal and other related documents should be addressed to the Exchange Agent as follows:

                        BY REGISTERED OR CERTIFIED MAIL:

                                  Bank One, NA
                              1111 Polaris Parkway
                               Mail Code OH1-0184
                              Columbus, Ohio 43240
                              Attention: Exchanges

                         BY HAND OR OVERNIGHT COURIER:

                                  Bank One, NA
                          55 Water Street, 1/st/ Floor
                             Geannette Park Entrance
                            New York, New York 10041

                                  By Facsimile:
                               (614) 248-9987 (OH)

                    Confirm by Telephone: (614) 248-4856 (OH)

(Originals of all documents submitted to facsimile should be sent promptly by hand, overnight courier, or registered or certified mail) We have not authorized anyone to give you any information or to make any representations about the transactions we discussed in this prospectus other than those contained herein or in the documents we incorporate herein by reference. If you are given any information or representations about these matters that is not discussed or incorporated in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus offered hereby does not, under any circumstances, mean that there has not been a change in our affairs since the date hereof. It also does not mean that the information in this prospectus or in the documents we incorporate herein by reference is correct after this date.

                              OFFER TO EXCHANGE ALL
                    OUTSTANDING 9 1/4% SENIOR NOTES DUE 2009
                   ($175,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                   FOR REGISTERED 9 1/4% SENIOR NOTES DUE 2009



                                AMERICREDIT CORP.



                                ----------------
                                   PROSPECTUS
                                ----------------



                               ____________, 2002

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS; LIMITATION OF LIABILITY FOR
                                MONETARY DAMAGES

       (a) The Articles of Incorporation, as amended to date (the "Articles of Incorporation"), of AmeriCredit Corp. (the "Company"), together with its Bylaws, provide that the Company shall indemnify officers and directors, and may indemnify its other employees and agents, to the fullest extent permitted by law. The laws of the State of Texas permit, and in some cases require, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgements, fines, settlements and reasonable expenses under certain circumstances.

       (b) The Company has also adopted provisions in its Articles of Incorporation that limit the liability of its directors to the fullest extent permitted by the laws of the State of Texas. Under the Company's Articles of Incorporation, and as permitted by the laws of the State of Texas, a director is not liable to the Company or its shareholders for breach of fiduciary duty. Such limitation does not affect liability for: (i) a breach of the director's duty of loyalty to the Company or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken with the scope of the directors office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

ITEM 21.          EXHIBITS.

Exhibit No.       Description
----------        -----------

3.1 (1)           Articles of Incorporation of the Company, filed May 18, 1988, and Articles of Amendment to Articles of Incorporation, filed
                  August 24, 1988 (Exhibit 3.1)
3.2 (1)           Amendment to Articles of Incorporation, filed October 18, 1989
                  (Exhibit 3.2)
3.3 (4)           Articles of Amendment to Articles of Incorporation of the
                  Company, filed November 12, 1992 (Exhibit 3.3)
3.4 (7)           Bylaws of the Company, as amended (Exhibit 3.4)
3.5 (33)          Amendment to Articles of Incorporation (Exhibit 3.5)
4.1 (3)           Specimen stock certificate evidencing the Common Stock
                  (Exhibit 4.1)
4.2 (9)           Rights Agreement, dated August 28, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C. (Exhibit 4.1)
4.2.1 (15)        Amendment No. 1 to Rights Agreement, dated September 9, 1999, between the Company and ChaseMellon Shareholder Services,
                  L.L.C. (Exhibit 4.1)
4.3 (14)          Indenture, dated as of April 20, 1999, between AmeriCredit
                  Corp. and subsidiaries and Bank One, Columbus, NA, with form of 9.875% Senior Notes due 2006 (Exhibit 4.3)
5.1 *             Opinion of Jenkens & Gilchrist, a Professional Corporation
4.4 (33)          Purchase Agreement, dated June 13, 2002, among AmeriCredit
                  Corp. and subsidiaries and the Initial Purchasers with respect to 9 1/4 Senior Notes due 2009 (Exhibit 10.72)
10.1 (2)          1990 Stock Option Plan for Non-Employee Directors of the
                  Company (Exhibit 10.14)
10.2 (3)          1991 Key Employee Stock Option Plan of the Company (Exhibit
                  10.10)
10.3 (21)         2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp.
10.4 (3)          Executive Employment Agreement, dated January 30, 1991,
                  between the Company and Clifton H. Morris, Jr. (Exhibit 10.18)
10.4.1 (7)        Amendment No. 1 to Executive Employment Agreement, dated May
                  1, 1997, between the Company and Clifton H. Morris, Jr.
                  (Exhibit 10.7.1)
10.4.2 (17)       Amendment No. 2 to Executive Employment Agreement, dated June
                  15, 2000, between the Company and Clifton H. Morris, Jr.
                  (Exhibit 10.6.2)
10.5 (3)          Executive Employment Agreement, dated January 30, 1991,
                  between the Company and Michael R. Barrington (Exhibit 10.19)
10.5.1 (7)        Amendment No. 1 to Executive Employment Agreement, dated May
                  1, 1997, between the Company and Michael R. Barrington
                  (Exhibit 10.8.1)
10.6 (3)          Executive Employment Agreement, dated January 30, 1991 between the Company and Daniel E. Berce (Exhibit 10.20)
10.6.1 (7)        Amendment No. 1 to Executive Employment Agreement, dated May
                  1, 1997, between the Company and Daniel E. Berce (Exhibit
                  10.9.1)
10.7 (7)          Amended and Restated Employment Agreement, dated October 15,
                  1996, between the Company and Edward H. Esstman (Exhibit
                  10.10)
10.7.1 (7)        Amendment No. 1 to Amended and Restated Employment Agreement,
                  dated May 1, 1997, between the Company and Edward H. Esstman
                  (Exhibit 10.10.1)
10.7.2 (22)       Amendment No. 2 to Amended and Restated Employment Agreement,
                  dated August 7, 2001, between the Company and Edward H.
                  Esstman
10.8 (7)          Amended and Restated Employment Agreement, dated July 1, 1997, between the Company and Michael T. Miller (Exhibit 10.11)
10.8.1 (12)       Amendment No. 1 to Amended and Restated Employment Agreement,
                  dated as of August 1, 1998, between the Company and Michael T.
                  Miller (Exhibit 10.10.1)
10.8.2 (17)       Amendment No. 2 to Amended and Restated Employment Agreement,
                  dated as of October 1, 1999, between the Company and Michael
                  T. Miller (Exhibit 10.10.2)
10.9 (16)         Security Agreement, dated as of September 30, 1999, among
                  Kitty Hawk Funding Corporation, AmeriCredit BOA Trust,
                  AmeriCredit Financial Services, Inc., AmeriCredit Funding
                  Corp. II and Bank of America, N.A. (Exhibit 10.1)
10.9.1 (16)       Note Purchase Agreement, dated as of September 30, 1999, among
                  AmeriCredit BOA Trust, Kitty Hawk Funding Corporation and Bank
                  of America, N.A. (Exhibit 10.2)
10.10 (33)        Employment Agreement, dated July 1, 1997, between the Company and Preston A. Miller (Exhibit 10.10)
10.10.1 (33)      Amendment No. 1 to Employment Agreement, dated July 1, 1998, between the Company and

                  Preston A. Miller (Exhibit 10.10.1)
10.11 (20)        Marketing Representative Stock Option Plan of AmeriCredit
                  Corp.
10.12 (10)        Indenture, dated February 4, 1997, between AmeriCredit Corp.
                  and subsidiaries and Bank One, Columbus, NA, with respect to
                  Series A and Series B 9 1/4% Senior Notes due 2004 (Exhibit
                  10.2)
10.13 (5)         1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp.
10.13.1 (8)       Amendment No. 1 to 1995 Omnibus Stock and Incentive Plan for
                  AmeriCredit Corp.
10.14 (6)         1996 Limited Stock Option Plan for AmeriCredit Corp.
10.14.1 (22)      Amendment No. 1 to 1996 Limited Stock Option Plan for
                  AmeriCredit Corp. (Exhibit 10.14.1)
10.15 (11)        Indenture, dated January 29, 1998, between AmeriCredit Corp.
                  and subsidiaries and Bank One, N.A., with respect to Series C and Series D 9 1/4% Senior Notes due 2004 (Exhibit 10.24)
10.16 (13)        1998 Limited Stock Option Plan for AmeriCredit Corp.
10.16.1 (22)      Amendment No. 1 to 1998 Limited Stock Option Plan for
                  AmeriCredit Corp. (Exhibit 10.16.1)
10.17 (26)        1999 Stock Option Plan of AmeriCredit Corp.
10.18 (17)        Amended and Restated Servicing and Custodian Agreement, dated as of August 31, 2000, between AmeriCredit Financial Services,
                  Inc., AmeriCredit Barclays Trust, Bank One, N.A., and Barclays
                  Bank, PLC (Exhibit 10.22)
10.18.1 (17)      Amended and Restated Security Agreement, dated as of August
                  31, 2000, between AmeriCredit Financial Services, Inc.,
                  AmeriCredit Funding Corp. III, AmeriCredit Barclays Trust,
                  Sheffield Receivables Corporation, Barclays Bank, PLC, and
                  Bank One, N.A. (Exhibit 10.22.1)
10.18.2 (17)      Note Purchase Agreement, dated as of June 30, 2000, between the AmeriCredit Barclays Trust, AmeriCredit Financial
                  Services, Inc., Sheffield Receivables Corporation, and
                  Barclays Bank, PLC (Exhibit 10.22.2)
10.19 (27)        FY 2000 Stock Option Plan of AmeriCredit Corp.
10.20 (18)        Second Amendment to Security Agreement and Note Purchase
                  Agreement, dated as of September 27, 2000, by and among
                  AmeriCredit BOA Trust, AmeriCredit Financial Services, Inc.,
                  AmeriCredit Funding Corp. II, Kitty Hawk Funding Corporation,
                  and Bank of America, N.A. (Exhibit 10.1)
10.21 (28)        i4 Gold Stock Option Program
10.22 (18)        Sale and Servicing Agreement, dated as of September 14, 2000, among AmeriCredit Manhattan Trust, AmeriCredit Financial
                  Services, Inc., AmeriCredit Funding Corp. V, and The Chase
                  Manhattan Bank (Exhibit 10.3)
10.23 (18)        Security and Funding Agreement, dated as of September 14,
                  2000, by and among AmeriCredit Manhattan Trust, The Chase
                  Manhattan Bank, and the several Secured Parties and Funding
                  Agents party thereto (Exhibit 10.4)
10.24 (19)        Servicing and Custodian Agreement, dated as of December 18,
                  2000, by and among AmeriCredit MTN Receivables Trust,
                  AmeriCredit Financial Services, Inc., AmeriCredit MTN Corp.,
                  and The Chase Manhattan Bank (Exhibit 10.1)
10.25 (19)        Security Agreement, dated as of December 18, 2000, by and
                  among AmeriCredit MTN Receivables Trust, AmeriCredit Financial
                  Services, Inc., AmeriCredit MTN Corp., and The Chase Manhattan
                  Bank (Exhibit 10.2)
10.26 (19)        Master Receivables Purchase Agreement, dated as of December
                  18, 2000, by and among AmeriCredit MTN Receivables Trust,
                  AmeriCredit Financial Services, Inc., AmeriCredit MTN Corp.,
                  and The Chase Manhattan Bank (Exhibit 10.3)
10.27 (29)        Management Stock Option Plan of AmeriCredit Corp.
10.28 (22)        Amendment No. 1, dated as of March 30, 2001, to the Sale and
                  Servicing Agreement, by and among AmeriCredit Manhattan Trust,
                  AmeriCredit Financial Services, Inc., AmeriCredit Funding
                  Corp. V, and The Chase Manhattan Bank (Exhibit 10.28)
10.29 (22)        Amended and Restated Security and Funding Agreement, dated as of March 30, 2001, by and among AmeriCredit Manhattan Trust,
                  The Chase Manhattan Bank and the several secured parties and funding agents party thereto (Exhibit 10.29)
10.30 (22)        Amendment No. 2, dated as of April 27, 2001, to the Sale and
                  Servicing Agreement, by and among AmeriCredit Manhattan Trust,
                  AmeriCredit Financial Services, Inc., AmeriCredit Funding
                  Corp. V and The Chase Manhattan Bank (Exhibit 10.30)
10.31 (22)        Second Amended and Restated Security and Funding Agreement,
                  dated as of April 27, 2001, by and among AmeriCredit Manhattan
                  Trust, The Chase Manhattan Bank and the several secured
                  parties and funding agents party thereto (Exhibit 10.31)
10.32 (22)        Third Amendment to Security Agreement and Termination
                  Agreement, dated as of May 15, 2001, by and among AmeriCredit
                  BOA Trust, AmeriCredit Financial Services, Inc., AmeriCredit
                  Funding Corp. II, Kitty Hawk Funding Corporation, and Bank of
                  America, N.A. (Exhibit 10.32)
10.33 (22)        Sale and Servicing Agreement, dated as of May 31, 2001 among
                  AmeriCredit One Trust, AmeriCredit Financial Services, Inc.,
                  AmeriCredit Funding Corp. VI, and Bank One, N.A. (Exhibit
                  10.33)
10.34 (22)        Security and Funding Agreement, dated as of May 31, 2001, by and among AmeriCredit One Trust, Bank One, N.A. and the
                  several secured parties party thereto (Exhibit 10.34)
10.35 (30)        AmeriCredit Corp. Employee Stock Purchase Plan
10.35.1 (31)      Amendment No. 1 to AmeriCredit Corp. Employee Stock Purchase
                  Plan
10.35.2 (32)      Amendment No. 2 to AmeriCredit Corp. Employee Stock Purchase
                  Plan
10.36 (22)        Master Receivables Purchase Agreement, dated as of June 12,
                  2001, among AmeriCredit MTN Receivables Trust II, The Chase
                  Manhattan Bank, and AmeriCredit Financial Services, Inc.
                  (Exhibit 10.36)
10.37 (22)        Servicing and Custodian Agreement, dated as of June 12, 2001, by and among AmeriCredit MTN Receivables Trust II, AmeriCredit
                  Financial Services, Inc., and The Chase Manhattan Bank
                  (Exhibit 10.37)
10.38 (22)        Security Agreement, dated as of June 12, 2001, by and among
                  AmeriCredit MTN Receivables Trust II, AmeriCredit Financial
                  Services, Inc., AmeriCredit MTN Corp. II, and The Chase
                  Manhattan Bank (Exhibit 10.38)
10.39 (33)        Termination Agreement, dated as of May 10, 2002, concerning the Security and Funding Agreement, dated as of May 31, 2001, by and among AmeriCredit One Trust, Bank One, NA (Main Office
                  Chicago), Bank One, NA (Main Office Columbus), and Securities
                  Intermediary, and the several secured parties party thereto
                  (Exhibit 10.39)
10.40 (22)        Amendment No. 1, dated as of June 27, 2001, to the Amended and
                  Restated Security Agreement, by and among AmeriCredit Barclays
                  Trust, AmeriCredit Financial Services, Inc., AmeriCredit
                  Funding Corp. III, Sheffield Receivables Corporation, and Bank
                  One, N.A. (Exhibit 10.40)
10.41 (22)        Construction Loan Agreement, dated as of June 29, 2001,
                  between ACF Investment Corp. and Wells Fargo Bank, National
                  Association (Exhibit 10.41)
10.42 (23)        Amendment No. 3, dated as of September 28, 2001, to the Sale and Servicing Agreement, dated as of September 14, 2000, by and among AmeriCredit Manhattan Trust, AmeriCredit Financial
                  Services, Inc., AmeriCredit Funding Corp. V, and The Chase
                  Manhattan Bank (Exhibit 10.1)
10.43 (23)        Amendment No. 1, dated as of September 28, 2001, to the Second
                  Amended and Restated Security and Funding Agreement, dated as of April 27, 2001, by and among AmeriCredit Manhattan Trust,
                  The Chase Manhattan Bank and the several secured parties and funding agents party thereto from time to time (Exhibit 10.2)
10.44 (23)        Fourth Amendment to Security Agreement and Note Purchase
                  Agreement, dated as of September 26, 2001, to the Security
                  Agreement and Note Purchase Agreement, dated as of September
                  30, 1999, by and among AmeriCredit BOA Trust, AmeriCredit
                  Financial Services, Inc., AmeriCredit Funding Corp. II, Kitty
                  Hawk Funding Corporation, and Bank of America, N.A. (Exhibit
                  10.3)
10.45 (23)        Credit Agreement, dated as of August 23, 2001, between
                  AmeriCredit Financial Services of Canada Ltd., AmeriCredit
                  Financial Services, Inc., and Merrill Lynch Capital Canada
                  Inc. (Exhibit 10.4)
10.46 (23)        Security Agreement, dated as of August 23, 2001, between
                  AmeriCredit Financial Services of Canada Ltd. and Merrill
                  Lynch Capital Canada Inc. (Exhibit 10.5)
10.47 (33)        Agreement dated May 22, 2002 to extend maturity date of that
                  Construction Loan Agreement dated June 29, 2001, between ACF
                  Investment Corp. and Wells Fargo Bank, N.A. (Exhibit 10.47)
10.48 (24)        Credit Agreement, dated as of November 1, 2001, between
                  AmeriCredit ML Trust, AmeriCredit Financial Services, Inc.,
                  and Merrill Lynch Mortgage Capital Inc., AmeriCredit Funding
                  Corp. VIII, Bank One, NA, and AmeriCredit Corp. (Exhibit 10.1)
10.49 (24)        Security Agreement, dated as of November 1, 2001, between
                  AmeriCredit ML Trust and Merrill Lynch Mortgage Capital Inc.
                  (Exhibit 10.2)

10.50 (24)        Amendment No. 1, dated as of November 12, 2001, to the Credit
                  Agreement, dated as of August 23, 2001, by and among
                  AmeriCredit Financial Services of Canada Ltd., AmeriCredit
                  Financial Services, Inc., and Merrill Lynch Capital Canada
                  Inc. (Exhibit 10.3)
10.51 (25)        Amendment No. 2, dated as of February 1, 2002, to the Credit
                  Agreement, dated as of August 23, 2001, between AmeriCredit
                  Financial Services of Canada Ltd., AmeriCredit Financial
                  Services, Inc., and Merrill Lynch Capital Canada Inc. (Exhibit
                  10.1)
10.52 (25)        Amended and Restated Sale and Servicing Agreement, dated as of
                  February 22, 2002, among AmeriCredit Master Trust, AmeriCredit
                  Funding Corp. VII, AmeriCredit Financial Services, Inc., and
                  Bank One, NA (Exhibit 10.2)
10.53 (25)        Annex A to the Amended and Restated Sale and Servicing
                  Agreement, dated as of February 22, 2002, among AmeriCredit
                  Master Trust, AmeriCredit Funding Corp. VII, AmeriCredit
                  Financial Services, Inc., and Bank One, NA (Exhibit 10.3)
10.54 (25)        Amended and Restated Indenture, dated as of February 22, 2002, among AmeriCredit Master Trust, Bank One, NA, and Bankers
                  Trust Company (Exhibit 10.4)
10.55 (25)        Master Receivables Purchase Agreement, dated as of February
                  25, 2002, among AmeriCredit MTN Receivables Trust III,
                  JPMorgan Chase Bank, AmeriCredit MTN Corp. III, and
                  AmeriCredit Financial Services, Inc. (Exhibit 10.5)
10.56 (25)        Servicing and Custodian Agreement, dated as of February 25,
                  2002, between AmeriCredit Financial Services, Inc.,
                  AmeriCredit MTN Receivables Trust III, and JPMorgan Chase Bank
                  (Exhibit 10.6)
10.57 (25)        Security Agreement, dated as of February 25, 2002, by and
                  among AmeriCredit MTN Receivables Trust III, AmeriCredit
                  Financial Services, Inc., AmeriCredit MTN Corp. III, and
                  JPMorgan Chase Bank (Exhibit 10.7)
10.58 (25)        Amendment No. 3, dated as of March 8, 2002, to the Amended and
                  Restated Security Agreement, dated as of August 31, 2000, by and among AmeriCredit Barclays Trust, AmeriCredit Financial
                  Services, Inc., AmeriCredit Funding Corp. III, Sheffield
                  Receivables Corporation, and Bank One, NA (Exhibit 10.8)
10.59 (33)        Joinder Supplement, dated as of May 10, 2002, to the Amended and Restated Class A-1 Note Purchase Agreement dated as of
                  February 22, 2002, among Bank One, NA, AmeriCredit Financial
                  Services, Inc., AmeriCredit Funding Corp. VII, AmeriCredit
                  Master Trust, and Deutsche Bank Trust Company Americas,
                  formerly known as Bankers Trust Company (Exhibit 10.59)
10.60 (33)        Joinder Supplement, dated as of May 10, 2002, to the Amended and Restated Class A-1 Note Purchase Agreement dated as of
                  February 22, 2002, among Jupiter Securitization Corporation,
                  AmeriCredit Financial Services, Inc., AmeriCredit Funding
                  Corp. VII, AmeriCredit Master Trust, Bank One, NA, and
                  Deutsche Bank Trust Company Americas, formerly known as
                  Bankers Trust Company (Exhibit 10.60)
10.61 (33)        Joinder Supplement, dated as of May 10, 2002, to the Amended and Restated Class A-2 Note Purchase Agreement dated as of
                  February 22, 2002, among Bank One, NA, AmeriCredit Financial
                  Services, Inc., AmeriCredit Funding Corp. VII, AmeriCredit
                  Master Trust, and Deutsche Bank Trust Company Americas,
                  formerly known as Bankers Trust Company (Exhibit 10.61)
10.62 (33)        Joinder Supplement, dated as of May 10, 2002, to the Amended and Restated Class A-2 Note Purchase Agreement dated as of
                  February 22, 2002, among Jupiter Securitization Corporation,
                  AmeriCredit Financial Services, Inc., AmeriCredit Funding
                  Corp. VII, AmeriCredit Master Trust, Bank One, NA, and
                  Deutsche Bank Trust Company Americas, formerly known as
                  Bankers Trust Company (Exhibit 10.62)
10.63 (33)        Joinder Supplement, dated as of May 10, 2002, to the Amended and Restated Class B Note Purchase Agreement dated as of
                  February 22, 2002, among Bank One, NA, AmeriCredit Financial
                  Services, Inc., AmeriCredit Funding Corp. VII, AmeriCredit
                  Master Trust, and Deutsche Bank Trust Company Americas,
                  formerly known as Bankers Trust Company (Exhibit 10.63)
10.64 (33)        Joinder Supplement, dated as of May 10, 2002, to the Amended and Restated Class B Note Purchase Agreement dated as of
                  February 22, 2002, among Jupiter Securitization Corporation,
                  AmeriCredit Financial Services, Inc., AmeriCredit Funding
                  Corp. VII, AmeriCredit Master Trust, Bank One, NA, and
                  Deutsche Bank Trust Company Americas, formerly known as

                  Bankers Trust Company (Exhibit 10.64)
10.65 (33)        Loan Agreement, dated as of April 30, 2002, among Congress
                  Financial Corporation (Canada), AmeriCredit Canada Funding
                  Trust I, CIBC Mellon Trust Company and AmeriCredit Financial
                  Services of Canada Ltd. (Exhibit 10.65)
10.66 (33)        Security Agreement, dated as of April 30, 2002, among Congress
                  Financial Corporation (Canada), AmeriCredit Canada Funding
                  Trust I, CIBC Mellon Trust Company and AmeriCredit Financial
                  Services of Canada Ltd. (Exhibit 10.66)
10.67 (33)        Servicing and Custodian Agreement, dated as of April 30, 2002, among Congress Financial Corporation (Canada), AmeriCredit
                  Canada Funding Trust I, CIBC Mellon Trust Company, AmeriCredit
                  Financial Services of Canada Ltd. and AmeriCredit Financial
                  Services, Inc. (Exhibit 10.67)
10.68 (33)        Pooling and Servicing Agreement, dated as of May 17, 2002, between AmeriCredit Canada 2002-A Corp., Merrill Lynch
                  Financial Assets Inc., AmeriCredit Financial Services of
                  Canada Ltd., Bank One, NA, and The Trust Company of Bank of
                  Montreal (Exhibit 10.68)
10.69 (33)        Seller's Representation and Indemnity Covenant, dated as of
                  May 10, 2002, among AmeriCredit Financial Services of Canada
                  Ltd., AmeriCredit Corp., Merrill Lynch Financial Assets Inc.
                  and Merrill Lynch Canada Inc. (Exhibit 10.69)
10.70 (33)        Letter of Credit Reimbursement Agreement, dated as of June 7,
                  2002, by and among AmeriCredit Corp., AmeriCredit Financial
                  Services, Inc. and Deutsche Bank, AG (Exhibit 10.70)
10.71 (33)        Indenture, dated June 19, 2002, between AmeriCredit Corp. and subsidiaries and Bank One, NA, with respect to 9 1/4% Senior
                  Notes due 2009 (Exhibit 10.71)
10.72 (33)        Registration Rights Agreement, dated June 19, 2002, among
                  AmeriCredit Corp. and subsidiaries and the Initial Purchasers with respect to 9 1/4 Senior Notes due 2009 (Exhibit 10.73)
10.73 (33)        Letter Agreement, dated September 14, 2002, between
                  AmeriCredit Corp. and Financial Security Assurance Inc. with forbearance concerning certain delinquency ratios (Exhibit
                  10.74)
10.74 *           Credit Agreement, dated August 15, 2002, among AFS Funding
                  Corp. and AFS SenSub Corp., as Borrowers, AmeriCredit Corp.
                  and AmeriCredit Financial Services, Inc., as Contingent
                  Obligors, the Financial Institutions from time to time party thereto, as Lenders, Deutsche Bank AG, New York Branch, as an
                  Agent, the Other Agents from time to time party thereto, and
                  Deutsche Bank Trust Company Americas, as Lender Collateral
                  Agent and as Administrative Agent.
10.75 *           Master Collateral and Intercreditor Agreement, dated August
                  15, 2002, among Deutsche Bank Trust Company Americas, as
                  Revolver Collateral Agent and as Revolver Administrative Agent
                  and as Master Collateral Agent, the Facility Representatives
                  from time to time party thereto, AFS Funding Corp. and AFS
                  SenSub Corp., as Borrowers, and AmeriCredit Financial
                  Services, Inc.
10.76 *           Revolver Security and Collateral Agreement, dated August 15,
                  2002, among Deutsche Bank Trust Company Americas, as
                  Administrative Agent and as Lender Collateral Agent,
                  AmeriCredit Financial Services, Inc., and AFS Funding Corp.
                  and AFS SenSub Corp., as Borrowers.
10.77 *           Amendment No. 4, dated as of September 27, 2002, to the Sale and Servicing Agreement, dated as of September 14, 2000, by and among AmeriCredit Manhattan Trust, AmeriCredit Financial
                  Services, Inc., AmeriCredit Funding Corp. V, and The Chase
                  Manhattan Bank.
10.78 *           Amendment No. 2, dated as of September 27, 2002, to the Second
                  Amended and Restated Security and Funding Agreement, dated as of April 27, 2001, by and among AmeriCredit Manhattan Trust,
                  The Chase Manhattan Bank and the several secured parties and funding agents party thereto from time to time.
10.79 *           Agreement, dated September 23, 2002, to extend maturity date of that certain Construction Loan Agreement dated June 29,
                  2001, between ACF Investment Corp. and Wells Fargo Bank, N.A.
10.80 *           Letter Agreement, dated July 22, 2002, to extend maturity date of that certain Credit Agreement, dated as of August 2, 2001, between AmeriCredit Financial Services of Canada Ltd.,
                  AmeriCredit Financial Services, Inc., and Merrill Lynch
                  Capital Canada Inc.
11.1 (33)         Statement Re Computation of Per Share Earnings (Exhibit 13.1)
12.1 (33)         Statement Re Computation of Ratios (Exhibit 12.1)

13.1 (33)         2002 Annual Report to Shareholders of the Company (Exhibit
                  13.1)
21.1 (33)         Subsidiaries of the Registrant (Exhibit 21.1)
23.1 *            Consent of Independent Accountants
23.2 *            Consent of Jenkens & Gilchrist, a Professional Corporation
                  (included in Exhibit 5.1 hereof)
24.1 *            Powers of attorney (included in the signature page of this
                  Registration Statement)
25.1 *            Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1

(1) Incorporated by referenced to the exhibit shown in parenthesis included in Registration Statement No. 33-31220 on Form S-1 filed by the Company with the Securities and Exchange Commission.
(2) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the year ended June 30, 1990, filed by the Company with the Securities and Exchange Commission.
(3) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the year ended June 30, 1991, filed by the Company with the Securities and Exchange Commission.
(4) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the year ended June 30, 1993, filed by the Company with the Securities and Exchange Commission.
(5) Incorporated by reference from the Company's Proxy Statement for the year ended June 30, 1995, filed by the Company with the Securities and Exchange Commission.
(6) Incorporated by reference from the Company's Proxy Statement for the year ended June 30, 1996, filed by the Company with the Securities and Exchange Commission.
(7) Incorporated by reference to exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the year ended June 30, 1997, filed by the Company with the Securities and Exchange Commission.
(8) Incorporated by reference from the Company's Proxy Statement for the year ended June 30, 1997, filed by the Company with the Securities and Exchange Commission.
(9) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Report on Form 8-K, dated August 28, 1997, filed by the Company with the Securities and Exchange Commission.
(10) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, filed by the Company with the Securities and Exchange Commission.
(11) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Registration Statement on Form S-4, dated March 26, 1998, filed by the Company with the Securities and Exchange Commission.
(12) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the year ended June 30, 1998, filed by the Company with the Securities and Exchange Commission.
(13) Incorporated by reference from the Company's Proxy Statement for the year ended June 30, 1998, filed by the Company with the Securities and Exchange Commission.
(14) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Registration Statement on Form S-4, dated June 15, 1999, filed by the Company with the Securities and Exchange Commission.
(15) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Report on Form 8-K, dated September 7, 1999, filed by the Company with the Securities and Exchange Commission.
(16) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999, filed by the Company with the Securities and Exchange Commission.
(17) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the year ended June 30, 2000, filed by the Company with the Securities and Exchange Commission.
(18) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000, filed by the Company with the Securities and Exchange Commission.

(19) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000, filed by the Company with the Securities and Exchange Commission.
(20) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Registration Statement on Form S-3, filed on January 1, 1995, as amended by Amendment No. 1 to Form S-3 filed April 7, 1995, by the Company with the Securities and Exchange Commission (Exhibit 4.3)
(21) Incorporated by reference from the Company's Proxy Statement for the year ended June 30, 2000, filed by the Company with the Securities and Exchange Commission.
(22) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001, filed by the Company with the Securities and Exchange Commission.
(23) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001, filed by the Company with the Securities and Exchange Commission.
(24) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2001, filed by the Company with the Securities and Exchange Commission.
(25) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, filed by the Company with the Securities and Exchange Commission.
(26) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Registration Statement on Form S-8, filed on March 1, 1999, by the Company with the Securities and Exchange Commission (Exhibit 4.4)
(27) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Registration Statement on Form S-8, filed on October 29, 1999, by the Company with the Securities and Exchange Commission (Exhibit 4.4)
(28) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Registration Statement on Form S-8, filed on July 31, 2001, by the Company with the Securities and Exchange Commission (Exhibit 4.4)
(29) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Registration Statement on Form S-8, filed on February 23, 2000, by the Company with the Securities and Exchange Commission (Exhibit 4.4)
(30) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Registration Statement on Form S-8, filed on November 16, 1994, by the Company with the Securities and Exchange Commission (Exhibit 4.3)
(31) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Registration Statement on Form S-8, filed on March 1, 1999, by the Company with the Securities and Exchange Commission (Exhibit 4.4.1)
(32) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Registration Statement on Form S-8, filed on November 7, 2001, by the Company with the Securities and Exchange Commission (Exhibit 4.4.2)
(33) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the year ended June 30, 2002, filed by the Company with the Securities and Exchange Commission.
*      Filed herewith.

ITEM 22.    UNDERTAKINGS

       (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on October 2, 2002.

                                        AMERICREDIT CORP.


                                        By: /s/ Michael R. Barrington
                                            ------------------------------------
                                            Michael R. Barrington
                                            Chairman of the Board and
                                            Chief Executive Officer

       Each individual whose signature appears below hereby designates and appoints Michael R. Barrington, Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

SIGNATURE                         TITLE                                                DATE
---------                         -----                                                ----
/s/ Clifton H. Morris, Jr.        Executive Chairman of the Board                      October 2, 2002
---------------------------
Clifton H. Morris, Jr.

/s/ Michael R. Barrington         Vice Chairman of the Board, President and Chief      October 2, 2002
---------------------------       Executive Officer (Principal Executive Officer)
Michael R. Barrington

/s/ Daniel E. Berce               Vice Chairman of the Board and Chief Financial       October 2, 2002
---------------------------       Officer (Principal Financial and Accounting
Daniel E. Berce                   Officer)


/s/ Edward H. Esstman             Vice Chairman of the Board                           October 2, 2002
---------------------------
Edward H. Esstman

/s/ A.R. Dike                     Director                                             October 2, 2002
---------------------------
A.R. Dike

/s/ James H. Greer                Director                                             October 2, 2002
---------------------------
James H. Greer

/s/ Douglas K. Higgins            Director                                             October 2, 2002
---------------------------
Douglas K. Higgins

/s/ Kenneth H. Jones. Jr.          Director                                October 2, 2002
---------------------------
Kenneth H. Jones, Jr.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on October 8, 2002.

                                        AMERICREDIT FINANCIAL SERVICES, INC.



                                        By: /s/ Michael R. Barrington
                                            ------------------------------------
                                            Michael R. Barrington
                                            Vice Chairman of the Board and
                                            Chief Executive Officer

       Each individual whose signature appears below hereby designates and appoints Michael R. Barrington, Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

SIGNATURE                          TITLE                                   DATE
---------                          -----                                   ----
/s/ Michael R. Barrington          Vice Chairman and Executive             October 8, 2002
---------------------------        Officer
Michael R. Barrington

/s/ Daniel E. Berce                Vice Chairman and Chief Financial       October 8, 2002
---------------------------        Officer
Daniel E. Berce

/s/ Michael T. Miller              Executive Vice President, Chief         October 8, 2002
---------------------------        Operating Officer
Michael T. Miller

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on October 8, 2002.

                                        AMERICREDIT CORPORATION OF CALIFORNIA



                                        By: /s/ Michael R. Barrington
                                            ------------------------------------
                                            Michael R. Barrington
                                            Vice Chairman of the Board

       Each individual whose signature appears below hereby designates and appoints Michael R. Barrington, Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

SIGNATURE                          TITLE                                 DATE
---------                          -----                                 ----
/s/ Clifton H. Morris, Jr.         Executive Chairman of the Board       October 8, 2002
---------------------------
Clifton H. Morris

/s/ Michael R. Barrington          Vice Chairman and Chief               October 8, 2002
---------------------------        Executive Officer
Michael R. Barrington

/s/ Daniel E. Berce                Vice Chairman and Chief Financial     October 8, 2002
---------------------------        Officer
Daniel E. Berce

/s/ Robert J. Frye                 Executive Vice President              October 8, 2002
---------------------------
Robert J. Frye

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on October 8, 2002.

                                        ACF INVESTMENT CORP.



                                        By: /s/ Michael R. Barrington
                                            ------------------------------------
                                            Michael R. Barrington
                                            Chairman of the Board and
                                            Chief Executive Officer

       Each individual whose signature appears below hereby designates and appoints Michael R. Barrington, Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

SIGNATURE                          TITLE                                 DATE
---------                          -----                                 ----
/s/ Michael R. Barrington          Vice Chairman, Chief Executive        October 8, 2002
---------------------------        Officer and President
Michael R. Barrington

/s/ Daniel E. Berce                Vice Chairman and Chief Financial     October 8, 2002
---------------------------        Officer
Daniel E. Berce

/s/ Michael T. Miller              Executive Vice President, Chief       October 8,  2002
---------------------------        Operating Officer
Michael T. Miller

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on October 8, 2002.

                                      AMERICREDIT MANAGEMENT COMPANY


                                      By: /s/ Michael R. Barrington
                                          --------------------------------------
                                          Michael R.  Barrington
                                          Vice Chairman of the Board,
                                          Chief Operating Officer and President

       Each individual whose signature appears below hereby designates and appoints Michael R. Barrington, Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

SIGNATURE                          TITLE                                 DATE
---------                          -----                                 ----
/s/ Michael R. Barrington          Vice Chairman, Chief Executive        October 8, 2002
---------------------------        Officer and President
Michael R. Barrington

/s/ Daniel E. Berce                Vice Chairman and Chief Financial     October 8, 2002
---------------------------        Officer
Daniel E. Berce

/s/ Michael T. Miller              Executive Vice President, Chief       October 8, 2002
---------------------------        Operating Officer
Michael T. Miller

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on October 8, 2002.

                                       AMERICREDIT CONSUMER DISCOUNT COMPANY



                                       By: /s/ Michael R. Barrington
                                           -------------------------------------
                                           Michael R. Barrington
                                           Vice Chairman of the Board and
                                           Chief Executive Officer

       Each individual whose signature appears below hereby designates and appoints Michael R. Barrington, Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

SIGNATURE                          TITLE                                 DATE
---------                          -----                                 -----
/s/ Michael R. Barrington          Chairman of the Board, Chief          October 8, 2002
---------------------------        Executive Officer and President
Michael R. Barrington

/s/ Daniel E. Berce                Vice Chairman and Chief Financial     October 8, 2002
---------------------------        Officer
Daniel E. Berce

/s/ Michael T. Miller              Executive Vice President, Chief       October 8, 2002
---------------------------        Operating Officer
Michael T. Miller

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on October 8, 2002.

                                      AMERICREDIT SERVICE CENTER LTD.



                                      By: /s/ Michael R. Barrington
                                          --------------------------------------
                                          Michael R. Barrington
                                          Vice Chairman of the Board and
                                          Chief Executive Officer

       Each individual whose signature appears below hereby designates and appoints Michael R. Barrington, Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

SIGNATURE                          TITLE                                 DATE
---------                          -----                                 -----
/s/ Michael R. Barrington          Chief Executive Officer               October 8, 2002
---------------------------
Michael R. Barrington

/s/ Dean R. Mackey                 Vice President                        October 8, 2002
---------------------------
Dean R. Mackey

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on October 8, 2002.

                                      AMERICREDIT FLIGHT OPERATIONS, LLC



                                      By: /s/ Michael R. Barrington
                                          --------------------------------------
                                          Michael R. Barrington
                                          Vice Chairman of the Board and
                                          Chief Executive Officer

       Each individual whose signature appears below hereby designates and appoints Michael R. Barrington, Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

SIGNATURE                          TITLE                                 DATE
---------                          -----                                 -----
/s/ Daniel E. Berce                President                             October 8, 2002
-------------------
Daniel E. Berce

/s/ Chris A. Choate                Secretary                             October 8, 2002
-------------------
Chris A. Choate

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on October 8, 2002.

                                      AMERICREDIT NS I CO.


                                      By: /s/ Michael R. Barrington
                                          --------------------------------------
                                          Michael R. Barrington
                                          Vice Chairman of the Board and
                                          Chief Executive Officer

       Each individual whose signature appears below hereby designates and appoints Michael R. Barrington, Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

SIGNATURE                          TITLE                                 DATE
---------                          -----                                 -----
/s/ Michael R. Barrington          Chief Executive Officer               October 8, 2002
---------------------------
Michael R. Barrington

/s/ Daniel E. Berce                Chief Financial Officer               October 8, 2002
---------------------------
Daniel E. Berce

/s/ Chris A. Choate                Executive Vice President, Chief       October 8, 2002
---------------------------        Legal Officer and Secretary
Chris A. Choate

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on October 8, 2002.

                                      AMERICREDIT NS II CO.



                                      By: /s/ Michael R. Barrington
                                          --------------------------------------
                                          Michael R. Barrington
                                          Vice Chairman of the Board and
                                          Chief Executive Officer

       Each individual whose signature appears below hereby designates and appoints Michael R. Barrington, Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

SIGNATURE                          TITLE                                 DATE
---------                          -----                                 -----
/s/ Michael R. Barrington          Chief Executive Officer               October 8, 2002
---------------------------
Michael R. Barrington

/s/ Daniel E. Berce                Chief Financial Officer               October 8, 2002
---------------------------
Daniel E. Berce

/s/ Chris A. Choate                Executive Vice President, Chief       October 8, 2002
---------------------------        Legal Officer and Secretary
Chris A. Choate

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on October 8, 2002.

                                      AMERICREDIT FINANCIAL SERVICES OF
                                      CANADA LTD.


                                      By: /s/ Michael R. Barrington
                                          --------------------------------------
                                          Michael R. Barrington
                                          Chief Executive Officer

       Each individual whose signature appears below hereby designates and appoints Michael R. Barrington, Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

SIGNATURE                          TITLE                                 DATE
---------                          -----                                 -----
/s/ Michael R. Barrington          Chief Executive Officer               October 8, 2002
---------------------------
Michael R. Barrington

/s/ Dean R. Mackey                 Vice President                        October 8, 2002
---------------------------
Dean R. Mackey